                                                                    Exhibit 10.1

                                                               EXECUTION VERSION

                                 LEASE AGREEMENT

                                 by and between

                    620 EIGHTH NYT (NY) LIMITED PARTNERSHIP,
                         a Delaware limited partnership

                                   as LANDLORD

                                       and

                          NYT REAL ESTATE COMPANY LLC,
                      a New York limited liability company,

                                    as TENANT

                        Premises: Leasehold Condominium
                                  New York Times Building
                                  620 Eighth Avenue
                                  New York, New York

                           Dated as of: March 6, 2009

                                TABLE OF CONTENTS

                                                                               Page
                                                                               ----
1.  Demise of Premises......................................................     2
2.  Certain Definitions.....................................................     2
3.  Title and Condition.....................................................    11
4.  Use of Leased Premises; Quiet Enjoyment.................................    13
5.  Term....................................................................    15
6.  Basic Rent..............................................................    17
7.  Additional Rent.........................................................    17
8.  Net Lease; Non-Terminability............................................    18
9.  Payment of Impositions..................................................    19
10. Compliance with Laws and Easement Agreements, Environmental Matters.....    20
11. Liens; Recording........................................................    22
12. Maintenance and Repair..................................................    23
13. Alterations and Improvements............................................    24
14. Permitted Contests......................................................    26
15. Indemnification.........................................................    26
16. Insurance...............................................................    28
17. Casualty and Condemnation...............................................    32
18. Termination Events......................................................    34
19. Restoration.............................................................    35
20. Procedures Upon Purchase................................................    37
21. Assignment and Subletting, Prohibition Against Leasehold Financing......    38
22. Events of Default.......................................................    43
23. Remedies and Damages upon Default.......................................    46
24. Notices.................................................................    50
25. Estoppel Certificate....................................................    51
26. Surrender...............................................................    51
27. No Merger of Title......................................................    51
28. Books and Records.......................................................    51
29. Determination of Value..................................................    53
30. Non-Recourse as to Landlord.............................................    54
31. Financing...............................................................    55
32. Subordination, Non-Disturbance and Attornment; Landlord's Waiver........    57
33. Tax Treatment; Reporting................................................    58
34. Option to Purchase......................................................    59
35. Right of First Offer....................................................    61
36. Miscellaneous...........................................................    63
37. Security Deposit........................................................    66

EXHIBITS

Exhibit "A" - Premises
Exhibit "B" - Machinery and Equipment
Exhibit "C" - Schedule of Permitted Encumbrances
Exhibit "D" - Rent Schedule
Exhibit "E" - Default Termination Yield Schedule
Exhibit "F" - Form of Notice to Extend Term
Exhibit "G" - Form of Landlord SNDA
Exhibit "H" - Intentionally Omitted
Exhibit "I" - Form of Beneficial Assignment

     LEASE AGREEMENT, made as of March 6, 2009, between 620 EIGHTH NYT (NY) LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), with an address c/o W.P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020, and NYT REAL ESTATE COMPANY, LLC, a New York limited liability company, ("Tenant"), with an address at 620 Eighth Avenue, New York, New York 10018.

          Concurrently with the execution of this Lease, Landlord has paid to Tenant the Acquisition Cost (less agreed closing and transaction costs) consistent with the terms of that certain Agreement of Purchase & Sale, dated as of the date of this Lease, by and between Landlord, as Buyer, and Tenant, as Seller (the "PSA"), and in consideration thereof and as further evidence of and security for such transaction, Tenant has executed and delivered to Landlord (or has caused to be executed and delivered to Landlord) the Assignment of Severance Lease, the Landlord Mortgage, this Lease, the Guaranty and such other documents, certificates and/or instruments as required under the PSA or otherwise mutually agreed between Landlord and Tenant to consummate the transaction (the "Transaction Documents"). Prior to entering into the Transaction Documents, Tenant and The New York Times Company engaged a nationally recognized real estate brokerage firm and made substantial marketing efforts in order to secure the best economic result for Tenant and The New York Times Company from the financing and/or sale-leaseback of the Leased Premises and have selected the transaction as evidenced by the Transaction Documents (including the Acquisition
Cost) constitutes the best option for monetizing the Leased Premises under circumstances acceptable to Tenant and The New York Times Company and constitutes fair and reasonably equivalent value to Tenant and the New York Times Company.

          LANDLORD AND TENANT AGREE THAT IT IS THEIR MUTUAL AND EXPRESS INTENT TO CREATE, AND THAT THIS LEASE CONSTITUTES A PART OF, A SINGLE LEASE TRANSACTION, AND THAT NEITHER THIS LEASE NOR ANY PART HEREOF (INCLUDING THE PURCHASE OPTION) OR THE RIGHTS CONTAINED HEREIN ARE INTENDED OR SHALL BE CONSTRUED TO BE SEPARATE AND APART FROM THE TRANSACTION DOCUMENTS AND THE RIGHTS OR OBLIGATIONS THEREUNDER.

          THEREFORE, TENANT, ON BEHALF OF ITSELF AND ANY TRUSTEE OR LEGAL REPRESENTATIVE (UNDER THE FEDERAL BANKRUPTCY CODE OR ANY SIMILAR STATE INSOLVENCY PROCEEDING) EXPRESSLY ACKNOWLEDGES AND AGREES THAT IT IS THE EXPRESS INTENT OF LANDLORD AND TENANT THAT NEITHER THIS LEASE NOR ANY PART THEREOF SHALL BE (OR BE DEEMED TO BE) DIVISIBLE OR SEVERABLE INTO SEPARATE AGREEMENTS FOR ANY PURPOSE WHATSOEVER, AND TENANT, ON BEHALF OF ITSELF AND ANY SUCH TRUSTEE OR LEGAL REPRESENTATIVE, HEREBY WAIVES ANY RIGHT TO CLAIM OR ASSERT A CONTRARY POSITION IN ANY ACTION OR PROCEEDING. THE FOREGOING AGREEMENTS AND WAIVERS BY TENANT IN THIS PARAGRAPH ARE MADE AS A MATERIAL INDUCEMENT TO LANDLORD TO ENTER INTO THE TRANSACTION CONTEMPLATED BY THE TRANSACTION DOCUMENTS AND THAT, BUT FOR THE FOREGOING AGREEMENTS AND WAIVERS BY TENANT, LANDLORD WOULD NOT CONSUMMATE THIS TRANSACTION.

          In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

          1. Demise of Premises. Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the following described property (collectively, the "Leased Premises"): (a) the leasehold condominium units more particularly described and identified by tax lots in Exhibit "A" attached hereto consisting of (i) Floors 2 through 20 containing approximately 712,000 rentable square feet, (ii) NYTC Unit Owner's (as defined in the Declaration) portions of the cellar (the "Cellar Space") and Floors 28 and 51, containing approximately 53,000 square feet, and (iii) the NYTC Unit Owner's fractional undivided interest in approximately 100,000 square feet of common elements or limited common elements of the Condominium (as defined below) appurtenant thereto (collectively, the "Unit"), all located in the building known as "The New York Times Building" and having a street address of 620 Eighth Avenue, New York, New York 10018 (the "Building"), (b) all other Appurtenances and any structures and other improvements now or hereafter constructed within the Unit or which are located on or about the Building and which serve only the Unit or which otherwise constitute a part thereof under the terms of the Condominium Documents (as defined below) (collectively, the "Improvements"), and (c) the fixtures, machinery, equipment and other property described in Exhibit "B" hereto located within the Unit or on or about the Building and which serve only the Unit or which otherwise constitute a part thereof under the terms of the Condominium Documents, but specifically excluding Tenant's Personal Property (collectively, the "Equipment").

          2. Certain Definitions.

               "Acquisition Cost" shall mean amount of $225,000,000.

               "Acquisition Fee" shall mean the amount of $8,720,222.51

               "Additional Rent" shall mean Additional Rent as defined in Paragraph 7.

               "Affiliate" of any Person shall mean any Person which shall (i) control, (ii) be under the control of, or (iii) be under common control with such Person (the term "control" as used herein shall be deemed to mean ownership of more than 50% of the outstanding voting stock of a corporation or other majority equity and control interest if such Person is not a corporation) and the power to direct or cause the direction of the management or policies of such Person.

               "Alterations" shall mean all changes, additions, improvements or repairs to, all alterations, reconstructions, restorations, renewals, replacements or removals of and all substitutions or replacements for any of the Improvements or Equipment, both interior and exterior, structural and non-structural, and ordinary and extraordinary.

               "Appurtenances" shall mean all tenements, hereditaments, easements, rights-of-way, rights, privileges in and to the Building or the land upon which it is constructed and which constitutes a part of the Condominium (the "Land"), including (a) easements over other lands granted by any Easement Agreement, (b) any streets, ways, alleys, vaults, gores or strips of land adjoining the Land and (c) any and all rights to the use or enjoyment of, or access to, any other portion of the Condominium under the terms or provisions of the Condominium Documents or the Severance Lease.

               "Asset Transfer" shall mean Asset Transfer as defined in Paragraph 21(j).

               "Assignment" shall mean any assignment of rents and leases from Landlord to a Lender which (a) encumbers any of the Leased Premises or Landlord's interest therein and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified from time to time.

               "Assignment of Severance Lease" shall mean the Assignment and Assumption of Severance Lease, dated as of the date of this Lease, by and between Tenant, as assignor, and Landlord, as assignee, pursuant to which Tenant assigned all of it rights title and interest as lessee under the Severance Lease to Landlord.

               "Basic Rent" shall mean Basic Rent as defined in Paragraph 6.

               "Basic Rent Payment Date" shall mean Basic Rent Payment Date as defined in Paragraph 6.

               "Basic Rent Payment Date" shall mean Basic Rent Payment Date as defined in Paragraph 6.

               "Beneficial Transfer Documents" shall mean, collectively (i) the True Assignment, (ii) a written waiver of any right of redemption by Tenant with respect to the Leased Premises and, to the fullest extent permitted by applicable law, a waiver of all rights, claims or defenses available to a mortgagor under the Laws of the State including any right to assert that the Lease continues to constitute a financing lease from and after the occurrence of the Option Lapse Date, (iii) an acknowledgement of the treatment of this Lease as a true lease for the balance of the Term in accordance with Paragraph 33(b) from and after the occurrence of the Option Lapse Date, (iv) a certified check in an amount equal to the amount of all State and New York City transfer taxes due in connection with the recording of the True Assignment, made payable to or at the direction of Landlord, (v) a certified check in an amount equal to all Costs incurred by Landlord in connection with the transactions contemplated by the Beneficial Transfer Documents and (vi) a certified check in an amount equal to the actual costs to obtain a Leasehold Owners ALTA Policy of Title Insurance in favor of Landlord with respect to the Leased Premises effective as of the date of the transfer of beneficial title contemplated hereby, subject only to the Permitted Exceptions and otherwise reasonably satisfactory to Landlord, together with such other customary affidavits or certificates requested by the applicable land title insurance company to issue such policy.

               "Casualty" shall mean any damage to or destruction of or which affects the Leased Premises.

               "Commencement Date" shall mean Commencement Date as defined in Paragraph 5.

               "Condemnation" shall mean a Taking and/or a Requisition.

               "Condemnation Notice" shall mean notice or knowledge of the institution of or intention to institute any proceeding for Condemnation.

               "Condominium" shall mean the commercial condominium regime created pursuant to the Declaration, including the Building and the Land.

               "Condominium Act" shall mean Article 9-B (Condominium Act) of the New York Real Property Law (Section 339-d et seq.).

               "Condominium Board" shall mean the nine (9) member Board of Managers of the Condominium established by the terms of the Declaration and By-Laws.

               "Condominium Declaration" shall mean that certain declaration, dated as of August 4, 2006 made by The New York Times Building LLC pursuant to the Condominium Act establishing condominium ownership of the Building and the Land, which declaration was recorded in the Register's Office on August 15, 2006, as CRFN 2006000460293, as amended by that certain First Amendment to the Declaration (the "First Amendment"), which First Amendment was dated as of January 29, 2007, and recorded in the Register's Office on February 8, 2007 as CRFN 2007000075106, and further amended by that certain Second Amendment to the Declaration (the "Second Amendment"), which Second Amendment was dated October 11, 2007, and recorded in the Register's Office on January 8, 2008 as CRFN 2008000008735, and further amended by that certain Third Amendment to the Declaration (the "Third Amendment"), which Third Amendment was dated March 6, 2009, and recorded in the Register's Office on ___________________ as CRFN ___________________, including the By-Laws and Rules and Regulations thereunder.

               "Condominium Documents" shall mean collectively, (i) the Condominium Declaration, and all the terms and provisions thereof, and (ii) the Bylaws adopted by the Condominium Association pursuant to the Declaration (the "Bylaws") and (iii) any rules or regulations adopted under the Condominium Declaration or the Bylaws, in each case, now or hereafter in effect and as same may be amended, restated, modified or supplemented from time to time.

               "Condominium Expenses" shall mean the allocated share of all expenses attributable to the management, operation, maintenance, repair and security of the Condominium, including the parking and landscaped areas, which are incurred by or payable by the owner of the Leased Premises (including the undivided interest in the limited common elements and common elements of the Condominium) pursuant to the Condominium Declaration or in accordance therewith, without mark-up by Landlord.

               "Costs" of a Person or associated with a specified transaction shall mean all reasonable costs and expenses incurred by such Person or associated with such transaction, including without limitation, reasonable attorneys' fees and expenses, court costs, brokerage fees, escrow fees, title insurance premiums, customary mortgage commitment fees and/or points, and recording fees and transfer taxes, as the circumstances require.

               "CPI" means the index known as United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average, All Items, (1982-84=100) or the successor index that most closely approximates the CPI. If the CPI shall be discontinued with no successor or comparable successor index, Landlord and Tenant shall attempt to agree upon a substitute index or formula, but if they are unable to so agree, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing in New York City. Any decision or award resulting from such arbitration shall be final and binding upon Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction.

               "Default Rate" shall mean the Default Rate as defined in Paragraph 7(a)(iv).

               "Default Termination Yield" shall mean, with respect to any default termination of this Lease at any time prior to the Option Lapse Date, the amount set forth on

Exhibit E annexed hereto for the applicable Lease Year in which this Lease is so terminated, as a result of foreclosure or otherwise.

               "Easement Agreement" shall mean any conditions, covenants, restrictions, easements, declarations, licenses and other agreements listed as Permitted Encumbrances or as may hereafter affect the Leased Premises.

               "Environmental Law" shall mean (a) whenever enacted or promulgated, any applicable federal, state and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity, (i) relating to pollution (or the cleanup thereof), or the protection of air, water vapor, surface water, groundwater, drinking water supply, land (including land surface or subsurface), plant, aquatic and animal life from injury caused by a Hazardous Substance or (ii) concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of Hazardous Substances, Hazardous Conditions or Hazardous Activities, in each case as amended and as now or hereafter in effect, and (b) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance. The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resources Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments to RCRA), the federal Solid Waste Disposal Act, the federal Toxic Substance Control Act, the federal Insecticide, Fungicide and Rodenticide Act, the federal Occupational Safety and Health Act of 1970, the federal National Environmental Policy Act and the federal Hazardous Materials Transportation Act, each as amended and as now or hereafter in effect and any similar state or local Law.

               "Environmental Violation" shall mean (a) any direct or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage, filtration or transporting of any Hazardous Substance at, upon, under, onto or within the Leased Premises, or from the Leased Premises to the environment, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to Landlord, Tenant or Lender, any Federal, state or local government or any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within the Leased Premises or which extends to any part of the Condominium in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to any Federal, state or local government or to any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (c) the abandonment or discarding of any barrels, containers or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, (d) any activity, occurrence or condition which could result in any liability, cost or expense to Landlord or Lender or any other owner or occupier of the Leased Premises, or which could result in a creation of a lien on the Leased Premises under any Environmental Law, or (e) any violation of or noncompliance with any Environmental Law.

               "Equipment" shall mean the Equipment as defined in Paragraph 1.

               "Event of Default" shall mean an Event of Default as defined in Paragraph 22(a).

               "FMRV" shall mean the fair market rental value of the Leased Premises as of the first day of the relevant Renewal Term as determined in accordance with the procedure specified in Paragraph 29.

               "Federal Funds" shall mean federal or other immediately available funds which at the time of payment are legal tender for the payment of public and private debts in the United States of America.

               "Governing Documents" shall mean the Governing Documents as defined in Paragraph 4(c) hereof.

               "Ground Lease" shall mean that certain Agreement of Lease with respect to the Land and Building of which the Leased Premises is a part, by and between New York Times Building LLC and 42nd St. Development Project, Inc., a subsidiary of New York State Urban Development Corporation d/b/a Empire State Development Corporation ("ESDC"), a corporate governmental agency of the State of New York constituting a political subdivision and public benefit corporation, dated as of December 12, 2001, as amended by letter dated April 18, 2004, and as otherwise heretofore amended, restated or assigned and as hereafter amended from time to time.

               "Guarantor" shall mean, collectively, (i) The New York Times Company, a New York corporation and (ii) The New York Times Sales Company, a Massachusetts business trust.

               "Guaranty" shall mean the Guaranty and Suretyship Agreement dated as of the date hereof from Guarantor to Landlord guaranteeing the payment and performance by Tenant of all of Tenant's obligations under the Lease.

               "Hazardous Activity" means any activity, process, procedure or undertaking which directly or indirectly (a) procures, generates or creates any Hazardous Substance; (b) causes or results in (or threatens to cause or result in) the release, seepage, spill, leak, flow, discharge or emission of any Hazardous Substance into the environment (including the air, ground water, watercourses or water systems), (c) involves the containment or storage of any Hazardous Substance; or (d) would cause the Leased Premises or any portion thereof to become a hazardous waste treatment, recycling, reclamation, processing, storage or disposal facility within the meaning of any Environmental Law.

               "Hazardous Condition" means any condition which would support any claim or liability under any Environmental Law, including the presence of underground storage tanks.

               "Hazardous Substance" means (i) any substance, material, product, petroleum, petroleum product, derivative, compound or mixture, mineral (including asbestos), chemical, gas, medical waste, or other pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety or (ii) any substance supporting a claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law. Hazardous Substances include, without limitation, any toxic or hazardous waste, pollutant, contaminant, industrial waste, petroleum or petroleum-derived substances or waste, radon, radioactive materials, asbestos, asbestos containing materials, microbial matter (including but not limited to mold, mildew and other fungi or bacterial matter which reproduces through the release of spores or the splitting of cells), urea formaldehyde foam insulation, lead and polychlorinated biphenyls.

               "Impositions" shall mean the Impositions as defined in Paragraph 9(a).

               "Improvements" shall mean the Improvements as defined in Paragraph 1.

               "Indemnitee" shall mean an Indemnitee as defined in Paragraph 15.

               "Insurance Requirements" shall mean the requirements of all insurance policies required to be maintained in accordance with this Lease.

               "Landlord Mortgage" shall mean that certain Wrap-Around Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated as of the date hereof, by and among Tenant, as Mortgagor, and ESDC and Landlord, as co-Mortgagees, as security, for the performance of Tenant's obligations under this Lease, as same may be hereafter amended, modified, supplemented, assigned or consolidated.

               "Law" shall mean any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

               "Lease" shall mean this Lease Agreement.

               "Lease Year" shall mean, with respect to the first Lease Year, the period commencing on the Commencement Date and ending at midnight on the last day of the twelfth (12th) full consecutive calendar month following the month in which the Commencement Date occurred, and each succeeding twelve (12) month period during the Term.

               "Leased Premises" shall mean the Leased Premises as defined in Paragraph 1.

               "Legal Requirements" shall mean the requirements of all present and future Laws (including but not limited to Environmental Laws and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to any of the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Leased Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises or requires Tenant to carry insurance other than as required by this Lease.

               "Lender" shall mean any Person (and its respective successors and assigns) which may, on or after the date hereof, make a Loan to Landlord or be the holder of a Note.

               "Letter of Credit" shall have the meaning set forth in Paragraph 37 hereof

               "Limited Remedy Default" shall have the meaning set forth in Paragraph 22(c) hereof.

               "Loan" shall mean any loan made by one or more Lenders to Landlord, which loan is secured by a Mortgage and an Assignment and evidenced by a Note, but shall not include the Security Documents.

               "Monetary Obligations" shall mean Rent and all other sums payable by Tenant under this Lease to Landlord, to any third party on behalf of Landlord or to any Indemnitee.

               "Moody's" shall mean Moody's Investor Services, Inc.

               "Mortgage" shall mean any mortgage, deed of trust or other security instrument from Landlord to a Lender which (a) encumbers any of the Leased Premises or Landlord's interest therein and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

               "Net Award" shall mean (a) the entire award payable to Landlord or Lender by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise, or (b) the entire proceeds of any insurance required under clauses (i), (ii) (to the extent payable to Landlord or Lender), (iv), (v) or (vi) of Paragraph 16(a), as the case may be, less any expenses incurred by Landlord and Lender in collecting such award or proceeds.

               "Note" shall mean any promissory note evidencing Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

               "NYTC Board" shall mean the five (5) member Board of Managers of the Unit established by the terms of the Declaration and By-Laws.

               "Option Exercise Notice" shall mean Option Exercise Notice as defined in Paragraph 34.

               "Option Lapse Date" shall mean, as applicable, (A) with respect to Tenant's obligation to deliver the Beneficial Transfer Documents and Landlord's ability to exercise its remedy in the case of a Limited Remedy Default under Paragraph 22(c): (i) the last day that Tenant could have timely delivered the Option Notice to Landlord under the terms of Paragraph 34(a), if Tenant fails to so timely deliver said Option Notice pursuant to Paragraph 34(a) hereof; time being of the essence with respect to such date or (ii) the Purchase Date, if Tenant does timely deliver the Option Notice Pursuant to Paragraph 34(a) hereof, but thereafter Tenant defaults in its obligation to close on the Purchase Option on the Purchase Date pursuant to Paragraph 20 hereof; time being of the essence with respect to such date, and (B) with respect to the application of the term "Option Lapse Date" under all other provisions of this Lease, including, without limitation, Paragraphs 9, 15, 16(b), 18, 22(a), 23, 31(b), 33, and 34, the earlier to occur of (i) the date that Tenant actually delivers the Beneficial Transfer Documents to Landlord or (ii) the date that Landlord forecloses upon Tenant's beneficial interest in the Leased Premises.

               "Option Price" shall mean an amount equal to (i) $250,000,000.00, plus (ii) the applicable Prepayment Premium which Landlord will be required to pay in prepaying any Loan with the proceeds of the Option Price, if, under the circumstances, Tenant is required to pay such Prepayment Premium under the terms of this Lease (as more particularly set forth in Paragraphs 31(b) and 34(a) hereof).

               "Partial Casualty" shall mean any Casualty which does not constitute a Termination Event.

               "Partial Condemnation" shall mean any Condemnation which does not constitute a Termination Event.

               "Permitted Encumbrances" shall mean (i) the WPC II Mortgage and
(ii) those covenants, restrictions, reservations, liens, conditions and easements and other encumbrances, other than any Mortgage or Assignment, listed on Exhibit "C" hereto (but such listing shall not be deemed to revive any such encumbrances that have expired or terminated or are otherwise invalid or unenforceable).

               "Person" shall mean an individual, partnership, limited liability company, association, corporation or other entity.

               "Prepayment Premium" shall mean any payment required to be made by Landlord to a Lender under a Note or any other document evidencing or securing a Loan (other than payments of principal and/or interest which Landlord is required to make under a Note or a Mortgage) solely by reason of any prepayment or defeasance by Landlord of any principal due under a Note or Mortgage, and which may without limitation take the form of (a) a "make whole" or yield maintenance clause requiring a prepayment premium or (b) a defeasance payment (such defeasance payment to be an amount equal to the positive difference between (i) the total amount required to defease a Loan and (ii) the outstanding principal balance of the Loan as of the date of such defeasance plus reasonable Costs of Landlord and Lender or (c) "breakage costs" or (d) any combination of clauses (a), (b) and (c) above.

               "Present Value" of any amount shall mean such amount discounted by a rate per annum which is the lower of (a) the Prime Rate at the time such present value is determined or (b) six percent (6%) per annum.

               "Prime Rate" shall mean the annual interest rate as published, from time to time, in The Wall Street Journal as the "Prime Rate" in its column entitled "Money Rate". The Prime Rate may not be the lowest rate of interest charged by any "large U.S. money center commercial banks" and Landlord makes no representations or warranties to that effect. In the event The Wall Street Journal ceases publication or ceases to publish the "Prime Rate" as described above, the Prime Rate shall be the average per annum discount rate (the "Discount Rate") on ninety-one (91) day bills ("Treasury Bills") issued from time to time by the United States Treasury at its most recent auction, plus three hundred (300) basis points. If no such 91-day Treasury Bills are then being issued, the Discount Rate shall be the discount rate on Treasury Bills then being issued for the period of time closest to ninety-one (91) days.

               "Renewal Term" shall mean Renewal Term as defined in Paragraph 5.

               "Rent" shall mean, collectively, Basic Rent, Additional Rent and Supplemental Rent, if any.

               "Requisition" shall mean any temporary requisition or confiscation of the use or occupancy of any of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

               "S&P" shall mean Standard and Poor's Corporation.

               "Security Documents" shall mean collectively, (i) the Landlord Mortgage, and (ii) the Assignment of Severance Lease.

               "Security Deposit" shall have the meaning set forth in Paragraph 37 hereof

               "Severance Lease" shall mean that certain Agreement of Sublease
(NYC) dated as of December 12, 2001 by and between New York Times Building LLC ("NYTB"), as landlord, and NYT Real Estate Company LLC, as tenant, a memorandum of which was recorded October 24, 2003 as CRFN 2003000433125 in the Office of the City Register (the "Initial NYTC Sublease"), which Initial NYTC Sublease was amended by First Amendment to Agreement of Sublease (NYT) dated as of August 15, 2006 between landlord and tenant and recorded in the Office of the City Register of the City of New York on November 20, 2006 as CRFN 2006000644735 (the "First Amendment") and by Second Amendment to Agreement of Sublease (NYT) (the "Second Amendment") dated as of January 29, 2007 between landlord and tenant and recorded in the Office of the City Register of the City of New York on February 22, 2007 as CRFN 2007000100157 and as amended by Third Amendment to Agreement of Sublease (NYT) (the "Third Amendment"), dated as of March 6, 2009 between landlord and tenant, as same may be further amended from time to time. Pursuant to that certain Assignment and Assumption Agreement, dated as of August 15, 2006, and recorded in the Office of the City Register of the City of New York on November 20, 2006 as CRFN 200600644732, NYTB assigned to 42nd Street Development Project, Inc. ("42DP") all of its right, title and interest, as landlord, in and to the Severance Lease.

               "State" shall mean the State of New York.

               "Subsidiary(ies)" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other equity interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

               "Surviving Obligations" shall mean any obligations of Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or prior termination of this Lease or which survive such expiration or termination by their own terms.

               "Taking" shall mean (a) any taking or damaging of all or a portion of any of the Leased Premises (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or (ii) by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or (iii) by any other means, or
(b) any de facto condemnation. The Taking shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemnor, or the date on which the right to compensation and damages accrues under the law applicable to the Leased Premises.

               "Tenant Group" shall mean The New York Times Company and its Subsidiaries if and for so long as each such Person shall be part of the group for the purpose of reporting financial positions and results on a consolidated basis.

               "Tenant's Personal Property" shall mean all furniture, furnishings equipment and other personal property of Tenant, which includes, without limitation, inventory, racking, shelving, cabling, antennae, machinery, communication equipment, data cabinets, lockers, plug-in light fixtures, storage racks, trash compactors, signs, desks, movable partitions, vending machines, computer software and hardware, removable trade fixtures and equipment, even if bolted or otherwise affixed to the floors, including, without limitation, telecommunication switches, in each case, as now or may hereafter exist in or on any of the Improvements and any other personal property owned by Tenant or a sublessee of Tenant or other occupant of the Leased Premises; provided that in no case shall Tenant's Personal Property include fixtures or built-in heating, ventilating, air-conditioning, and electrical equipment (including power panels) to be utilized in connection with the operation of the Leased Premises.

               "Term" shall mean the Term as defined in Paragraph 5.

               "Termination Date" shall mean Termination Date as defined in Paragraph 18.

               "Termination Event" shall mean a Termination Event as defined in Paragraph 18.

               "Termination Notice" shall mean Termination Notice as defined in Paragraph 18(a).

               "Threshold Amount" shall mean, (i) with respect to Paragraph 4(c), $10,000,000; (ii) with respect to Paragraph 10(d), $5,000,0000; (iii) with respect to Paragraph 13(a), $5,000,000; and (iv) with respect to Paragraphs 17 and 19, $5,000,0000; provided that the Threshold Amount shall be increased, effective as of each Basic Rent Adjustment Date, by the increase in the CPI over the prior Lease Year.

               "True Assignment" shall mean an assignment of the Severance Lease from Tenant to Landlord, substantially in the form annexed hereto as Exhibit "I", which shall expressly provide that it is intended to and shall be deemed for all purposes to transfer all of Tenant's right, title and beneficial interest in the Leased Premises to Landlord in consideration of Tenants' failure to pay the Option Price and not merely as a part of a financing transaction.

               "Warranties" shall mean Warranties as defined in Paragraph 3(d).

               "WPC II Mortgage" shall mean that certain Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated as March 6, 2009, by and between Tenant, as Mortgagor, and 620 Eighth Lender NYT (NY) Limited Partnership as Mortgagee, as security for the repayment of a promissory note in the original principal amount of $175,000,000.00, as same may be hereafter amended, modified, supplemented, restated, assigned, split, wrapped or consolidated.

               "Work" shall mean Work as defined in Paragraph 13(b).

          3. Title and Condition.

               (a) The Leased Premises are demised and let subject to (i) the Ground Lease and the Severance Lease (and all matters of record as to which the Ground Lease and the Severance Lease are subject), (ii) the Condominium Documents in effect as of the Commencement Date and any amendments, supplements or modifications thereto made in accordance with the terms thereof and permitted under the terms of this Lease, (iii) the rights of any Persons in possession of the Leased Premises, (iv) the existing state of title of any of the Leased Premises, including any Permitted Encumbrances, (v) any state of facts which an accurate survey or physical inspection of the Leased Premises might show, (vi) all Legal Requirements, including any existing violation of any thereof, and
(vii) the condition of the Leased Premises as of the commencement of the Term, without representation or warranty by Landlord.

               (b) Tenant acknowledges that it and/or its Affiliates have been in legal possession and continuous physical occupancy of the Leased Premises immediately prior to the date of this Lease and that the Leased Premises is in good condition and repair at the inception of this Lease and satisfactory to Tenant for its intended use in all respects. LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES AS IS. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD'S TITLE THERETO,
(v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY, (xiv) OPERATION, (xv) THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, HAZARDOUS CONDITION OR HAZARDOUS ACTIVITY OR (xvi) COMPLIANCE OF THE LEASED PREMISES WITH ANY LAW OR LEGAL REQUIREMENT; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PREMISES IS OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE LEASED PREMISES HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS PARAGRAPH 3(b) HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

               (c) Tenant represents to Landlord that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for the purposes contemplated hereby. Tenant acknowledges that (i) title to the Leased Premises under the Condominium Documents is in Landlord and, except as provided in Paragraphs 34 and 35 hereof with respect to an option to purchase the Leased Premises, that Tenant has only the leasehold right of possession and use of the Leased Premises as provided for in this Lease, (ii) the Improvements conform to all material Legal Requirements and all Insurance Requirements, (iii) all easements necessary or appropriate for the use or operation of the Leased Premises have been obtained, (iv) all contractors and subcontractors who have performed work on or supplied materials to the Leased Premises have been fully paid, and all materials and supplies have been fully paid for, except for immaterial work or supplies which are in progress or contemplated and will not have a material adverse effect on the ability of Tenant to conduct its normal business operations at the Leased Premises, (v) the Improvements have been fully completed in all material respects in a workmanlike manner of first class quality, and (vi) all Equipment necessary or appropriate for the use or operation of the Leased Premises has been installed and is presently fully operative in all material respects.

               (d) Landlord hereby assigns to Tenant, without recourse or warranty whatsoever, all assignable warranties, guaranties, indemnities and similar rights (collectively, "Warranties") which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises. Such assignment shall remain in effect until the expiration or earlier termination of this Lease, whereupon such assignment shall cease and all of the Warranties shall automatically revert to Landlord (provided that in confirmation of such reversion Tenant shall execute and deliver promptly any certificate or other document reasonably required by Landlord). So long as no Event of Default has occurred and is then continuing, Tenant shall be entitled to have the full benefit of, full recourse to, and the right to enforce, the Warranties in accordance with their respective terms, and Tenant shall use commercially reasonable efforts to enforce same. Upon the occurrence and during the continuance of an Event of Default Landlord shall have the right, at its option, to revoke such assignment and retain the right to enforce any such Warranties.

          4. Use of Leased Premises; Quiet Enjoyment.

               (a) Tenant may occupy and use the Leased Premises for general, executive and administrative offices and uses incidental and ancillary thereto consistent with use as a headquarters facility in a high-rise first-class office building in midtown Manhattan and, in each case, permitted under the Condominium Documents, the Ground Lease, the Severance Lease and applicable Laws, and for no other purpose without the prior written consent of Landlord, and, if required, the Condominium Board. Tenant shall not use or occupy or permit any of the Leased Premises to be used or occupied for any retail use (except for the use of the ground floor to the extent under applicable Law), for the uses permitted and/or required thereof under the terms of the Severance Lease. Further, Tenant shall not use or occupy or permit any of the Leased Premises to be used or occupied, or do or permit anything to be done in or on any of the Leased Premises, in a manner which would or might (i) violate any Law, Legal Requirement or Permitted Encumbrance, (ii) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it difficult or impossible to obtain any such insurance at commercially reasonable rates, (iii) make void or voidable, cancel or cause to be cancelled or release any of the Warranties, (iv) cause structural injury to any of the Improvements, (v) constitute a public or private nuisance or waste or (vi) violate the provisions of the Condominium Documents or the Severance Lease.

               (b) Subject to the provisions hereof, so long as no Event of Default has occurred and is continuing, Tenant shall quietly hold, occupy and enjoy the Leased Premises throughout the Term, without any hindrance, ejection or molestation by Landlord with respect to matters that arise after the date hereof, provided that Landlord or its agents may enter upon and examine any of the Leased Premises between the hours of 8:00 a.m. and 6:00 p.m. on business days (i.e. days other than Saturday, Sunday and holidays observed by the State or Federal government as legal holidays) as Landlord may select and upon reasonable advance notice to Tenant (except in the case of an emergency, in which no notice shall be required) for the purpose of inspecting the Leased Premises, verifying compliance or non-compliance by Tenant with its obligations hereunder and the existence or non-existence of an Event of Default or event which with the passage of time and/or notice would constitute an Event of Default, showing the Leased Premises to prospective Lenders and purchasers, making any repairs as to which an Event of

Default has occurred and is then continuing under this Lease, and taking such other action with respect to the Leased Premises as is permitted by any provision hereof.

               (c) Subject to the express terms, conditions and/or limitations to the contrary contained elsewhere in the Lease, during the Term of this Lease, so long as no Event of Default has occurred and is then continuing under this Lease, all rights and options under the Condominium Documents and the Severance Lease (collectively, the "Governing Documents") which may be exercised by the lessee under the Severance Lease and all other matters relating to the governance of the Condominium shall be exercisable solely by Tenant in its reasonable business judgment, and Landlord shall take such steps as are reasonably required to facilitate the exercise of, or effectuate, such rights or options on behalf of Tenant (provided same is at no cost to Landlord or Tenant has agreed in writing to reimburse Landlord for such costs); provided Tenant shall not be permitted, without the express prior written consent of Landlord (and Lender, if applicable), to take or permit (by affirmative vote or acquiescence) any action that (i) adversely affects the estate, priority or perfection of Landlord's or Lenders security interest in the Leased Premises or the Condominium), (ii) would or is likely to cause or permit any lien or encumbrance upon the fee estate or any leasehold at the Condominium in which Landlord has an interest (including Tenant's estate as lessee under this Lease or the Severance Lease) or for which Landlord or Tenant would or could be ultimately responsible for repayment, through Condominium Expenses or otherwise, including the incurrence by the Condominium of any indebtedness, other than trade debt in the ordinary course of business and provided that Alterations, which could result in a mechanics liens, are not precluded by this clause (ii)),
(iii) would materially impair the value or utility of the Building or the Condominium, (iv) constitutes an obligation to fund or perform capital expenditures for the common elements of the Building having an aggregate cost in excess of the Threshold Amount (unless same are required to be funded or performed under the terms of the Governing Documents or applicable Laws), (v) constitutes a change in zoning or use classification or the status of the Leased Premises or the Building as a valid leasehold condominium under the Condominium Act, (vi) subordinates or subjects Landlord's, Lender's or Tenant's interest in the Condominium to any other party or to any agreement not in effect as of the date of this Lease, (vii) requires or obligates Landlord to grant or recognize non-disturbance rights to any party other than as expressly provided for in this Lease, (viii) in Landlord's reasonable determination, constitutes a violation of any Legal Requirement or the terms of Section 3.1 of the Severance Lease with respect to PILOT, (ix) constitutes a subdivision of any of the condominium units or tax lots comprising the Leases Premises, or (x) impairs or violates the single purpose, bankruptcy remote status of Tenant; it being agreed that, subject to the foregoing and without limiting the provisions of the first sentence of this Paragraph 4(c), and so long as no Event of Default has occurred and is then continuing under this Lease, Landlord hereby grants Tenant the right to elect (or to designate the applicable individuals, if the Governing Documents provide that such election is to be made by Landlord) the applicable members to the Condominium Board and the NYTC Board, to approve operating expense budgets for the Condominium that do not exceed the prior year's budget by more than 3% (exclusive of uncontrollable cost increases such as fuel and utilities passed through by the provider thereof and costs required under the Severance Lease or applicable Laws), and to exercise expansion options or rights of first offer or refusal available to the lessee under the Severance Lease without Landlord's consent, so long as such rights are not actually exercised in the name of Tenant. All revenues and credits accruing under the Governing Documents to the owner of the Leased Premises or the lessee under the Severance Lease shall be paid or credited to the Tenant. Notwithstanding anything contained herein to the contrary, without the express prior written consent of Landlord and Lender, if applicable, in their sole discretion, in no event shall Tenant be permitted to
(i) take or suffer (or permit the Condominium Board or the NYTC Board to take or suffer) any action which would or is likely to result in the extinguishment or merger of any fee or leasehold estate in effect on the Commencement Date as a part of the Condominium regime and/or PILOT structure or the termination of the condominium regime of which the Leased Premises is a part (except in connection with and as permitted under Paragraph 18 hereof in connection with a Termination Event), (ii) modify the terms of the Declaration or any other Governing Document to increase or decrease the percentage interest of or use of the common elements of the Condominium attributable to the Leased Premises or the limited common elements constituting a part of the Leased Premises, (iii) sell, transfer, assign or diminish any representative member's seat on the Condominium Board or the NYTC Board or any voting rights attendant thereto, (iv) enter into any proxy or other voting agreement that delegates a board member's voting rights under the Governing Documents to any other Person (including any other member of the Condominium Board, unless such Person is another board member designated by Tenant hereunder or by Landlord under the Severance Lease), or (v) exercise any voting rights as the Unit owner or member of the Condominium Board or designate any person to act a board member at any time while an Event of Default hereunder exists, in which event any and all such rights shall automatically revert to Landlord during the existence of such Event of Default.

               (d) Notwithstanding (i) the provisions of this Paragraph 4 above to the contrary, but subject to the limitations and restrictions therein as to acts permitted to be taken by Tenant, (ii) any failure by 42DP to recognize Landlord as "Recognized Mortgagee" under the Severance Lease and to consent to Landlord as the lessee thereunder, Tenant covenants and agrees that as between Landlord and Tenant it shall be and remain primarily responsible for, and shall timely pay and perform, all of obligations of the lessee under the Severance Lease as if Tenant were the NYTC Unit Owner under the Governing Documents unaffected by the Transaction Documents, and any default under the Severance Lease shall constitute a material default under this Lease. Notwithstanding anything to the contrary contained in this Lease, if Tenant shall fail to pay or perform any obligation under the Severance Lease, (including, without limitation, the failure to pay any "Charges" as defined therein) and such default remains uncured as of the expiration of the applicable cure period provided for in the Severance Lease under a "First Default Notice" issued by 42DP with respect to such default, then Landlord shall have the right, upon one
(1) business day's notice to Tenant to pay any such Charges or take any other action (including the procurement of insurance) necessary or appropriate to cure such default under the Severance Lease, and all costs and expenses paid or incurred by Landlord in connection with such cure shall constitute Additional Rent under this Lease and shall be immediately due and payable upon written demand therefor by Landlord to Tenant.

          5. Term.

               (a) Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term (such term, as extended or renewed in accordance with the provisions hereof, being called the "Term") commencing on the date hereof (the "Commencement Date") and ending at 11:59 p.m. (EST) on March 31, 2024 (the "Expiration

Date"), unless this Lease is sooner terminated in accordance with the express provisions hereof or applicable Law.

               (b) Provided that if, on or prior to the Expiration Date or any other Renewal Date (as hereinafter defined) this Lease shall not have expired or have been terminated pursuant to any provision hereof, then Tenant shall have the option to extend the Term of this Lease on the Expiration Date and on the tenth (10th) and fifteenth (15th) anniversaries of the Expiration Date (the Expiration Date and each such anniversary being a referred to herein as a "Renewal Date"), for an additional period of ten (10) years, with respect to the first renewal option, and five (5) years each with respect to the second and third renewal options (each such extension, a "Renewal Term"). Each applicable Renewal Term shall be exercisable by Tenant only by delivering written notice to Landlord in the form attached hereto as Exhibit "F" at least twelve (12) months prior to the next Renewal Date that Tenant is electing to extend the Term of this Lease (in whole or in part and, if in part, identifying all floors to be renewed) as of the next Renewal Date for the applicable Renewal Term; time being of the essence with respect to the giving of such written notice. Such notice by Tenant hereunder shall be irrevocable and the parties shall be thereafter bound to determine FMRV for the applicable Renewal Term in accordance with Paragraph 29 hereof. Any such extension of the Term shall be subject to all of the provisions of this Lease, as the same may be amended, supplemented or modified by subsequent written agreement executed by and between Landlord and Tenant (except that Tenant shall not have the right to any additional Renewal Terms other than as aforesaid).

               (c) In addition to Tenant's option to extend the Term of this Lease with respect to the entirety of the Leased Premises, Tenant shall have the option to extend the term of this Lease with respect to only a portion of the Leased Premises by notice given in accordance with Paragraph 5(b) above, provided that (i) any partial extension of the Term must be with respect to full floors increments only of the Building, (ii) any partial extension of the Term must include all floors constituting "special purpose real estate" (i.e. real estate that is not then configured for general, executive, and administrative office use, such as the Cellar Space, the floors housing the auditorium and related lobby and gallery space that is designated under the terms of Severance Lease for use as public amenity space (the "SPU Areas"), the cafeteria areas (Floors 14 and 15) and editorial floors (Floors 2, 3 and 4), and any other floor or floors containing so-called "specialty alterations" (i.e., raised flooring, vented kitchens areas, vaults, slab penetrations for internal stairways or mezzanine areas, or other improvements, in any case, installed by Tenant after the date of this Lease and that will or are likely to result in a material incremental increase in demolition costs to Landlord; any of the foregoing, "Specialty Alterations") (collectively, such clause (ii) floors, the "Must-Take Floors"), (iii) shall not include any floor or floors housing the major mechanical rooms or equipment for the operation of Unit without Landlord's approval, in its sole discretion, and (iv) all renewed floors containing generic office space must be contiguous to each other and to the extent practicable contiguous to the Must Take Floors, and must be selected by Tenant starting with the lowest full floor first and then moving up. Notwithstanding the foregoing, provided that Tenant removes any Specialty Alterations described in clause (ii) above at or prior to the end of the Term, then such applicable floor or floors shall not constitute Must-Take Floors.

               (d) If Tenant fails to timely exercise its option to extend or further extend the Term, or elects to extend the Term of this Lease with respect to only a portion of the

Leased Premises as provided above, or if an Event of Default occurs and is then continuing, then Landlord shall have the right during the remainder of the Term then in effect and, in any event, Landlord shall have the right during the last year of the Term, to publicly advertise or list the availability of the Leased Premises or the applicable floors not being extended, as the case may be, for sale or reletting.

          6. Basic Rent. Tenant shall pay to Landlord, as annual rent for the Leased Premises during the Term, the amounts determined in accordance with Exhibit "D" hereto ("Basic Rent"), payable in advance for the next calendar month, commencing on the twenty-fifth (25th) day of the first month following the date hereof and continuing on the same day of each month thereafter during the Term which shall be payable as set forth in said Exhibit "D". The date that each payment of Basic Rent is due is hereinafter referred to as a "Basic Rent Payment Date". Each such payment of Basic Rent shall be made in Federal Funds on each Basic Rent Payment Date to Landlord and/or to such one or more other Persons (including directly to a Lender under a cash management system, lock box account, or otherwise), pursuant to wire transfer instructions delivered to Tenant from time to time at such addresses and in such proportions as Landlord may direct by fifteen (15) days' prior written notice to Tenant (in which event Tenant shall give Landlord notice of each such payment concurrent with the making thereof); provided further, if the WPC II Mortgage is assigned to a Lender or Landlord otherwise enters into a Loan, then Tenant shall have the right, upon at least fifteen (15) days' prior written notice to Landlord, to voluntarily pay a portion of the Basic Rent sufficient to satisfy the monthly debt service under said Loan directly to such Lender (in which event Tenant shall give Landlord notice of each such payment concurrent with the making thereof).

          7. Additional Rent.

               (a) Tenant shall pay and discharge, as additional rent (collectively, "Additional Rent"):

                    (i) except as otherwise specifically provided herein, all costs and expenses of Tenant, Landlord and any other Persons specifically referenced herein which are incurred in connection or associated with (A) the ownership, use, non-use, occupancy, monitoring, possession, operation, condition, design, construction, maintenance, alteration, repair or restoration of any of the Leased Premises, (B) the performance of any of Tenant's obligations under this Lease, (C) any sale or other transfer of any of the Leased Premises to Tenant under this Lease or any Affiliate or designee of Tenant including any conveyance of the Leased Premises in accordance with Paragraph 20 hereof, (D) any Condemnation proceedings, (E) the adjustment, settlement or compromise of any insurance claims involving or arising from any of the Leased Premises, (F) the prosecution, defense or settlement of any litigation involving or arising from any of the Leased Premises, this Lease, or the sale of the Leased Premises to Landlord, (G) the exercise or enforcement by Landlord, its successors and assigns, of any of its rights under this Lease, (H) any amendment to or modification or termination of this Lease made at the request of Tenant, (I) Costs of Landlord's counsel and reasonable internal Costs of Landlord incurred in connection with any act undertaken by Landlord (or its counsel) at the request of Tenant, any act of Landlord performed on behalf of Tenant or the review and monitoring of compliance by Tenant with the terms of this Lease following an Event of Default hereunder, (J) all Condominium Expenses, (K) all fees and costs (including any late fees or default interest due) incurred or payable under or associated with the Condominium, the Condominium Documents, the Severance Lease or the Ground Lease, or any compliance with any of the foregoing, (L) all Costs associated with the delivery of the Beneficial Transfer Documents, including reasonable attorney's fees and all transfer taxes payable with respect to the recording of the True Assignment, and (M) any other items specifically required to be paid by Tenant under this Lease;

                    (ii) Intentionally Omitted;

                    (iii) a sum equal to any additional sums (including any late charge in excess of the amount payable under clause (ii) above for that portion of the Basic Rent paid to the Lender as scheduled installments of principal and interest, default penalties, interest in excess of amounts payable under clause
(iv) below for that portion of the Basic Rent paid to the Lender as scheduled installments of principal and interest, and fees of Lender's counsel) which are payable by Landlord to any Lender under any Note by reason of Tenant's late payment or non-payment of Basic Rent or by reason of an Event of Default; and

                    (iv) interest at the rate (the "Default Rate") of five percent (5%) over the Prime Rate per annum on the following sums until paid in full: (A) all overdue installments of Basic Rent from the respective due dates thereof, (B) all overdue amounts of Additional Rent relating to obligations which Landlord shall have paid on behalf of Tenant, from the date of payment thereof by Landlord, and (C) all other overdue amounts of Additional Rent, from the date when any such amount becomes overdue.

               (b) Tenant shall pay and discharge (i) any Additional Rent referred to in Paragraph 7(a)(i) when the same shall become due, provided that amounts which are billed to Landlord or any third party, but not to Tenant, shall be paid within ten (10) business days after Landlord's demand for payment thereof, and (ii) any other Additional Rent, within ten (10) business days after Landlord's demand for payment thereof.

               (c) In no event shall amounts payable under Paragraph 7(a)(ii),
(iii) and (iv) or elsewhere in this Lease exceed the maximum amount permitted by applicable Law.

          8. Net Lease; Non-Terminability.

               (a) This is a net lease and all Monetary Obligations shall be paid without notice or demand (except as otherwise expressly provided herein to the contrary) and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense (collectively, a "Set-Off").

               (b) Except as otherwise expressly provided herein to the contrary, this Lease and the rights of Landlord and the obligations of Tenant hereunder shall not be affected by any event or for any reason or cause whatsoever foreseen or unforeseen.

               (c) The obligations of Tenant hereunder shall be separate and independent covenants and agreements, all Monetary Obligations shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. The obligation to pay Rent or amounts equal thereto shall not be affected by any collection of rents by any governmental body pursuant to a tax lien or otherwise, even though such obligation results in a double payment of Rent. All Rent payable by Tenant hereunder shall constitute "rent" for all purposes (including Section 502(b)(6) of the Federal Bankruptcy Code).

               (d) Except as otherwise expressly provided herein, Tenant shall have no right and hereby waives all rights which it may have under any Law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, or
(ii) to any Set-Off of any Monetary Obligations.

          9. Payment of Impositions.

               (a) Tenant shall, before interest or penalties are due thereon, pay and discharge all taxes (including real and personal property, franchise, sales, use, gross receipts and rent taxes and/or all payments in lieu thereof ("PILOT"), all charges for any easement or agreement maintained for the benefit of any of the Leased Premises, all assessments and levies, all permit, inspection and license fees, all rents and charges for water, sewer, utility and communication services relating to any of the Leased Premises, all ground rents and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against (i) Tenant, (ii) Tenant's leasehold interest in the Leased Premises, (iii) any of the Leased Premises, (iv) Landlord as a result of or arising in respect of the acquisition, ownership, occupancy, leasing, use, possession or sale of any of the Leased Premises, any activity conducted on any of the Leased Premises, or the Rent, or
(v) any Lender by reason of any Note, Mortgage, Assignment or other document evidencing or securing a Loan and which (as to this clause (v)) Landlord has agreed to pay (collectively, the "Impositions"); provided, that nothing herein shall obligate Tenant to pay (A) income, excess profits or other taxes of Landlord (or Lender) which are determined on the basis of Landlord's (or Lender's) net income or net worth (unless such taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to the Leased Premises which, if it were in effect, would be payable by Tenant under the provisions hereof or by the terms of such tax, assessment or other charge), (B) any estate, inheritance, succession, gift or similar tax imposed on Landlord or (C) any capital gains tax imposed on Landlord in connection with the sale of the Leased Premises to any Person. Landlord shall have the right to require Tenant to pay, together with scheduled installments of Basic Rent, the amount of the gross receipts or rent tax, if any, payable with respect to the amount of such installment of Basic Rent. If any Imposition may be paid in installments without interest or penalty, Tenant shall have the option to pay such Imposition in installments; in such event, Tenant shall be liable only for those installments which accrue or become due and payable during the Term. Tenant shall be responsible to obtain all bills for the payment of Impositions and shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord (1) copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority within ten (10) days after Tenant's receipt thereof,
(2) receipts for payment of all taxes required to be paid by Tenant hereunder within thirty (30) days after the due date thereof and (3) receipts for payment of all other Impositions within ten (10) days after Landlord's request therefor. Nothing contained in this Paragraph 9 is intended to limit the contest rights of Tenant under Paragraph 14 hereof, and, from the date hereof through the Option Lapse Date, so long as no Event of Default has occurred and is then continuing under this Lease only Tenant shall have the right to protest any real estate tax, PILOT or assessment or to commence any certiorari proceeding in connection therewith.

               (b) Following the occurrence of an Event of Default with respect to the timely payment of any Impositions or insurance premiums, as the case may be, in accordance with the terms of this Lease or the Condominium Documents, upon the written request of Landlord, Tenant shall pay into an escrow account controlled by Landlord (or Lender, as the case may be), funds necessary to pay Escrow Charges (as herein defined), in such amounts (each an "Escrow Payment") monthly (or on such other periodic basis as required by such Lender, but not more often than monthly) so that there shall be in an escrow account an amount sufficient to pay the Escrow Charges (as hereinafter defined) as they become due. As used herein, "Escrow Charges" shall mean real estate taxes, PILOT, and/or assessments on or with respect to the Leased Premises and premiums on any insurance required by this Lease; provided that Escrow Charges for premiums on any insurance required by this Lease shall not be subject to Escrow Payment hereunder unless at the time in question Tenant carries a separate policy or has an indentified premium and coverage limits applicable solely to the Leased Premises. Landlord shall reasonably determine the amount of the Escrow Charges (it being agreed that if required by a Lender, such amounts shall equal any corresponding escrow installments required to be paid by Landlord) and the amount of each Escrow Payment. As long as the Escrow Payments are being held by Landlord the Escrow Payments shall not be commingled with other funds of Landlord or other Persons and interest thereon shall accrue for the benefit of Tenant from the date such monies are received and invested until the date such monies are disbursed to pay Escrow Charges. Landlord shall apply the Escrow Payments to the payment of the Escrow Charges in such order or priority as Landlord shall determine or as required by Law. If at any time the Escrow Payments theretofore paid to Landlord shall be insufficient for the payment of the Escrow Charges, Tenant, within ten (10) business days after Landlord's demand therefor, shall pay the amount of the deficiency to Landlord.

          10. Compliance with Laws and Easement Agreements, Environmental
Matters.

               (a) Tenant shall, at its expense, comply with and conform to, and cause the Leased Premises and any other Person occupying any part of the Leased Premises to comply with and conform to, all Insurance Requirements and Legal Requirements (including all applicable Environmental Laws). Tenant shall use all commercially reasonable efforts (including casting all affirmative votes with respect thereto) to cause the Condominium Board and the NYTC Board to take all action necessary or appropriate to maintain the Unit and the Condominium as a validly existing condominium under the terms of and in compliance with the Condominium Act, and shall not allow the Leased Premises to be or become a part of any other tax lot (except for the tax lots constituting the Leased Premises in effect on the date hereof), or to be responsible for the payment of any real estate taxes or assessments attributable to the Land or the Building (other than the Leased Premises) except for its obligation under the Declaration to contribute for Condominium Expenses with respect to taxes and assessments for the common elements of the Building). Tenant shall not at any time (i) cause, permit or suffer to occur any Environmental Violation or (ii) permit any sublessee, assignee or other Person occupying the Leased Premises under or through Tenant to cause, permit or suffer to occur any Environmental

Violation and, at the request of Landlord or Lender, Tenant shall promptly remediate or undertake any other appropriate response action to correct any existing Environmental Violation. Any and all reports prepared for or by Landlord with respect to the Leased Premises shall be for the sole benefit of Landlord and Lender and no other Person shall have the right to rely on any such reports. The parties acknowledge that as of the date hereof the Building and the Leased Premises are being occupied pursuant to a temporary certificate of occupancy ("T/C/O") which is schedule to expire on April 9, 2009. Tenant shall
(i) cause the T/C/O to be renewed or extended as and when required and in no event allow the T/C/O to lapse, (ii) comply (or cause the Condominium Board to comply) with the terms of the Severance Lease with respect to obtaining the permanent certificate of occupancy for the Building, and (iii) use commercially reasonable efforts to clear any violations or open permits with respect to the Leased Premises or any other part of the "NYTC Collective Units" (as defined in the Declaration) in order to permit the permanent certificate of occupancy for the Building to be issued. Tenant shall comply with the "Signage Obligations" provisions in the Severance Lease.

               (b) Tenant, at its sole cost and expense, will at all times promptly and faithfully abide by, discharge and perform all of the covenants, conditions and agreements contained in any Easement Agreement on the part of Landlord or the occupier to be kept and performed thereunder. Tenant will not alter, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement without, in each case, the prior written consent of Landlord.

               (c) Upon prior written notice from Landlord, Tenant shall permit such persons as Landlord may designate ("Site Reviewers") to visit the Leased Premises during normal business hours and in a manner which does not unreasonably interfere with Tenant's operations and perform, as agents of Tenant, and to conduct environmental site investigations and assessments ("Site Assessments") on the Leased Premises in any of the following circumstances: (i) in connection with any sale, financing or refinancing of the Leased Premises,
(ii) within the six month period prior to the expiration of the Term, (iii) if required by Lender or the terms of any credit facility to which Landlord is bound, (iv) if an Event of Default exists, or (v) at any other time that, in the opinion of Landlord or Lender, a reasonable basis exists to believe that an Environmental Violation or any condition that could reasonably be expected to result in any Environmental Violation exists(provided that, with respect to this clause (v), Landlord shall give Tenant ten (10) days prior written notice of such opinion prior to causing a Site Assessment to be performed). Such Site Assessments may include both above and below the ground testing for Environmental Violations and such other tests as may be necessary, in the opinion of the Site Reviewers, to conduct the Site Assessments. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Leased Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing and reporting Site Assessments shall be paid by Tenant under clause (i) above, if such sale is to Tenant or any Affiliate or designee thereof; under clause (ii) above, but only one (1) time; and under clauses (iv) and (v) above, but only if an Environmental Violation is actually discovered and, in all other instances, the cost of performing and reporting Site Assessments shall be paid by Landlord.

               (d) If an Environmental Violation occurs or is found to exist and, in Landlord's reasonable judgment, the cost of remediation of, or other response action with respect to, the same is likely to exceed the Threshold Amount, Tenant shall provide to Landlord, within ten (10) days after Landlord's request therefor, financial assurances that Tenant has (or that Guarantor will provide) adequate financial wherewithal to effect such remediation in accordance with applicable Environmental Laws. Such financial assurances may, at the request of Landlord, be a bond or letter of credit reasonably satisfactory to Landlord in form and substance and in an amount equal to or greater than Landlord's reasonable estimate (based upon the report of a reputable third party contractor), based upon a Site Assessment performed pursuant to Paragraph 10(c), of the anticipated cost of such remedial action.

               (e) Notwithstanding any other provision of this Lease, if an Environmental Violation occurs or is found to exist and the Term would otherwise terminate or expire, then, if the existence of such Environmental Violation impairs Landlord's ability to retenant the Leased Premises in any material respect, at the option of Landlord, the Term shall be automatically extended beyond the date of termination or expiration and this Lease shall remain in full force and effect beyond such date until the earlier to occur of (i) the completion of such remedial action in accordance with applicable Environmental Laws to the extent necessary to remove any impairment to Landlord's ability to retenant the Leased Premises, or (ii) the date specified in a written notice from Landlord to Tenant terminating this Lease.

               (f) If Tenant fails to promptly commence to the extent practicable and thereafter diligently pursue to complete the remediation of any Environmental Violation which occurs or is found to exist, Landlord shall have the right (but no obligation) to take any and all actions as Landlord shall deem necessary or advisable in order to cure such Environmental Violation upon ten
(10) days prior written notice to Tenant.

               (g) Tenant shall notify Landlord promptly after becoming aware of any Environmental Violation (or alleged Environmental Violation) or noncompliance with any of the covenants contained in this Paragraph 10 and shall forward to Landlord immediately upon receipt thereof copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance.

               (h) All future leases, subleases or concession agreements relating to the Leased Premises entered into by Tenant shall contain covenants of the other party not to at any time (i) cause any Environmental Violation to occur or (ii) permit any Person occupying the Leased Premises through said subtenant or concessionaire to cause any Environmental Violation to occur.

          11. Liens; Recording.

               (a) Tenant shall not, directly or indirectly, create or permit to be created or to remain and shall promptly discharge or remove any lien, levy or encumbrance on any of the Leased Premises or on any Rent or any other sums payable by Tenant under this Lease, other than any Mortgage or Assignment, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting solely from any act or omission of Landlord. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR

ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE LEASED PREMISES. LANDLORD MAY AT ANY TIME, AND AT LANDLORD'S REQUEST TENANT SHALL PROMPTLY, POST ANY NOTICES ON THE LEASED PREMISES REGARDING SUCH NON-LIABILITY OF LANDLORD.

               (b) Tenant shall execute, deliver and record, file or register (collectively, "record") all such instruments as may be required or permitted by any present or future Law in order to evidence the respective interests of Landlord and Tenant in the Leased Premises, and shall cause a memorandum of this Lease (or, if such a memorandum cannot be recorded, this Lease), and any supplement hereto or thereto, to be recorded in such manner and in such places as may be required or permitted by any present or future Law in order to protect the validity and priority of this Lease.

          12. Maintenance and Repair.

               (a) Tenant shall at all times maintain the Leased Premises in as good repair and appearance as they are in on the date hereof and fit to be used for their intended use in accordance with practices then generally recognized as appropriate for high-rise first-class office buildings in midtown Manhattan by prudent institutional owners or operators thereof and, in the case of the Equipment, in as good mechanical condition as it was on the later of the date hereof or the date of its installation, ordinary wear and tear excepted and, provided further, that, in all events, the Leased Premises (including all Improvements and Equipment) shall be kept and maintained in accordance with the standards and requirements set forth in the Severance Lease and Condominium Documents. Tenant shall promptly make all Alterations of every kind and nature (structural and non-structural), whether foreseen or unforeseen, which may be necessary or appropriate to keep and maintain the Leased Premises in compliance with all applicable Legal Requirements and all Insurance Requirements and to comply with the foregoing requirements of this Paragraph 12(a), the Severance Lease, and the Condominium Documents. Landlord shall not be required to make any Alteration (structural or non-structural), whether foreseen or unforeseen, or to maintain any of the Leased Premises in any way, and Tenant hereby expressly waives any right which may be provided for in any Law now or hereafter in effect to make Alterations at the expense of Landlord or to require Landlord to make Alterations. Any Alteration made by Tenant pursuant to this Paragraph 12 shall be made in conformity with the provisions of Paragraph 13.

               (b) If any Improvement, now or hereafter constructed, shall (i) encroach upon any setback or any property, street or right-of-way adjoining the Condominium, or any other unit of the Condominium, or the common elements of the Condominium, in violation of applicable Laws or the Condominium Documents, (ii) violate the provisions of any restrictive covenant affecting the Leased Premises, (iii) hinder or obstruct any easement or right-of-way to which any of the Leased Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing, Tenant shall use commercially reasonable efforts (or shall use commercially reasonable efforts to cause the Condominium Board to) promptly after receiving a written notice, claim or demand to cure same, either (A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (B) take such action as shall be necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making Alterations; provided however, that with respect to any Improvements existing at the Leased Premises as of the date of this Lease (x) the mere existence of any condition under clauses (i) - (iv) hereinabove shall not by itself constitute an Event of Default hereunder and (y) Tenant shall not be required to take the actions required under clauses (A) or
(B) hereof unless (1) Tenant shall have received written notice to take such actions from any governmental or quasi-governmental authority having jurisdiction over the Leased Premises or (2) a Person other than Landlord shall commence an action or proceeding with respect thereto. In any case, the provisions hereof shall be subject to Tenant's contest rights under Paragraph 14 hereof

               (c) Tenant agrees that (i) at all times during the Term it shall cause the Leased Premises to be managed by a reputable third party property manager, pursuant to a property management agreement reviewed by and reasonably acceptable to Landlord (and Lender, if applicable), and (ii) such manager shall agree to enter into separate subordination of management agreements for the benefit of Landlord and Lender, as applicable, reasonably satisfactory to Landlord or Lender, as the case may be. A copy of the currently existing property management agreement by and between Tenant and First New York Partners has been delivered to Landlord and Landlord hereby approves same. If Tenant desires to enter into a new management agreement same shall be delivered to Landlord and Lender (if applicable) for approval prior to the effective date thereof; provided that if Landlord and Lender (if applicable) shall fail to approve or disapprove such management agreement in writing within fourteen (14) days of delivery thereof by Tenant, then same shall be deemed approved (but clause (ii) of the first sentence of this Paragraph 12(c) shall nevertheless be applicable to such management agreement).

          13. Alterations and Improvements.

               (a) Tenant shall have the right, without having obtained the prior written consent of Landlord and Lender , (i) to make non-structural Alterations and (ii) to install Equipment in the Improvements or accessions to the Equipment that, so long as at the time of construction or installation of any such Equipment or Alterations no Event of Default exists and the value, utility or structural integrity of the Building or the Leased Premises is not diminished thereby, nor the use of the Leased Premises altered thereby in any material respect. If Tenant desires to make structural Alterations to the Leased Premises, then the prior written approval of Landlord and Lender shall be required (such approval not to be unreasonably withheld or delayed); provided that (i) "poke-throughs" or similar minor slab penetrations or reinforcement of existing structural elements to increase load bearing shall not constitute structural alterations if performed in connection with any other permitted Alterations hereunder and (ii) Landlord's approval shall not be withheld (and shall be given by Landlord within ten (10) days of a written request by Tenant therefor accompanied by the statement of the Qualified Engineer below, or else shall be deemed given by Landlord) with respect to construction of internal stairways created within the Leased Premises, so long as Tenant gives to Landlord a writing signed by a reputable and recognized structural engineer selected by Tenant who regularly prepares plans for and/or reviews and approves structural work (including without limitation the construction and installation of internal stairways), in first-class high-rise office buildings in Manhattan (a "Qualified Engineer") stating that Tenant's plans for such stairway(s) have been prepared and/or reviewed by, and are satisfactory to, such Qualified Engineer and are in compliance with all applicable Legal Requirements. Tenant shall not cause or permit to be constructed upon the Land any additional buildings without having first obtained the prior written consent of Landlord and Lender, such approval to be granted or withheld in their sole discretion. Landlord shall have the right to require Tenant, at its sole cost and expense, to remove at the end of the Term, and Tenant shall so remove (and repair and restore as necessary to its prior condition) upon such request of Landlord (i) all Specialty Alterations (other than the SPU Areas) installed by Tenant after the date of this Lease, including, without limitation, any internal stairway connecting any floor excluded from the Leased Premises as part of a partial extension of the Term by Tenant under Paragraph 5(c) hereof, and (ii) all other Alterations which Landlord, at the time it granted approval to perform same, required that same be removed at the end of the Term, and (ii) any Alterations existing in violation of any Legal Requirements. If, in Landlord's reasonable judgment, the cost of any single Alteration or series of related Alterations to be performed in any consecutive twelve-month period is likely to exceed the Threshold Amount, Tenant shall provide to Landlord, within ten (10) days after Landlord's request therefor, adequate assurances (in Landlord's reasonable determination) that Tenant has the financial wherewithal to complete same lien-free and otherwise in accordance with the terms of this Lease and the Governing Documents. If such assurances are not, in Landlord's reasonable determination, adequate, then Landlord may request further financial assurances in the form of a bond or letter of credit reasonably satisfactory to Landlord in form and substance and in an amount equal to or greater than Landlord's reasonable estimate of the anticipated cost of such Alterations.

               (b) If Tenant makes any Alterations pursuant to this Paragraph 13 or as required by Paragraph 12 or 17 (such Alterations and actions being hereinafter collectively referred to as "Work") whether or not Landlord's consent is required, then (i) the market value of the Leased Premises shall not be lessened by any such Work or its usefulness impaired, (ii) all such Work shall be performed by Tenant in a good and workmanlike manner, (iii) all such Work shall be expeditiously completed in compliance with all Legal Requirements,
(iv) all such Work shall comply with the Insurance Requirements, (v) if any such Work involves the replacement of Equipment or parts thereto, all replacement Equipment or parts shall have a value and useful life equal to the greater of
(A) the value and useful life on the date hereof of the Equipment being replaced or (B) the value and useful life of the Equipment being replaced immediately prior to the occurrence of the event which required its replacement (assuming such replaced Equipment was then in the condition required by this Lease), (vi) Tenant shall promptly discharge or remove all liens filed against any of the Leased Premises arising out of such Work, (vii) Tenant shall procure and pay for all permits and licenses required in connection with any such Work, (viii) all such Work shall be the property of Landlord and shall be subject to this Lease, and Tenant shall execute and deliver to Landlord any document requested by Landlord evidencing the assignment to Landlord of all estate, right, title and interest (other than the leasehold estate created hereby) of Tenant or any other Person thereto or therein, and (ix) Tenant shall comply, to the extent requested by Landlord or required by this Lease, with the provisions of Paragraphs 12(a) and 19(a), whether or not such Work involves restoration of the Leased Premises.

          14. Permitted Contests. Notwithstanding any other provision of this Lease, Tenant shall not be required to (a) pay any Imposition, (b) comply with any Legal Requirement, (c) discharge or remove any lien referred to in Paragraph 11 or 13 or (d) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in Paragraph 12(b) (such non-compliance with the terms hereof being hereinafter referred to collectively as "Permitted Violations") and may dispute or contest the same, so long as at the time of such contest no Event of Default exists and so long as Tenant shall contest, in good faith, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor by appropriate proceedings which shall operate during the pendency thereof to prevent or stay (i) the collection of, or other realization upon, the Permitted Violation so contested, (ii) the sale, forfeiture or loss of any of the Leased Premises or any Rent to satisfy or to pay any damages caused by any Permitted Violation, (iii) any interference with the use or occupancy of any of the Leased Premises, (iv) any interference with the payment of any Rent, or (v) the cancellation or increase in the rate of any insurance policy (unless Tenant agrees in writing to pay such increase) or a statement by the carrier that coverage will be denied or (vi) the enforcement or execution of any injunction, order or Legal Requirement with respect to the Permitted Violation. Tenant shall provide Landlord security which is satisfactory, in Landlord's reasonable judgment, to assure that such Permitted Violation is corrected, including all Costs, interest and penalties that may be incurred or become due in connection therewith. While any proceedings which comply with the requirements of this Paragraph 14 are pending and the required security is held by Landlord, Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by law to correct such Permitted Violation and Tenant's contest does not prevent or stay such requirement as to Landlord. Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Paragraph 14 are at all times complied with, has the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees and Costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and Costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall (i) subject Landlord to the risk of any criminal liability or any risk of civil fine, penalty or liability for which Tenant has not agreed in writing to reimburse Landlord, or (ii) shall risk forfeiture of Tenant's or Landlord's interest in the Severance Lease or the estate created thereunder.

          15. Indemnification.

               (a) Tenant shall pay, protect, indemnify, defend, save and hold harmless Landlord, Lender and all other Persons described in Paragraph 30 (each an "Indemnitee") from and against any and all liabilities, losses, damages (including punitive damages), penalties, Costs (including attorneys' fees and costs), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, without regard to the form of action and whether based on strict liability, negligence or any other theory of recovery at law or in equity (each, a "Claim") arising from (i) any matter pertaining to the acquisition, ownership, use, non-use, occupancy, operation, condition, design, construction, maintenance, repair or restoration of the Leased Premises, (ii) any casualty in any manner arising from the

Leased Premises, whether or not Indemnitee has or should have knowledge or notice of any defect or condition causing or contributing to said casualty,
(iii) any violation by Tenant of any provision of this Lease, the Severance Lease or any underlying or superior ground lease, the Condominium Documents, the Security Documents, any contract or agreement to which Tenant is a party, any Legal Requirement or any Permitted Encumbrance or any encumbrance Tenant consented to or the Mortgage or Assignment, (iv) the Assignment of Severance Lease and the transactions contemplated by this Lease and the Security Documents, including, without limitation, any transfer taxes, mortgage recording taxes or PILOMRT due in connection therewith, whether due as of the date of this Lease, at the Option Lapse Date in connection with the Beneficial Transfer Documents, as a result of audit, recharacterization, or otherwise, (v) any claim for any commission or other fee or compensation payable to any broker or finder claiming to have dealt with Tenant, Guarantor or any of their Affiliates in connection with this Lease or any sublease or assignment with respect to the Leased Premises, (vi) Tenant's failure to comply with the provisions relating to the "Signage Obligations" under the Severance Lease or (vii) any alleged, threatened or actual Environmental Violation, including (A) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to Section 107 of CERCLA, or any successor section or act or provision of any similar state or local Law, (B) liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any of the other Environmental Laws and (C) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity; provided that, the foregoing indemnifications by Tenant hereunder shall not apply to any Claim arising solely from the negligence or willful misconduct of Landlord or any Indemnitee.

               (b) In case any action or proceeding is brought against any Indemnitee by reason of any such Claim, (i) Tenant may, except in the event of a conflict of interest or a dispute between Tenant and any such Indemnitee or during the continuance of an Event of Default, retain its own counsel and defend such action (it being understood that Landlord may employ counsel of its choice to monitor the defense of any such action, the cost of which shall be paid by Tenant) and (ii) such Indemnitee shall notify Tenant to resist or defend such action or proceeding by retaining counsel reasonably satisfactory to such Indemnitee, and such Indemnitee will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant. In the event of a conflict of interest or dispute or during the continuance of an Event of Default, Landlord shall have the right to select counsel, and the cost of such counsel shall by paid by Tenant

               (c) Landlord shall pay, protect, indemnify, defend, save and hold harmless Tenant, from and against any Claim arising with respect to any claim of any commission or other fee or compensation payable to any broker or finder claiming to have dealt with Landlord or any of its Affiliates in connection with this Lease or any sublease or assignment with respect to the Leased Premises.

               (d) The obligations of Tenant under this Paragraph 15 shall survive any termination, expiration or rejection in bankruptcy of this Lease.

          16. Insurance.

               (a) Tenant shall not cause or permit the Condominium (by affirmative vote therefor or acquiescence therein) to (i) change the amounts or types of insurance coverage currently required to be maintained by the Condominium under the terms of the Condominium Documents as in effect on the date of this Lease in any materially adverse manner (e.g., lessening coverage limits, lessening or eliminating covered risks, materially increasing deductibles or placing coverage with a less reliable carrier based upon its Best's and/or credit rating criteria, without the prior written consent of Landlord, such consent not to be unreasonably withheld or delayed to the extent such adverse changes are the result of market conditions or lack of availability of coverage beyond the reasonable control of the Condominium, or (ii) allow the insurance coverage with respect to the common elements of the Building required to be maintained under the terms of Condominium Documents to lapse at any time. In addition, Tenant shall obtain, pay for and maintain the following insurance on or in connection with the Leased Premises:

                    (i) Insurance against all risk of physical loss or damage to the Improvements and Equipment as provided under "Special Causes of Loss" form coverage, and including customarily excluded perils of hail, windstorm, flood coverage, earthquake, terrorism, breakage of glass, inland marine (covering property in transit), debris removal and demolition costs in amounts no less than the actual replacement cost of the Improvements and Equipment; provided that, if Tenant's insurance company is unable or unwilling to include any of all of such excluded perils, Tenant shall have the option of purchasing coverage against such perils from another insurer on a "Difference in Conditions" form or through a stand-alone policy. Such policies shall contain Replacement Cost and Agreed Amount Endorsements and "Law and Ordinance" coverage (at full replacement cost). Such policies and endorsements shall contain deductibles not more than $250,000 per occurrence, except that earthquake coverage may have a deductible not to exceed $500,000.

                    (ii) Commercial General Liability Insurance and Business Automobile Liability Insurance (including Non-Owned and Hired Automobile Liability) against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of the Leased Premises, in an amount not less than $50,000,000 per occurrence/ $100,000,000 annual aggregate, with no self-insured retention or deductible above $500,000, on a claims occurrence basis. The limits required hereunder may be obtained through combining Commercial General Liability Insurance and Excess/Umbrella Policies.

                    (iii) Workers' compensation insurance in the amount required by applicable Law and employers' liability insurance covering all persons employed by Tenant in connection with any work done on or about any of the Leased Premises.

                    (iv) Comprehensive Boiler and Machinery/Equipment Breakdown Insurance on any of the Equipment or any other equipment on or in the Leased Premises, in an amount not less than $5,000,000 per accident for damage to property (and which may be carried as part of the coverage required under clause
(i) above or pursuant to a separate policy or endorsement). Either such Boiler and Machinery policy or the Special Causes of Loss policy required in clause (i) above shall include at least $3,000,000 per incidence for Off-

Premises Service Interruption, Expediting Expenses, Ammonia Contamination, and Hazardous Materials Clean-Up Expense and may contain a deductible not to exceed $250,000.

                    (v) Business Income/Extra Expense Insurance at limits sufficient to cover 100% of the period of indemnity not less than twelve (12) months from time of loss, including extended period of indemnity which provides that after the physical loss to the Improvements and Equipment has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six
(6) months from the date that the Leased Premises are repaired or replaced and operations are resumed, whichever first occurs. If the Tenant is not the Tenant first-named herein or a Subsidiary or Affiliate of The New York Times Company, business income/extra expense insurance in an amount no less than the sum of PILOT and the "Theater Surcharge" applicable to the SPU Areas for one (1) year as reasonably determined by Tenant, subject to the Landlord's prior written approval and adjustments from time to time (but not more frequently than once annually for the first five (5) years after the Commencement Date and, thereafter, not more frequently than once every two (2) years).

                    (vi) During any period in which substantial Alterations at the Leased Premises are being undertaken, builder's risk insurance covering the total completed value, including all hard and soft costs (which shall include business interruption coverage) with respect to the Improvements being constructed, altered or repaired (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction, alteration or repair of Improvements or Equipment, together with such other endorsements as Landlord may reasonably require, and Tenant shall maintain or shall cause the applicable general contractor and subcontractors to maintain, general liability, worker's compensation and automobile liability insurance with respect to the Improvements being constructed, altered or repaired. Tenant shall be entitled to maintain any coverage required under this clause (vi) as a sublimit for "Property Under Construction" under its "all-risk" property/casualty coverage maintained under clause (i) of this Paragraph 16(a) above.

                    (vii) Pollution liability insurance with limits of not less than Five Million Dollars ($5,000,000) (as such sum shall be adjusted for inflation in accordance with the CPI from and after the Commencement Date) per occurrence and in the aggregate with a deductible of no more than $1,000,000 (as such sum shall be adjusted for inflation from in accordance with the CPI from and after the Commencement Date), providing coverage for bodily injury or property damage arising from, or cleanup of, actual, alleged or threatened emissions, discharge, dispersal, seepage, release or escape of Hazardous Substance from, on, under, in or onto the Leased Premises or any part of the Land or Building, as the case may be, including any loss, cost, or expense incurred as a result of the investigation, settlement or defense of any claims, suit or proceedings against Landlord, including the payment of any monetary awards of compensatory damages, arising from any such occurrence.

                    (viii) Such other insurance (or other or different terms with respect to any insurance required pursuant to this Paragraph 16, including without limitation amounts of coverage, deductibles, form of mortgagee clause, insurer rating) on or in connection with any of the Leased Premises as Landlord or Lender may reasonably require (including, without limitation mold insurance); provided that, such insurance is consistent, as to types of coverage and amounts, with the requirements generally of institutional lenders or prudent owners or operators of similar properties similarly situated and, provided further, at such time as Landlord and/or Lender requires coverage for mold or microbial matter, Tenant agrees to procure and maintain such coverage, at its own cost and expense, in an amount no less than $5,000,000 per occurrence and $5,000,000 general aggregate, with a deductible of not more than $1,000,000.00; and such mold coverage may be obtained and maintained under the pollution liability insurance policy under clause (vii) of this Paragraph 16(a) above.

               (b) The insurance required by Paragraph 16(a) shall be written by companies having a Best's rating of A-:X or above or a claims paying ability rating of A or better by Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc. ("S&P") or equivalent rating agency approved by Landlord and Lender in their sole discretion for all primary coverage (or such lower Best's and S&P ratings as shall be reasonably acceptable to Landlord and Lender with respect to any excess coverage carrier) and are authorized to write insurance policies by, the State Insurance Department (or its equivalent) for the State. The insurance policies (i) shall be for such terms as Landlord may reasonably approve and (ii) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. If said insurance or any part thereof shall expire, be withdrawn, become void, voidable, unreliable or unsafe for any reason, including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord. The insurance referred to in Paragraphs 16(a)(i), 16(a)(iv) and 16(a)(vi) shall name Landlord and Lender as loss payee (but shall name Landlord as an additional insured after the Option Lapse Date) and Tenant as its interest may appear. The insurance referred to in Paragraph 16(a)(ii) shall name Landlord, Lender, the Condominium and its Board, all Public Parties (as such term is defined in the Declaration), any property manager retained by Tenant or Landlord with respect to the Leased Premises or the Condominium and any other Person required under the terms of the Governing Documents, as additional insureds, and the insurance referred to in Paragraph 16(a)(v) shall name Landlord and Lender as loss payees as their interests may appear. The general liability insurance coverage with respect to the common elements of the Building required to be maintained under the terms of Condominium Documents shall name Landlord and Lender as additional insureds, and the "All-risk" property/casualty insurance coverage with respect to the common elements of the Building required to be maintained under the terms of Condominium Documents shall name Landlord and Lender as loss payees (but shall name Landlord as an additional insured after the Option Lapse Date) and Tenant as its interest may appear.

               (c) Each insurance policy referred to in clauses (i), (iv), (v) and (vi) of Paragraph 16(a) shall contain standard non-contributory mortgagee clauses in favor of and acceptable to Lender. Each policy required by any provision of Paragraph 16(a), except clause (iii) thereof, the insurer shall endeavor to provide not less than thirty (30) days' prior written notice to Landlord and Lender before it may be cancelled, substantially modified or allowed to lapse on any renewal date, but shall provide each additional insured with at least ten (10) day prior written notice of any cancellation for non-payment.

               (d) Tenant shall pay as they become due all premiums for the insurance required by Paragraph 16(a), shall renew or replace each policy and deliver to

Landlord evidence of the payment of the full premium therefor or installment not later than ten (10) days after to the expiration date of such policy, and shall promptly deliver to Landlord all original certificates of insurance evidencing such coverages or, if required by Lender, original or certified policies. All certificates of insurance (including liability coverage) provided to Landlord and Lender shall be on ACORD Form 28 (or its equivalent, e.g. ACCORD Form 25 for liability and ACCORD Form 27s for property/casualty).

               (e) Anything in this Paragraph 16 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 16(a) may be carried under a "blanket" policy or policies covering other properties of Tenant or under an "umbrella" policy or policies covering other liabilities of Tenant, as applicable; provided that, such blanket or umbrella policy or policies otherwise comply with the provisions of this Paragraph 16, and upon request, Tenant shall provide to Landlord a Statement of Values which may be reviewed annually and shall be amended to the extent determined necessary by Landlord based on revised Replacement Cost Valuations. The original or a certified copy of each such blanket or umbrella policy shall promptly be delivered to Landlord.

               (f) Tenant shall not carry separate insurance concurrent in form or contributing in the event of a Casualty with that required in this Paragraph 16 unless (i) Landlord and Lender are included therein as additional insureds, with loss payable as provided herein, and (ii) such separate insurance complies with the other provisions of this Paragraph 16. Tenant shall immediately notify Landlord of such separate insurance and shall deliver to Landlord the original policies or certified copies thereof.

               (g) Each policy required to be maintained by Tenant under this Paragraph 16 shall contain a full waiver of subrogation in favor of the Landlord and an effective waiver by the carrier against all claims for payment of insurance premiums against Landlord; provided that the Commercial General Liability Insurance wavier must be issued on ISO Form CG24041093 or equivalent;

               (h) The proceeds of any insurance required under Paragraph 16(a) shall be payable as follows:

                    (i) proceeds payable under clauses (ii), (iii) and (iv) of Paragraph 16(a) and proceeds attributable to the general liability coverage of Builder's Risk insurance under clause (vi) of Paragraph 16(a) (only if carried by Tenant as opposed to a general contractor or subcontractor) and shall be payable to the Person entitled to receive such proceeds; and

                    (ii) proceeds of insurance required under clause (i) of Paragraph 16(a) and proceeds attributable to Builder's Risk insurance (other than its general liability coverage provisions if carried by Tenant) under clause (vi) of Paragraph 16(a) shall be payable to Tenant, Landlord, or Lender, as the case may be, as provided in Paragraph 17 and applied as set forth in Paragraph 17 or, if applicable, Paragraph 18 or Paragraph 19. Tenant shall apply the Net Award to restoration of the Leased Premises in accordance with the applicable provisions of this Lease unless a Termination Event shall have occurred and Tenant has given a Termination Notice.

                    (iii) The parties intend that the terms of this Paragraph 16, and those of Paragraphs 17 and 19, constitute an "express agreement to the contrary" under Section 227 of the New York State Real Property Law.

               (i) If at any time during the Term any Event of Default shall occur under the provisions of Paragraph 22(a)(xviii), then Landlord shall have right (but no legal obligation hereunder) to procure the applicable insurance policy or policies and to charge Tenant all Costs associated with procuring same as Additional Rent hereunder.

          17. Casualty and Condemnation.

               (a) The provisions of this Paragraph 17 shall, unless otherwise expressly stated herein to the contrary, apply solely with respect to a Casualty or Condemnation affecting the Leased Premises, it being agreed that the rights and obligations of Tenant or the Condominium with respect to any casualty or condemnation affecting the Land or Building (but not the Leased Premises) shall be governed by the terms of the Condominium Documents. If any Casualty to the Leased Premises occurs, Tenant shall give Landlord and Lender prompt notice thereof. So long as no Event of Default exists Tenant is hereby authorized to adjust, collect and compromise all claims under any of the insurance policies required by Paragraph 16(a) (except public liability insurance claims payable to a Person other than Tenant, Landlord or Lender) and to execute and deliver on behalf of Landlord all necessary proofs of loss, receipts, vouchers and releases required by the insurers and Landlord shall have the right to join with Tenant therein; provided that, any final adjustment, settlement or compromise of any such claim in excess of the Threshold Amount shall be subject to the prior written approval of Landlord, and Landlord shall have the right to prosecute or contest, or to require Tenant to prosecute or contest, any such claim, adjustment, settlement or compromise. If an Event of Default exists, Tenant shall not be entitled to adjust, collect or compromise any such claim or to participate with Landlord in any adjustment, collection and compromise of the Net Award payable in connection with a Casualty, and Tenant agrees to sign, upon the request of Landlord, all such proofs of loss, receipts, vouchers and releases. Each property insurer shall make all payments under their respective policies consistent with the provision stating that Landlord is loss payee as its interests may appear, provided that if payment is made to Landlord and Tenant jointly, Tenant hereby appoints each of Landlord and Lender as Tenant's attorneys-in-fact to endorse any draft therefor. The rights of Landlord under this Paragraph 17(a) shall be extended to Lender if and to the extent that any Mortgage so provides. The provisions of this Paragraph 17 shall not apply to any insurance proceeds obtained by Tenant with respect to Tenant's Personal Property.

               (b) Tenant, immediately upon receiving a Condemnation Notice, shall notify Landlord and Lender thereof. So long as (i) no Event of Default exists and (ii) Tenant does not give a Termination Notice to Landlord and the Condemnation is a Partial Condemnation, Tenant is authorized to collect, settle and compromise the amount of any Net Award and Landlord shall have the right to join with Tenant therein. If an Event of Default exists, Landlord shall be authorized to collect, settle and compromise the amount of any Net Award and Tenant shall not be entitled to participate with Landlord in any Condemnation proceeding or negotiations under threat thereof or to contest the Condemnation or the amount of the Net Award therefor. No agreement with any condemnor in settlement or under threat of any

Condemnation in excess of the Threshold Amount shall be made by Tenant without the written consent of Landlord. Subject to the provisions of this Paragraph 17(b), Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant's leasehold interest hereunder or otherwise; but nothing in this Lease shall impair Tenant's right to any award or payment on account of Tenant's Personal Property, relocation and moving expenses or loss of business, if available, but only to the extent that and so long any claim by Tenant against the condemnor does not reduce the amount of the Net Award payable to Landlord below the sum of (i) the Option Price, plus (ii) Landlord's Costs incurred in connection obtaining such Net Award. The rights of Landlord under this Paragraph 17(b) shall also be extended to Lender if and to the extent that any Mortgage so provides.

               (c) If any Partial Casualty (whether or not insured against) or Partial Condemnation shall occur, this Lease shall continue, notwithstanding such event, and there shall be no abatement or reduction of any Monetary Obligations. Promptly after such Partial Casualty or Partial Condemnation, Tenant, as required in Paragraphs 12(a) and 13(b), shall commence and diligently continue to restore the Leased Premises as nearly as possible to their value, condition and character immediately prior to such event (assuming the Leased Premises to have been in condition required by this Lease). So long as no Event of Default exists, any Net Award up to and including the Threshold Amount shall be paid by Landlord to Tenant and Tenant shall restore the Leased Premises in accordance with the requirements of Paragraphs 12(a) and 13(b) of this Lease. Any Net Award in excess of the Threshold Amount shall (unless such Casualty or Condemnation resulting in the Net Award is a Termination Event) be made available by Landlord (or Lender, if required by the terms of any Mortgage) to Tenant through the Restoration Fund for the restoration of any of the Leased Premises pursuant to and in accordance with the provisions of Paragraph 19 hereof. If any Casualty or Condemnation which is not a Partial Casualty or Partial Condemnation shall occur, Tenant shall comply with the terms and conditions of Paragraph 18.

               (d) In the event of a Requisition of any of the Leased Premises, if any Net Award payable by reason of such Requisition is (i) retained by Landlord, each installment of Basic Rent payable on or after the date on which the Net Award is paid to Landlord shall be reduced by a fraction, the denominator of which shall be the total amount of all Basic Rent due from such date to and including the last Basic Rent Payment Date for the then existing Term and the numerator of which shall be the amount of such Net Award retained by Landlord, or (ii) paid to Lender, then each installment of Basic Rent thereafter payable shall be reduced in the same amount and for the same period as payments are reduced under the Note until such Net Award has been applied in full or until the Term has expired, whichever first occurs

               (e) If Tenant or any Affiliate of Tenant shall inadvertently or otherwise directly receive any New Award which it is not entitled to retain or hold under the terms of this Lease, then Tenant shall cause same to be either deposited into the Restoration Fund or delivered to Landlord within two (2) business days of receipt. If Tenant or any Affiliate of Tenant shall inadvertently or otherwise directly receive any insurance proceeds or award which it is not entitled to retain or hold under the terms of the Declaration or By-laws, then Tenant shall cause same to be deposited with the Depository as required under the terms of the Declaration or By-laws the within two (2) business days of receipt.

          18. Termination Events.

               (a) If either (i) the entire Leased Premises shall be taken by a Taking (a "Total Taking") or (ii) any substantial portion of the Leased Premises shall be taken by a Taking or all or any substantial portion of the Leased Premises shall be damaged or destroyed by a Casualty and Tenant has determined in good faith that the repair or restoration of the Building or the Leased Premises in a manner suitable for the continued operation of the business of Tenant (or its Affiliates) at the Leased Premises is not economically practicable (a "Termination Trigger Event") (each of a Total Taking or a Termination Trigger Event shall hereinafter be referred to as a "Termination Event"), then (x) in the case of a Total Taking, Tenant shall be obligated, within one hundred twenty (120) days after Tenant receives a Condemnation Notice and (y) in the case of a Termination Trigger Event, Tenant shall have the option, within one hundred twenty (120) days after Tenant receives a Condemnation Notice or one hundred twenty (120) days after the Casualty, as the case may be, to give to Landlord written notice in the form described in Paragraph 18(b) of the Tenant's election to terminate this Lease (a "Termination Notice"). If Tenant elects under clause (y) above not to give Landlord a Termination Notice, then Tenant shall rebuild or repair the Leased Premises in accordance with Paragraphs 17 and 19. Notwithstanding the foregoing, (x) Tenant shall only be entitled to exercise any of the foregoing rights to terminate this Lease and/or to deliver a Termination Notice upon the occurrence of a Termination Trigger Event if (1) the terms of Severance Lease and/or the Condominium Declaration do not require the Condominium and/or Leased Premises to be rebuilt, and (2) Tenant and each of the other leasehold condominium unit owners under the Declaration actually exercise their collective right to purchase the Condominium and terminate their respective severance leases in accordance with the terms of the Severance Lease and the Condominium Documents.

               (b) A Termination Notice shall contain (i) notice of Tenant's intention to terminate this Lease on the first Basic Rent Payment Date which occurs at least sixty (60) days after the Termination Notice (the "Termination Date"), (ii) a binding and irrevocable offer of Tenant to pay to Landlord the Option Price and (iii) in the case of a Termination Trigger Event a certification of Tenant to the effect of the facts set forth in clause (i) of Paragraph 18(a) above and (iv) a certified resolution of the Board of Directors or Board of Managers, as the case may be, of Tenant authorizing the termination of the Lease pursuant to the terms of this Paragraph 18.

               (c) Only with respect to any Termination Notice received after the Option Lapse Date, Landlord may reject such offer by Tenant to pay to Landlord the Option Price pursuant to Paragraph 18(b) above by written notice to Tenant (a "Rejection"). Unless Tenant shall have received a Rejection not later than the forty-fifth (45th) day following the date the Termination Notice is given to Landlord, Landlord shall be conclusively presumed to have accepted such offer from Tenant to pay the Option Price and the provisions of Paragraph 18(e) below shall apply. Any Rejection shall advise Tenant as to whether Landlord requires that Tenant rebuild the Leased Premises and to continue this Lease (a "Rebuild Demand") or that Landlord elects to reject Tenant's offer to pay the Option Price and to terminate this Lease as provided in Paragraph 18(d) below. In the case of a Termination Trigger Event occurring after the Option Lapse Date, if Landlord's Rejection shall require Tenant to rebuild the Leased Premises, then, if at the time in question Tenant has the ability through voting control of the Condominium Board, as-of-right under the Governing Documents or otherwise, to direct the determination as to whether or not the Building and/or the Leased Premises, as the case may be, shall be restored or rebuilt, Tenant shall take such affirmative actions as are necessary or appropriate (including casting all affirmative votes required) to cause same to be rebuilt and restored and Tenant shall not be entitled to Terminate this Lease under this Paragraph 18. Notwithstanding anything to the contrary contained herein, if a Termination Trigger Event occurs at any time during the last two (2) Lease Years of the initial fifteen (15) year Term or during last two (2) Lease Years of any Renewal Term, then Landlord's Rejection shall not be permitted to be a Rebuild Demand, and Landlord's only options shall be to either accept Tenant's offer to Terminate the Lease and pay the Option Price or to reject such offer and terminate this Lease as provided in Paragraph 18(d) below.

               (d) If a Rejection sets forth Landlord's election to reject Tenant's offer to pay the Option Price but not to rebuild and instead to terminate this Lease, then such Rejection shall contain the written consent of Lender to such Rejection. In such event, this Lease shall terminate on the Termination Date; provided that, if Tenant has not satisfied all Monetary Obligations and all other obligations and liabilities under this Lease which have arisen on or prior to the Termination Date (collectively, "Remaining Obligations") on the Termination Date, then Landlord may, at its option, extend the date on which this Lease may terminate to a date which is no later than the first Basic Rent Payment Date after the Termination Date on which Tenant has satisfied all Remaining Obligations; provided that, notwithstanding the foregoing, if Tenant has satisfied all Monetary Obligations Landlord shall not be entitled to so extend the termination date as aforesaid if Guarantor provides an indemnification, defense and hold harmless agreement reasonably satisfactory to Landlord from and against such other obligations and liabilities of Tenant under the Lease. Upon such termination (i) all obligations of Tenant hereunder shall terminate except for any Surviving Obligations, (ii) Tenant shall immediately vacate and shall have no further right, title or interest in or to any of the Leased Premises and (iii) the Net Award shall be retained by Landlord.

               (e) On the Termination Date, (unless a Rejection is permitted and is delivered by Landlord) Tenant shall pay to Landlord the Option Price and all Remaining Obligations, if any, and, if requested by Tenant, Landlord shall (i) convey to Tenant or its designee the Leased Premises or the remaining portion thereof, if any, and (ii) pay to or assign to Tenant or its designee Landlord's entire interest in and to the Net Award, all in accordance with Paragraph 20.

          19. Restoration.

               (a) If any Net Award is in excess of the Threshold Amount, then a portion of such Net Award below the Threshold Amount as Tenant shall reasonably require to perform immediate repairs or otherwise prevent further damage or injury to or at the Leased Premises or for imminent health and safety reasons (including any mitigative or protective actions required by any Legal Requirement (including directives by any governmental or quasi-governmental agency) shall be promptly paid to Tenant upon request, and Landlord (or Lender if required under the terms of the Loan) shall cause the portion of the Net Award in excess of the Threshold Amount plus any portion of the funds below the Threshold Amount to which Tenant is not entitled or as to which Tenant has not made a request as described hereinabove to be deposited with a title company or institutional lender, as escrow agent, that is mutually and


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

reasonably acceptable to Landlord and Tenant (and to Lender, if applicable), held by such escrowee in a an interest-bearing fund (the "Restoration Fund"), and disbursed from the Restoration Fund in accordance with the following conditions:

                    (i) prior to commencement of restoration, (A) the architects, contracts, contractors, plans and specifications and a budget for the restoration shall have been approved by Landlord (such approval not to be unreasonably withheld, delayed or conditioned; it being agreed that Renzo Piano Building Workshop and Fox & Fowle Architects PC (or their respective successor firms) are hereby pre-approved as architects), (B) Landlord and Lender shall be provided with mechanics' lien insurance (if available) and acceptable performance and payment bonds which insure satisfactory completion of and payment for the restoration, are in an amount and form and have a surety reasonably acceptable to Landlord, and name Landlord and Lender as additional dual obligees, and (C) to the extent permitted by applicable Laws, appropriate waivers of mechanics' and materialmen's liens shall have been filed or obtained;

                    (ii) at the time of any disbursement, no Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed against any of the Leased Premises and remain undischarged;

                    (iii) disbursements shall be made from time to time in an amount not exceeding the cost of the Work completed since the last disbursement (other than the first disbursement), upon receipt of (A) satisfactory evidence, including architects' certificates, of the stage of completion, the estimated total cost of completion and performance of the Work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications,
(B) waivers of liens for prior work performed and paid for, (C) contractors' and subcontractors' sworn statements as to completed Work and the cost thereof for which payment is requested, (D) a satisfactory bringdown of title insurance and
(E) other evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by Work that is completed, in place and free and clear of mechanics' and materialmen's lien claims;

                    (iv) each request for disbursement shall be accompanied by a certificate of Tenant, signed by the president or a vice president of Tenant, describing the Work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such Work and, upon completion of the Work, also stating that the Work has been fully completed and complies with the applicable requirements of this Lease;

                    (v) Landlord may retain ten percent (10%) of the Restoration Fund until the Work is 50% completed, thereafter five percent (5%) of the Restoration Fund until the Work is substantially completed at which time the retainage shall be released, except that an amount equal to 125% of the estimated cost to complete any open punch list items shall be held until all punch-list items are completed;

                    (vi) if the Restoration Fund is held by Landlord, the Restoration Fund shall not be commingled with Landlord's other funds and shall bear interest at a rate agreed to by Landlord and Tenant; and

                    (vii) such other reasonable conditions as Landlord or Lender may impose; provided such conditions are consistent with conditions then generally imposed or required by prudent institutional construction lenders for similar properties similarly situated.

               (b) Prior to commencement of restoration and at any time during restoration, if the estimated cost of completing the restoration Work free and clear of all liens, as determined by Landlord, exceeds the amount of the Net Award available for such restoration (a "Deficiency") then (i) if such Deficiency is equal to or in excess of the Threshold Amount, then the amount of such Deficiency shall, upon demand by Landlord, be paid by Tenant into and to be added to the Restoration Fund, or (ii) if such Deficiency is less than the Threshold Amount, then Tenant shall not be obligated to pay such amount into the Restoration Fund, but escrow agent shall not be required to release any funds to Tenant from the Restoration Fund (other than as provided in Paragraph 19(a) with respect to amounts below the Threshold Amount for immediate repairs and the like) until such time as Tenant has expended its own funds in an amount at least equal to the Deficiency towards the repair or restoration of the Leased Premises and has provided reasonable and customary documentary support therefor to Landlord and such escrowee. Any Deficiency sum so added by Tenant which remains in the Restoration Fund upon completion of restoration shall be refunded to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of restoration, the Net Award shall be deemed to be disbursed prior to any amount added by Tenant.

               (c) If any sum remains in the Restoration Fund after completion of the Work and any refund to Tenant pursuant to Paragraph 19(b), such sum shall be paid to Tenant.

          20. Procedures Upon Purchase.

               (a) If the Leased Premises is purchased by Tenant pursuant to any provision of this Lease, Landlord need not convey any better title thereto than that which was conveyed to Landlord, and Tenant shall accept such title, subject, however, to the Permitted Encumbrances and to all other liens, exceptions and restrictions on, against or relating to any of the Leased Premises and to all applicable Laws, but free of the lien of and security interest created by any Mortgage or Assignment and liens, exceptions and restrictions on, against or relating to the Leased Premises which have been created by or resulted solely from acts of Landlord after the date of this Lease, unless the same are Permitted Encumbrances or customary utility easements benefiting the Leased Premises or were created with the written consent of Tenant or as a result of a default by Tenant under this Lease.

               (b) Upon the date fixed for any such purchase of the Leased Premises pursuant to any provision of this Lease (any such date the "Purchase Date"), Tenant shall pay to Landlord, or to any Person to whom Landlord directs payment, the relevant amount therefor specified herein, in Federal Funds, less, if applicable, any credit of the Net Award received and retained by Landlord or a Lender allowed against the relevant amount, and Landlord shall deliver to Tenant (i) an assignment of the Severance Lease which describes the premises being conveyed and conveys the title thereto as provided in Paragraph 20(a), plus all Costs incurred by Landlord in connection with such purchase transaction, (ii) such other instruments as shall be necessary to transfer to Tenant or its designee any other property (or rights to any Net Award not yet received by Landlord or a Lender) then required to be sold by Landlord to Tenant pursuant to this

Lease and (iii) any Net Award received by Landlord, not credited to Tenant against the relevant amount and required to be delivered by Landlord to Tenant pursuant to this Lease; provided, that if any Monetary Obligations remain outstanding on such date, then Landlord may deduct from the Net Award the amount of such Monetary Obligations; and further provided, that if Landlord shall have received a written claim or demand with respect to any event that has occurred which, in Landlord's reasonable judgment, is reasonably likely to subject any Indemnitee to a liability for which Tenant is required to indemnify against pursuant to Paragraph 15 and which is not covered by Tenant's insurance, then an amount shall be deducted from the Net Award which, in Landlord's reasonable judgment, is sufficient to satisfy such liability, which amount shall be deposited in an escrow account with a financial institution reasonably satisfactory to Landlord and Tenant pending resolution of such matter. If on the Purchase Date any Monetary Obligations remain outstanding and no Net Award is payable to Tenant by Landlord or the amount of such Net Award is less than the amount of the Monetary Obligations, then Tenant shall pay to Landlord on the Purchase Date the amount of such Monetary Obligations. Upon the completion of such purchase, this Lease and all obligations and liabilities of Tenant hereunder shall terminate, except any Surviving Obligations.

               (c) If the completion of such purchase (i) shall be delayed after the Termination Date, in the event of a purchase pursuant to Paragraph 18 or,
(ii) shall be delayed with the written approval of Landlord after the date scheduled for such purchase, in the event of a purchase under any other provision of this Lease then (x) the Term of the Lease shall be extended and all Rent shall continue to be due and payable until completion of such purchase. Nothing herein is intended to diminish or supersede any "time of the essence" provision contained in this Lease or to grant any party a right to extend any scheduled closing date

               (d) Any prepaid Monetary Obligations paid to Landlord shall be prorated as of the Purchase Date, and the prorated unapplied balance shall be deducted from the relevant amount due to Landlord; provided, that no apportionment of any Impositions shall be made upon any such purchase. Any Prepayment Premium due Lender in connection with such purchase shall be payable by Tenant except as otherwise expressly provided in Paragraph 31(b) hereof to the contrary.

          21. Assignment and Subletting, Prohibition Against Leasehold Financing

               (a) Except as otherwise expressly provided to the contrary in this Paragraph 21, Tenant may not assign this Lease, voluntarily or involuntarily, whether by operation of law or otherwise (including through merger or consolidation) to any Person, other than to a Person which is and continues throughout the Term to be a single purpose, bankruptcy remote, direct or indirect wholly-owned subsidiary of Tenant and Guarantor or is a Credit Entity, without the prior written consent of Landlord, which consent may be granted or withheld by Landlord in accordance with the provisions of Paragraphs 21(b) below, as applicable, and subject, in each case, to the provisions of Paragraphs 21(j) and 21(k) below. Any purported sublease or assignment in violation of this Paragraph 21 (including an Affiliate transaction in violation of the provisions of Paragraphs 21(j) or 21(k) below) shall be null and void. In addition, notwithstanding anything to the contrary contained in this Paragraph 21, Tenant shall not have the right to assign this Lease (voluntarily or involuntarily, whether by operation of law or otherwise), or sublet any of the Leased Premises to any Person at any time that an Event of Default exists. As used herein, the term "Credit Entity" shall mean any Person that immediately


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

following such assignment and having given effect thereto will have (i) a publicly traded unsecured senior debt rating of "A2" or better from Moody's or a rating of "A" or better from S&P, and in the event both such rating agencies cease to furnish such ratings, then a comparable rating by any rating agency acceptable to Landlord and Lender, and (ii) a net worth of not less than Three Billion ($3,000,000,000) Dollars.

               (b) If Tenant desires to assign this Lease, whether by operation of law or otherwise, to a Person ("Non-Preapproved Assignee") that is not either a single purpose, bankruptcy remote, direct or indirect wholly-owned subsidiary of Tenant and Guarantor or a Credit Entity (a "Non-Preapproved Assignment") then Tenant shall, not less than forty-five (45) days prior to the date on which it desires to make a Non-Preapproved Assignment, submit to Landlord and Lender information regarding the following with respect to the Non-Preapproved Assignee (collectively, the "Review Criteria"): (A) credit, (B) capital structure, (C) management, (D) operating history, (E) proposed use of the Leased Premises and
(F) risk factors associated with the proposed use of the Leased Premises by the Non-Preapproved Assignee, taking into account factors such as environmental concerns, product liability and the like. Landlord and Lender shall review such information and shall approve or disapprove the Non-Preapproved Assignee no later than the thirtieth (30th) day following receipt of all such information, and Landlord and Lender shall be deemed to have acted reasonably in granting or withholding consent if such grant or disapproval is based on their review of the Review Criteria applying prudent business judgment. If a response is not received by Tenant by the expiration of such thirty (30) day period, such non-Preapproved Assignee shall be deemed disapproved. Notwithstanding anything in this Paragraph 21 or elsewhere in this Lease to the contrary, any assignment of this Lease by Tenant shall be subject to the written consent of 42DP (as lessor under the Severance Lease) to the extent such consent is required under the terms of either the Severance Lease or any written consent issued by 42DP in connection its approval of this lease transaction.

               (c) Tenant shall have the right, upon ten (10) business days prior written notice to Landlord and Lender, to enter into one or more subleases with first-class office tenants at then current market sublease rates, for general, executive and administrative office uses permitted under this Lease, that demise, in the aggregate, up to seventy-nine percent (79%) of the rentable area of the Unit, with no consent or approval of Landlord being required or necessary (each, a "Preapproved Sublet"); but subject, in all events, to the terms of Paragraphs 21(d), (e), (f), and (g) below. Other than pursuant to Preapproved Sublets, at no time during the Term shall subleases exist for more than seventy-nine percent (79%) of the rentable area of the Improvements at the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned based on a review of the Review Criteria as they relate to the proposed sublessee and the terms of the proposed sublease. Notwithstanding the foregoing no sublease shall be permitted that requires Tenant to provide any exterior logo or identification monument or signage on the exterior of the Building to any subtenant that is primarily engaged in sale-leaseback or credit tenant leasing transactions.

               (d) If Tenant assigns all its rights and interest under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder, actual or contingent, including obligations of Tenant which may have arisen on or prior to the date of such assignment, by a written instrument delivered to Landlord at the time of such assignment. Each sublease of any of the Leased Premises (A) shall be expressly subject and subordinate to this Lease and any Mortgage (including the Landlord Mortgage) encumbering the Leased Premises; (B) not extend beyond the then current Term minus one day; (C) terminate upon any termination of this Lease, unless Landlord elects in writing, to cause the sublessee to attorn to and recognize Landlord as the lessor under such sublease, whereupon such sublease shall continue as a direct lease between the sublessee and Landlord upon all the terms and conditions of such sublease; and (D) bind the sublessee to all covenants contained in this Lease with respect to subleased premises to the same extent as if the sublessee were the Tenant; provided that, Landlord will grant non-disturbance rights to subtenants pursuant to a subordination non-disturbance and attornment agreement (an "SNDA") substantially in the form of Exhibit "G", annexed hereto, in connection with a sublease for one or more multiple full floors of the Leased Premises to a creditworthy subtenant (as reasonably determined by Landlord) wherein the terms of such sublease provide for fixed annual rent equal to or greater than the Basic Rent due under this Lease (on per rentable square foot basis) at all times during the sublease term; and provided further, as to any subtenant under a sublease demising two (2) full floors or more of the Building and as to which Landlord has provided an SNDA, such sublease shall provide that upon the written request of Landlord (not more often than once per annum) such subtenant shall provide the financials required under the provisions of Paragraph 28(b) hereof (so long as Landlord agrees in writing to keep same confidential and provided such delivery of financials shall not be required by such subtenant if same are available to Landlord by electronic disclosure as provided in Paragraph 28(a) hereof). No assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder or of the Guarantor under the Guaranty, and all such obligations of Tenant and Guarantor shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made; except that, in the case of a Pre-Approved Assignment to a Credit Entity, if the Credit Entity is the successor-Tenant under this Lease or is a guarantor of the payment and performance of Tenant's obligations under this Lease pursuant to a new Guaranty substantially in form and substance the same as the Guaranty executed by Guarantor as of the Commencement Date of this Lease, then Tenant shall be entitled to a release of any further obligations under this Lease and Guarantor shall be entitled to a release of any further obligations under the Guaranty, in each case, arising after the date of such assignment. In such event, Tenant shall give Landlord prompt notice thereof and shall request such release. Thereafter, Landlord shall promptly seek to confirm whether such successor-Tenant (or successor-Guarantor, as the case may be) is a Credit Entity and such release shall be granted by Landlord in writing in recordable form within in ten (10) days of Tenant's written request. No assignment or sublease shall impose any additional obligations on Landlord under this Lease. No SNDA shall be granted to any Affiliate of Tenant or any Guarantor. Concurrently herewith, Tenant has entered into an operating sublease (the "Operating Lease") for all of the Leased Premises with The New York Times Company, as sublessee ("sublessee") the form and content of such Operating Lease having been reviewed and approved by Landlord and Landlord hereby confirms that sublessee under the Operating Lease shall have all of the rights set forth in the Operating Lease; provided, however, Tenant shall not amend or modify the terms or provisions of the Operating Lease or terminate or accept a voluntary surrender of the Operating Lease, in any case, without the express prior written consent of Landlord in its sole discretion, except that sublessee shall have the right to assign its interest in the Operating Lease to a wholly-owned Subsidiary of sublessee (subject only to the notice requirements under Paragraph 21(f) below).


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

               (e) Notwithstanding any provision in this Paragraph 21 or elsewhere in this Lease to the contrary, including any right or option Tenant may have to assign this Lease or sublease all or any portion of the Leased Premises without Landlord's consent, Tenant shall, upon the request of Landlord, provide and cause such assignee or sublessee to provide, such information (including, without limitation, any certification) as to any proposed assignee or sublessee and its principals as may be required for Landlord and Tenant to comply with regulations administered by the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury, codified at 31 C.F.R. Part 500 (including those named on OFAC's Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action regarding persons or entities with whom U.S. persons or entities are restricted from doing business (including persons or entities who have violated the U.S. Foreign Corrupt Practices Act 15 U.S.C. Sections 78dd-1, 78dd-2 and 78dd-3).

               (f) Tenant shall, within ten (10) days after the execution and delivery of any assignment or sublease, deliver a duplicate original copy thereof to Landlord which, in the event of an assignment, shall be in recordable form. With respect to any assignment to a direct or indirect wholly-owned Subsidiary of Tenant and Guarantor or to a Credit Entity or any Preapproved Sublet, at least ten (10) days prior to the effective date of such assignment or sublease, Tenant shall provide to Landlord information reasonably required by Landlord to establish that the Person involved in any such proposed assignment or sublet satisfies the criteria set forth in this Lease for a Preapproved Assignment or Preapproved Sublet; provided that Landlord agrees that it shall keep any such information confidential and shall execute a customary and reasonable form of confidentiality agreement if so requested by Tenant or Guarantor.

               (g) Subject to the following provisions of this Paragraph 21(g) if applicable, there shall be no sharing by Landlord in any subletting income or profits and all such sublease income and profits shall be retained by Tenant. As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereafter entered into for any or all of the Leased Premises, any and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises; provided, however, that Landlord shall have the absolute right, exercisable at any time that an Event of Default under this Lease has occurred and is continuing, upon written notice to Tenant and any subtenants to revoke said license (except in the case of an Event of Default under Paragraph 22(a)(viii) or (a)(ix), in which case such revocation shall be automatic and no notice to Tenant shall be required) and to collect such rents and sums of money and to retain the same. Any amounts collected shall be applied to Rent payments next due and owing. At any time that an Event of Default shall have occurred and then be continuing, Tenant shall not consent to, cause or allow any modification or alteration of any of the terms, conditions or covenants of any of the subleases or the termination thereof, without the prior written approval of Landlord which consent shall not be unreasonably withheld nor shall Tenant accept any rents more than thirty (30) days in advance of the accrual.


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

               (h) Tenant shall not have the power to mortgage, pledge or otherwise encumber its interest under this Lease or any sublease of the Leased Premises, and any such mortgage, pledge or encumbrance, or assignment or other conveyance or transfer, made in violation of this Paragraph 21 shall be void and of no force and effect. Further, Tenant shall have no right to assign or otherwise convey or transfer its beneficial interest in the Leased Premises (even if same is subject to the interests of Landlord therein as mortgagee); provided, however, the foregoing shall not modify, alter, or diminish Tenant's right to assign its interest as lessee under this Lease to the extent permitted elsewhere in this Paragraph 21 or to exercise the Purchase Option (including its right to assign the Purchase Option during the Option Window to the extent permitted under Paragraph 34).

               (i) Subject to the provisions of Paragraphs 34 and 35 hereof (Tenant's option to purchase and right of first offer), Landlord may sell or transfer the Leased Premises at any time without Tenant's consent to any third party (each a "Third Party Purchaser") upon ten (10) days prior written notice to Tenant, except to a Tenant Competitor. In the event of any such transfer, Tenant shall attorn to any Third Party Purchaser as Landlord so long as such Third Party Purchaser and Landlord notify Tenant in writing of such transfer. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations of Tenant hereunder nor diminish the Tenant's rights hereunder, in any material respect. For purposes of this Paragraph 21(i), a "Tenant Competitor" shall mean any Person (i) whose primary business is the collection and distribution of news by one or more of the following: media, newspapers, magazines, internet, television and/or the radio, or (ii) who derives more than $2 Billion in revenue during the most recent calendar year from the collection or distribution of news by one or more of the following: media, newspapers, magazines, internet, television and/or the radio, provided that the foregoing shall not preclude a Sale to a Third Party Purchaser that is a bona fide institutional investor, real estate investment company, trust or fund, or sovereign wealth fund that, in any case, would otherwise constitute a Tenant Competitor under clause (ii) hereof as a result of its holdings.

               (j) Tenant shall not, in a single transaction or series of transactions (including any interim merger or consolidation), enter into an agreement to sell or convey, transfer or lease or sell or convey, transfer or lease all or substantially all of its assets (an "Asset Transfer") to any Person, and any such Asset Transfer shall be deemed an assignment in violation of this Lease; except that Tenant shall have the right to conduct an Asset Transfer to a Person without Landlord's consent if the following conditions are met: (i) the Asset Transfer is to a Person that (A) immediately following such transaction or transactions, taken in the aggregate, is (or would be, on a pro forma basis) a Credit Entity or (B) is approved in writing by Landlord under the Review Criteria as a Non-Preapproved Assignee in accordance with the provisions of Paragraph 21(b) of this Lease and (ii) this Lease is assigned to and assumed by such Person as a part of such Asset Transfer. In the event of an Asset Transfer to a Subsidiary Tenant, any subsequent sale of the assets of the original Tenant named herein by such Subsidiary Tenant shall be governed by the requirements of this subparagraph (i) irrespective of whether or not such sale would be considered a sale of all or substantially all of the assets of such Subsidiary.


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

               (k) At no time during the Term shall any Person or "group" (within the meaning of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended) pursuant to a single transaction or series of transactions (i) acquire, directly or indirectly, more than 50% of the voting stock, partnership interests, membership interests or other equitable and/or beneficial interests of Tenant ("Control") or (ii) obtain, directly or indirectly, the power (whether or not exercised) to elect a majority of the directors of Tenant or voting control of any partnership or limited liability company or other entity acting as its general partner or managing member (including through a merger or consolidation of Tenant with or into any other Person), unless the purchaser of such Control or Person who acquires such voting power shall: (A) after taking into account the transaction that resulted in the acquisition of such Control or voting power, be a Credit Entity and such Person shall enter into a guaranty reasonably satisfactory to Landlord pursuant to which it guarantees the payment and performance of the obligations of Tenant under this Lease (so long as such new guaranty is no less favorable to Landlord in any material respect than the form of Guaranty executed by Guarantor hereunder concurrently with the execution of this Lease) or (B) be approved in writing by Landlord under the Review Criteria as a Non-Preapproved Assignee in accordance with the provisions of Paragraph 21(b) above. Except as permitted in this Paragraph 21(k) above, any such change of Control or voting power (by operation of law, merger, consolidation or otherwise) shall be deemed as an assignment of this Lease to a Non-Preapproved Assignee and the approval of Landlord and Lender shall be required as set forth in Paragraph 21(b) above and any consummation of such assignment absent such approval shall be in violation of this Lease; provided, however, that a deemed assignment pursuant to the transfer of the outstanding capital stock of Tenant or Guarantor shall not be deemed to include the sale of such stock by persons or parties through the "over-the-counter market" or through any recognized stock exchange, other than by those deemed to be a "control-person" within the meaning of the Securities Exchange Act of 1934 and, provided further, notwithstanding anything to the contrary contained in this Paragraph 21(k), the foregoing shall not preclude any change of Control of the interests of The New York Times Company or any subsequent Guarantor.

          22. Events of Default.

               (a) The occurrence of any one or more of the following (after expiration of any applicable notice and cure period) shall constitute an "Event of Default" under this Lease:

                    (i) a failure by Tenant to make any payment of (A) any Basic Rent on or prior to its due date, regardless of the reason for such failure, and such failure remains uncured for five (5) days from the date on which notice of such failure is given by Landlord, but Landlord shall not be obligated to give notice of, or allow any cure period for, any such default more than two (2) times within any Lease Year or (B) any other Monetary Obligation due under this Lease on or prior to its due date, regardless of the reason for such failure and such failure remains uncured for twenty (20) days from the date on which notice of such failure is given by Landlord;

                    (ii) a failure by Tenant duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Paragraph 22(a) or a failure by Tenant to maintain in effect any license or permit necessary for the use, occupancy or operation of the Leased Premises and, in any such case, such failure continues uncured for thirty (30) days from the date on which notice thereof is given by Landlord; provided that, if the default is of an nature that it is not reasonably susceptible to cure within such thirty (30) day period then the cure period shall be extended for the period reasonably required to cure the default (but such cure period, including any extension, shall not in the aggregate exceed any outside cure date set forth in any Loan, provided same shall in no event be less than ninety (90) days plus extension by reason of force majeure), provided that Tenant shall promptly commence to cure the default within the said thirty (30) day period and thereafter shall continuously (to the extent feasible), actively, diligently and in good faith proceed with the curing of such default until it shall be cured;

                    (iii) any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto now or hereafter proves to have been incorrect when made, in any material respect, or Tenant shall fail to maintain its status as a single-purpose, bankruptcy remote entity in accordance with the terms of its operating agreement and/or its articles of organization as in effect on the date of this Lease; and any such incorrectness or failure remains uncured for five (5) days from the date on which notice thereof is given by Landlord;

                    (iv) intentionally omitted;

                    (v) intentionally omitted;

                    (vi) intentionally omitted;

                    (vii) Tenant shall cause or permit any default beyond the expiration of any applicable notice and cure period to occur under any of the Severance Lease, the Condominium Documents or the Security Documents;

                    (viii) Tenant shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for the Leased Premises, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature;

                    (ix) a court shall enter an order, judgment or decree appointing, without the consent of Tenant, a receiver or trustee for it or for any of the Leased Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed ninety (90) days after it is entered;

                    (x) the Leased Premises shall have been (A) vacated in excess of thirty (30) consecutive days (other than with respect to a period of repair or restoration following a Casualty or Condemnation) or (B) abandoned;

                    (xi) Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;

                    (xii) the estate or interest of Tenant in any of the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within sixty (60) days after it is made;

                    (xiii) If Tenant shall be in default under any provision of any SNDA or any other document executed by and between Tenant and Lender or executed by Tenant for the express benefit of Lender, and (i) Tenant has been given notice of such failure by Landlord or Lender and such failure remains uncured for five (5) business days from the date on which notice of such failure is given by Landlord or Lender and (ii) such default gives rise to a default with respect to any Loan;

                    (xiv) from and after the Option Lapse Date, Tenant's failure to comply with the provisions of Paragraph 33 of this Lease or otherwise fails to account for this Lease as true lease in accordance with the terms thereof and such failure remains uncured for fifteen (15) days from the date on which notice of such failure is given by Landlord;

                    (xv) a failure by Tenant to deliver the estoppel described in Paragraph 25 within the time period specified therein and such failure remains uncured for ten (10) days from the date on which notice of such failure is given by Landlord ;

                    (xvi) Tenant shall enter into any assignment or sublease in violation of Paragraph 21 (other than pursuant to court order) including any Asset Transfer in violation of Paragraph 21(j) or change of Control in violation of Paragraph 21(k);

                    (xvii) an Event of Default (as defined in the Guaranty) beyond any applicable cure period shall occur under the Guaranty, or the Guaranty shall be terminated or the Guarantor released (other than pursuant to Paragraph 21(d) hereof ) or rejected in a bankruptcy proceeding without, in any case, the express prior written consent of Landlord;

                    (xviii) Tenant shall fail to maintain or otherwise permit any lapse of policy or coverage with respect to any the insurance required to be maintained by Paragraph 16 and such failure or lapse shall remain uncured (i) as of the day prior to the effective date of cancellation of any such policy or coverage as set forth in a written notice from the applicable insurer, or, (ii) three (3) business days from the date on which notice of such failure is given by Landlord, and

                    (xix) Tenant shall fail to restore any Security Deposit then being held pursuant to the provisions of Paragraph 37 to its full amount in accordance with the provisions of Paragraph 37(c) and such failure continues for five (5) days after notice thereof from Landlord.

               (b) Notwithstanding the provisions of Paragraph 22(a) above, no notice or cure period shall be required in any one or more of the following events: the occurrence of an Event of Default under clause (iv), (v), (vi),
(vii), (viii), (ix), (x), (xi), (xiii), (xvi), or (xvii) of Paragraph 22(a).

               (c) Tenant hereby covenants and agrees that it shall deliver to Landlord, within three (3) business days after the Option Lapse Date shall occur, the Beneficial Transfer Documents duly executed by Tenant (as and where required). If Tenant shall fail to so execute and deliver to Landlord the Beneficial Transfer Documents as aforesaid within such three (3) business day period, then, in addition to the Events of Default set forth in Paragraph 22(a) above, such failure shall constitute a limited remedy default (the "Limited Remedy Default"); provided that Landlord's sole remedy with respect to such Limited Remedy Default shall be the right to foreclose upon Tenant's beneficial interest in the Leased Premises under the Landlord Mortgage (whether by judicial foreclosure or power of sale), it being expressly acknowledged and agreed by Tenant that no notice or cure period shall be required to be given by Landlord under this Lease prior to the commencement of any such remedy by Landlord, that such remedy shall be, to the fullest extent permitted by applicable Laws, cumulative and concurrent and not exclusive of any other remedy that Landlord may be entitled to with respect to any other Event of Default under this Lease and shall be exercisable at the sole discretion of Landlord; provided that the failure of Tenant to transfer beneficial title to the Leased Premises hereunder shall not, by itself, operate to terminate this Lease or constitute a separate Event of Default under Paragraph 22(a) hereof. Upon the delivery of the Beneficial Transfer Documents and the recording of the True Assignment and the payment of all applicable transfer taxes thereon, Landlord shall record a satisfaction of the Landlord Mortgage.

          23. Remedies and Damages upon Default.

               (a) If an Event of Default shall have occurred and be continuing beyond the expiration of any applicable notice and/or cure period, then Landlord shall have the right, at its sole option, then or at any time thereafter, to exercise its remedies and to collect damages from Tenant in accordance with this Paragraph 23 without further demand upon or notice to Tenant, except as otherwise expressly provided below in this Paragraph 23 and, subject in all events, to any conditions and limitations of applicable Law (including any additional notice requirements under the New York RPAPL):

                    (i) With respect to any Event of Default beyond the expiration of any applicable notice and cure period occurring prior to the Option Lapse Date (other than the Limited Remedy Default), Landlord shall be entitled to exercise any and all rights and remedies available to a mortgagee under the Laws of the State, as secured creditor under the Landlord Mortgage. However, notwithstanding the foregoing, to the fullest extent permitted by Law (if at all), Landlord shall be entitled to exercise any and all rights and remedies available to Landlord under the terms of this Lease or to a lessor under the Laws of the State (including any summary proceedings, such as successive proceedings for non-payment of rent) other than a landlord/tenant remedy with respect to (x) the termination of this Lease, (y) the termination of Tenant's right of possession of the Leased Premises or (z) the repossession of the Leased Premises, all of which shall be governed by the first sentence of this Paragraph 23(a)(i);

                    (ii) With respect to any Event of Default beyond the expiration of any applicable notice and cure period occurring after the Option Lapse Date;

                    (A) Landlord may terminate this Lease by giving Tenant written notice thereof; such termination to be effective as of the date specified in such notice unless a longer notice period is prescribed by applicable Law (in which event, such longer period shall deemed set forth in such notice and shall control). Upon such date, this Lease, the estate hereby granted and all rights of Tenant hereunder shall expire and terminate and Tenant shall immediately surrender and deliver possession of the Leased Premises to Landlord in accordance with and in the condition required by Paragraph 26 hereof. If Tenant does not so surrender and deliver possession of all of the Leased Premises, Landlord may re-enter and repossess any of the Leased Premises not surrendered, pursuant to legal process, by peaceably entering any of the Leased Premises and changing locks or by summary proceedings, ejectment or any other lawful means or procedure.

                    (B) Landlord may terminate Tenant's right of possession (but not this Lease) and may repossess the Leased Premises by any available legal process without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant and without terminating this Lease.

                    (C) Upon or at any time after taking possession of any of the Leased Premises pursuant to clause (ii)(A) or (ii)(B) above, Landlord may, pursuant to legal process, remove any Persons or property therefrom (subject to the terms of any SNDA). Landlord shall be under no liability for or by reason of any such entry, repossession or removal. Notwithstanding such entry or repossession, Landlord may collect the damages set forth in Paragraph 23(b)(i) and 23(b)(ii).

                    (D) After repossession of any of the Leased Premises pursuant to clause (ii)(A) or (ii)(B) above, Landlord shall have the right to relet any of the Leased Premises to such tenant or tenants, for such term or terms, for such rent, on such conditions and for such uses as Landlord in its sole discretion may determine, and collect and receive any rents payable by reason of such reletting. Landlord may make such Alterations in connection with such reletting as it may deem advisable in its sole discretion. Notwithstanding any such reletting, Landlord may collect the damages set forth in Paragraph 23(b)(ii). Landlord shall consider, in its good faith business judgment, any reputable tenants or subtenants proposed by Tenant that have a financial condition commensurate with the financial obligations that would be imposed by the proposed lease or sublease and are prepared to lease or sublet the Leased Premises, but Landlord shall be under no obligation to accept such proposed tenants or subtenants and this provision shall not alter the provisions of Paragraph 23(d) below or impose any additional obligations on Landlord.

                    (E) Landlord may declare by notice to Tenant the entire Basic Rent (in the amount of Basic Rent then in effect plus the agreed and reasonable assumed increases of 2.25% on each Basic Rent Adjustment Date for the remainder of the then current Term to be immediately due and payable. Tenant shall immediately pay to Landlord all such Basic Rent discounted to its Present Value, all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid and all Monetary Obligations which arise or become due by reason of such Event of Default (including any Costs of Landlord). Upon receipt by Landlord of all such accelerated Basic Rent and Monetary Obligations, this Lease shall remain in full force and effect and Tenant shall have the right to possession of the Leased Premises from the date of such receipt by Landlord to the end of the Term, and subject to all the provisions of this Lease, including the obligation to pay all increases in Basic Rent and all

Monetary Obligations that subsequently become due, except that (A) no Basic Rent which has been prepaid hereunder shall be due thereafter during the said Term, and (B) Tenant shall have no option to extend or renew the Term.

               (b) The following constitute damages to which Landlord shall be entitled (if and to the extent permitted by applicable Law) if Landlord exercises its remedies under Paragraph 23(a)(i), or Paragraph 23(a)(ii) clauses
(A), (B), (C) or (D), as the case may be:

                    (i) If Landlord exercises its remedies under the Landlord Mortgage under Paragraph 23(a)(i) then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the sum of (x) the applicable Default Termination Yield, plus (y) the Acquisition Fee, plus (z) any Prepayment Premium required to be made by Landlord to a Lender under a Note or any other document evidencing or securing a Loan (other than payments of principal and/or interest which Landlord is required to make under a Note or a Mortgage) by reason of the prepayment or defeasance of the applicable Loan. Tenant shall also pay to Landlord all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid, all Monetary Obligations which arise or become due by reason of such Event of Default, including all Costs of Landlord in connection therewith;

                    (ii) If Landlord exercises its remedy under Paragraphs 23(a)(ii) clauses (A), (B) or (C), or (D) (if Landlord attempts to exercise such remedy and is unsuccessful in reletting the Leased Premises), but not its remedy under Paragraph 23(a)(ii) clause (E), then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the Present Value of the excess, if any, of (A) all Basic Rent from the date of such demand to the date on which the Term is scheduled to expire hereunder in the absence of any earlier termination, re-entry or repossession over (B) the then fair market rental value of the Leased Premises for the same period as determined by an arbitrator meeting the qualifications set forth in clause (v) of Paragraph 29(a) hereof selected by Landlord and employed at Tenant's expense. Tenant shall also pay to Landlord all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid, all Monetary Obligations which arise or become due by reason of such Event of Default, including any Costs of Landlord in connection with the repossession of the Leased Premises and any attempted reletting thereof, including all brokerage commissions, legal expenses, reasonable attorneys' fees, employees' expenses, costs of Alterations and expenses and preparation for reletting.

                    (iii) If Landlord exercises its remedy or remedies under Paragraphs 23(a)(ii), then Tenant shall, until the end of what would have been the Term in the absence of the termination of the Lease, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages all Monetary Obligations which would be payable under this Lease by Tenant in the absence of such termination (and which may be computed and due and payable in monthly installments on each Basic Rent Payment Date) less the net proceeds, if any, of any reletting pursuant to Paragraph 23(a)(ii) clause (D), after deducting from such proceeds all of the Costs of Landlord (including the items listed in the last sentence of Paragraph 23(b)(ii) above) incurred in connection with such repossessing and reletting; provided, that if Landlord has not relet the Leased Premises, such Costs of Landlord shall be considered to be Monetary Obligations payable by Tenant. Tenant shall be and remain liable for all sums aforesaid, and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by its own terms had there been no such Event of Default.

                    (iv) Subject to the provisions of Paragraph 23(a) above and this Paragraph 23(b), Landlord may recover all damages to which it is entitled herein from Tenant and institute and maintain successive actions or legal proceedings (summary or otherwise) against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by its own terms had there been no such Event of Default.

               (c) Notwithstanding anything to the contrary herein contained (but subject to the provisions of Paragraph 23(a)(i) and Paragraph 23 (b)(i)), in lieu of or in addition to any of the foregoing remedies and damages, Landlord may institute any proceedings, summary or otherwise and exercise any remedies and collect any damages available to it at law or in equity under the applicable Laws of the State. If Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has hereunder or at law or in equity.

               (d) Unless and only to the extent required to by applicable Law, Landlord shall not be required to mitigate any of its damages hereunder. If any Law shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such Law. If Landlord commences any summary proceeding hereunder Tenant agrees that it shall not interpose any counterclaim of whatever nature or description in any such proceeding (except for any compulsory counterclaim).

               (e) No termination of this Lease, repossession or reletting of the Leased Premises, exercise of any remedy or collection of any damages pursuant to this Paragraph 23 shall relieve Tenant of any Surviving Obligations.

               (f) WITH RESPECT TO ANY REMEDY OR PROCEEDING OF LANDLORD OR TENANT HEREUNDER, TENANT AND LANDLORD HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY, PROVIDED, HOWEVER, THAT NEITHER LANDLORD NOR TENANT WAIVES ITS RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION, PROCEEDING OR COUNTER-CLAIM BROUGHT BY EITHER TENANT OR LANDLORD AGAINST THE OTHER IN ANY ACTION FOR PERSONAL INJURY OR PROPERTY DAMAGE.

               (g) Upon the occurrence of any Event of Default, Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder and, if performance of such act requires that Landlord enter the Leased Premises, Landlord may enter the Leased Premises for such purpose.

               (h) Intentionally Omitted.

               (i) Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, (ii) to the fullest extent, if any, permitted by applicable Law, the right to any automatic stay in U. S Bankruptcy Court or similar State insolvency proceeding with respect to the exercise by Landlord of its remedies as a mortgagee under Paragraph 23(a)(i) whether through judicial foreclosure or power of sale, and (iii) the benefits of any present or future Law which exempts property from liability for debt or for distress for rent.

               (j) Except as otherwise provided herein, all remedies are cumulative and concurrent and no remedy is exclusive of any other remedy. Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time. No remedy shall be exhausted by any exercise thereof.

          24. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given and received for all purposes when delivered in person or by Federal Express or other reliable nationally recognized 24-hour delivery service or five (5) business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party as follows: Notices sent to Landlord shall be sent c/o W. P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020, to the attention of Director, Asset Management, and notices to Tenant shall be c/o The New York Times Company, 620 Eighth Avenue, New York, New York 10018 to the attention of General Counsel and Chief Financial Officer (in separate envelopes) and shall simultaneously be given by Landlord to DLA Piper LLP, 1251 Avenue of the Americas, New York, New York, 10020 Attention: Martin D. Polevoy, Esq. A copy of any notice given by Tenant to Landlord shall simultaneously be given by Tenant to Reed Smith LLP, 599 Lexington Avenue, 29th Floor, New York, New York, 10022, Attention: Chairman, Real Estate Department. For the purposes of this Paragraph, any party may substitute another address stated above (or substituted by a previous notice) for its address by giving fifteen (15) days' notice of the new address to the other party, in the manner provided above. Tenant covenants and agrees to promptly deliver to Landlord a copy of any written notice or demand (i) received by Tenant alleging any default or potential default by Tenant under any of the Governing Documents or (ii) given by Tenant to any other Person alleging any default or potential default by such Person under any of the Governing Documents. Tenant shall provide copies of any written notice claiming a default by Tenant under (i) any of the Governing Documents, and (ii) any other agreement with governmental or quasi- governmental authority with respect to the Condominium or the Leased Premises within three
(3) business days of receipt thereof by Tenant unless Landlord is a party entitled to direct notice under the term of such document.

          25. Estoppel Certificate. At any time upon not less than fifteen (15) days' prior written request by either Landlord or Tenant (the "Requesting Party") to the other party (the "Responding Party"), the Responding Party shall deliver to the Requesting Party a statement in writing, executed by an authorized officer of the Responding Party, certifying (a) that, except as otherwise specified, this Lease is unmodified and in full force and effect, (b) the dates to which Basic Rent, Additional Rent and all other Monetary Obligations have been paid, (c) that, to the knowledge of the signer of such certificate and except as otherwise specified, no default by either Landlord or Tenant exists hereunder, (d) such other matters directly related to this Lease as the Requesting Party may reasonably request, and (e) if Tenant is the Responding Party that, except as otherwise specified, there are no proceedings pending against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant. Any such statements by the Responding Party may be relied upon by the Requesting Party, any Person whom the Requesting Party notifies the Responding Party in its request for the Certificate is an intended recipient or beneficiary of the Certificate, any Lender or their assignees and by any prospective purchaser or mortgagee of any of the Leased Premises. Any certificate required under this Paragraph 25 and delivered by Tenant shall provide that the person signing same is duly authorized to do so, is familiar with the Leased Premises and this Lease, and has made such reasonable examination or investigation as is necessary to enable him to express an informed opinion as to the subject matter of such certificate.

          26. Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises to Landlord in the same condition in which the Leased Premises was at the commencement of this Lease, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, ordinary wear and tear excepted. Upon such surrender, Tenant shall (a) remove from the Leased Premises all of Tenant's Personal Property and any other personalty which is owned by third parties other than Landlord and all Alterations required to be removed pursuant to Paragraph 13 hereof and (b) repair any damage caused by such removal. Property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be paid by Tenant to Landlord upon demand. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any such property which becomes the property of Landlord pursuant to this Paragraph 26.

          27. No Merger of Title. There shall be no merger of the leasehold estate created by this Lease with the fee estate in any of the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created hereby or any part thereof or interest therein and (b) the fee estate in any of the Leased Premises or any part thereof or interest therein, unless and until all Persons having any interest in the interests described in (a) and (b) above which are sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

          28. Books and Records.


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

               (a) Tenant shall keep adequate records and books of account with respect to the operation, subleasing, maintenance and repair of the Leased Premises, in accordance with sound real estate practices and principles, consistently applied, and shall permit Landlord and Lender by their respective agents, accountants and attorneys, upon reasonable notice to Tenant, to visit and inspect the Leased Premises and examine (and make copies of) the records and books of account with respect to the Leased Premises and to discuss the finances and business of Tenant with the officers of Tenant, upon reasonable prior notice and at such reasonable times as may be requested by Landlord. Upon the request of Lender or Landlord (either telephonically or in writing), Tenant shall provide the requesting party with copies of any specific and reasonably identified information to which such party would be entitled in the course of a personal visit pursuant to the provisions of this Paragraph 28(a).

               (b) So long as Tenant is a wholly-owned subsidiary of Guarantor, Tenant shall cause to be delivered to Landlord and to Lender within seventy-five
(75) days of the close of each fiscal year of Guarantor, annual audited financial statements of the Tenant Group certified by a nationally recognized firm of independent certified public accountants. If, at any time during the Term Tenant is not a wholly-owned subsidiary of Guarantor, Tenant shall (i) deliver to Landlord and Lender within seventy-five (75) days of the close of each fiscal year of Tenant annual audited financial statements of Tenant certified by a nationally recognized firm of independent certified public accountants, (ii) also furnish to Landlord within thirty (30) days after the end of each of the three remaining quarters unaudited financial statements and all other quarterly reports of Tenant and the Tenant Group, certified by Tenant's chief financial officer, and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other Law. All financial statements shall be prepared in accordance with GAAP consistently applied. All annual financial statements shall be accompanied (i) by an opinion of said accounting firm stating that (A) there are no qualifications as to the scope of the audit and (B) the audit was performed in accordance with GAAP and (ii) by the affidavit of the president or a vice president of Tenant, dated within five (5) days of the delivery of such statement, stating that (C) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto and (D) except as otherwise specified in such affidavit, that Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit. Notwithstanding any of the foregoing to the contrary, so long as the Guarantor of this Lease is a public company and the consolidated quarterly and annual financials of Guarantor (which must include Tenant as a part of the Tenant Group) which Tenant would be otherwise required to cause to be delivered hereinabove are available to Landlord via EDGAR or other online service at no material cost to Landlord, then Landlord agrees that it shall obtain such quarterly and annual financials through such service and neither Tenant nor Guarantor shall be required to make the physical deliveries required hereinabove. In the event that Landlord (or any direct or indirect parent company) is required to disclose Tenant's or Guarantor's financial statements, as the case may be (in whole or in summary form), in order to comply with its public filing and disclosure requirements under the rules or regulations promulgated by the Securities & Exchange Commission ("SEC"), then Tenant or Guarantor, as the case may be, shall cause the certified public accountants that audited its financial statements to provide Landlord with written


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

consent to allow such auditor's report to be disclosed and/or incorporated by reference into Landlord's or its ultimate parent company's SEC filings.

          29. Determination of Value.

               (a) Whenever a determination of FMRV is required pursuant to any provision of this Lease, same shall be determined in accordance with the following procedure:

                    (i) Landlord and Tenant shall endeavor to agree upon the FMRV not later than six (6) months prior to the Expiration Date of the current Term and in any event shall commence such process not later than sixty (60) days after the date (the "Applicable Initial Date") on which Tenant provides Landlord with notice of its intention to extend the Term of this Lease, in whole or in part, pursuant to Paragraph 5(b) hereof, and upon reaching such agreement, the parties shall execute an agreement setting forth the amount of such FMRV.

                    (ii) If the parties shall not have signed such agreement within sixty (60) days after the Applicable Initial Date, Tenant shall within thirty (30) days after the Applicable Initial Date select an arbitrator and notify Landlord in writing of the name, address and qualifications of such arbitrator. Within twenty (20) days following Landlord's receipt of Tenant's notice of the arbitrator selected by Tenant, Landlord shall select an arbitrator and notify Tenant of the name, address and qualifications of such arbitrator. Such two arbitrators shall endeavor to agree upon FMRV based on a written determination made by each of them (and given to Landlord by Tenant). If such two arbitrators shall agree upon a FMRV, the amount of such FMRV as so agreed shall be binding and conclusive upon Landlord and Tenant.

                    (iii) If such two arbitrators shall be unable to agree upon a FMRV within thirty (30) days after the selection of an arbitrator by Landlord, then such arbitrators shall advise Landlord and Tenant of their respective determination of FMRV and thereafter shall select a third arbitrator to make the determination of FMRV and shall provide such third arbitrator with written notice of their respective determinations of FMRV. In making such determination, the third arbitrator's only option shall be to select either the FMRV as determined by Tenant's arbitrator or the FMRV as determined by Landlord's arbitrator which such third arbitrator determines to be closest to his determination of FMRV for the Leased Premises or portion thereof that is the subject of the applicable Renewal Term, without modification, and, thereafter, to notify Landlord and Tenant of such arbitrator's selection. The selection of the third arbitrator and the determination of FMRV by such third arbitrator shall be binding and conclusive upon Landlord and Tenant, and either party may seek to enter such third arbitrator's determination of FMRV as a judgment in the Supreme Court, New York County.

                    (iv) If such two arbitrators shall be unable to agree upon the designation of a third arbitrator within twenty (20) days after the expiration of the thirty (30) day period referred to in clause (iii) above, or if such third arbitrator does not make a determination of FMRV within forty-five
(45) days after his selection, then such third arbitrator or a substituted third arbitrator, as applicable, shall, at the request of either party hereto, be appointed by the President or Chairman of the Real Estate Board of New York. The determination of FMRV made by the third arbitrator appointed pursuant hereto shall be made within forty-five (45) days after such appointment.


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

                    (v) Each arbitrator selected or appointed pursuant to this Paragraph 29(a) shall (A) have no right, power or authority to alter or modify the provisions of this Lease, (B) utilize the definition of FMRV set forth above, and (C) be at least a managing director, vice president or principal of a nationally or regionally recognized real estate brokerage firm and have not less than ten (10) years experience in Manhattan as a licensed broker or appraiser with substantial experience with respect to the leasing of significant blocks of space in "class A" high-rise office buildings in Manhattan similar to the Building, and (E) be currently registered or licensed as a real estate broker in the New York State.

                    (vi) The Cost of the procedure described in this Paragraph 29(a) above shall be paid as follows: Each party shall pay its own costs related to its arbitrator and determination of FMRV and the costs of the third arbitrator shall be shared on a 50/50 basis by Landlord and Tenant.

               (b) If, by virtue of any delay, FMRV is not determined by the expiration or termination of the then current Term, then until FMRV is determined, Tenant shall continue to pay Basic Rent during the succeeding Renewal Term in the same amount which it was obligated under this Lease to pay prior to the commencement of the Renewal Term. When FMRV is determined, the appropriate Basic Rent shall be calculated retroactive to the commencement of the Renewal Term and Tenant shall either receive a refund from Landlord (in the case of an overpayment) or shall pay any deficiency to Landlord (in the case of an underpayment).

               (c) In determining FMRV, the arbitrators shall determine the amount that a willing tenant would pay, and a willing landlord of a comparable building located in midtown Manhattan would accept, at arm's length, to rent first class office space of comparable size and quality as the Improvements, taking into account all relevant factors. The arbitrators shall further assume that no default then exists under the Lease, that Tenant has complied (and will comply) with all provisions of the Lease, and that no Event of Default exists under the Guaranty.

          30. Non-Recourse as to Landlord. (a) Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be limited to actual damages and shall be enforced only against the Leased Premises and not against any other assets, properties or funds of (i) Landlord, (ii) any director, officer, member, general partner, shareholder, limited partner, beneficiary, employee or agent of Landlord or any members or general partners of Landlord (or any legal representative, heir, estate, successor or assign of any thereof), (iii) any predecessor or successor partnership or corporation (or other entity) of Landlord or any of its general partners, shareholders, officers, directors, members, employees or agents, either directly or through Landlord or its general partners, shareholders, officers, directors, employees or agents or any predecessor or successor partnership or corporation (or other entity), or (iv) any Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof.

               (b) Notwithstanding the foregoing, Tenant shall not be precluded from instituting legal proceedings for the purpose of making a claim against Landlord on account of


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

an alleged violation of Landlord's obligations under this Lease or any tortuous conduct or act of Landlord or any employees or agent of Landlord, subject, however, to Paragraph 30(a) above.

          31. Financing.

               (a) Tenant agrees to pay, not later than five (5) business days following written request from Landlord (or upon the date of this Lease with respect to costs and expenses incurred as of such date): (i) all costs and expenses incurred by Landlord in connection with the initial purchase and leasing of the Leased Premises, including, without limitation, transfer taxes, mortgage recording taxes, PILOMRT and recording fees and charges, the cost of appraisals, environmental reports, property condition report and zoning reports; UCC and related searches; owner's title insurance charges and premiums (including endorsements), the cost of surveys; the costs of any updates to any of the foregoing or any reliance letters required in connection therewith; and the fees and expenses of Landlord's counsel, and (ii) all costs and expenses incurred by Landlord in connection with the financing of the initial Loan, whether such initial Loan occurs concurrently with or subsequent to the consummation of this Lease (but not any extensions, modifications, or refinancing thereof), including without limitation, any "points", application charges, commitment fees, costs of updates or additions to searches or any of the reports identified under clause (i) hereof or any reliance letters required in connection therewith, Lender's title charges and premiums (including endorsements), and the fees and expenses of Lender's counsel; provided that notwithstanding anything to the contrary contained herein, Tenant shall not be responsible for the payment of any costs and expenses incurred by Landlord in connection with the financing of such initial Loan in excess, in the aggregate, of $3,500,000 (excluding any PILOMRT or mortgage recording tax payable by Tenant in accordance with the provision of this Lease); and, provided further, that Landlord agrees that it shall use good faith and commercially reasonable efforts to negotiate then current market or customary "points" and fees in connection with such initial Loan consistent with other mortgages held by institutional lenders for similar properties and incur commercially reasonable costs and expenses in connection with such initial Loan transaction. Notwithstanding anything to the contrary contained herein, if any Lender shall refuse to accept an assignment of the WPC II Mortgage in connection with the making of the initial Loan, then the amount of any mortgage recording tax or PILOMRT due in connection with the recording of such Lender's Mortgage shall be split equally between Landlord and Tenant up to the amount of such tax payable for a mortgage loan of $155,000,000 (with Tenant's portion thereof payable as Additional Rent hereunder) and any incremental additional amount of such tax due on any portion of such loan amount above $155,000,000 shall be payable by Landlord.

               (b) In connection with any Loan, (i) Landlord shall not incur principal indebtedness thereunder in excess of $225,000,000 at any time prior to the Option Lapse Date (ii) in no event shall the monthly payment of principal and interest due in connection with such Loan, in the aggregate, exceed the Basic Rent then payable under this Lease with respect to such month, (iii) Landlord shall promptly notify Tenant in writing of the prepayment timeframes and terms of any Mortgage entered into by Landlord, (iv) Landlord shall not enter into any Mortgage on the Leased Premises that has a lock-out period precluding prepayment or defeasance during the entirety of the Option Window,
(v) if Landlord enters into a Loan on the Leased Premises that does not allow Tenant an opportunity to prepay the Loan at par during the Option Window, then Landlord shall be responsible for the applicable Prepayment Premium if Tenant exercises its


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

Purchase Option during such Option Window, and (vi) Landlord agrees that it shall use good faith and commercially reasonable efforts to negotiate then current "market" or customary prepayment premiums in connection with any such Loan, taking into account the credit and financial standing of Tenant and Guarantor at the time Loan is made, current market circumstances and the type and amounts of prepayment premiums or penalties which are generally being required in connection with mortgages held by institutional lenders for similar properties (or similar leasehold interests therein), similarly situated (including, without limitation, mortgages anticipated to be subject to a securitization); specifically, Landlord will use good faith and commercially reasonable efforts (but without legal obligation) to obtain from the applicable Lender (x) the ability to prepay the Loan "at par" (i.e., without prepayment premiums or penalties or defeasance costs) in connection with a termination of the Lease and purchase of the Leased Premises pursuant to a rejectable offer made by Tenant under Paragraph 18 hereof, and (y) as long of an "at par" prepayment period immediately prior to maturity of the Loan as then current markets permit without adversely altering the economics of the Loan (z) the ability to extend the Loan an additional six (6) months in the event that a widespread capital markets disruption not related to the Tenant or Guarantor's credit makes an earlier payoff and refinancing problematic (provided that such extension period does not result in any changes in the Loan economics that is adverse to Landlord (including interest rate or amortization schedule changes). Tenant shall not be responsible for any transaction costs or fees incurred by Landlord in connection with any refinancing of the initial Loan.

               (c) Tenant agrees to pay, within three (3) business days of written demand therefor, any cost, charge or expense (other than the principal of the Note and interest thereon at the contract rate of interest specified therein) imposed upon Landlord by Lender pursuant to the Note, the Mortgage or the Assignment which is caused by or results from any Event of Default by Tenant under any provision of this Lease.

               (d) If Landlord desires to obtain or refinance any Loan (including by an assignment of the WPC II Mortgage), Tenant agrees (i) to reasonably cooperate and negotiate in good faith with Landlord and the applicable Lender concerning any request made by such Lender or proposed Lender for changes or modifications in this Lease, including, without limitation, supplying any such Lender with such notices and information as Tenant is required to give to Landlord hereunder and to extend the rights of Landlord hereunder to any such Lender and to consent to such financing if such consent is requested by such Lender and (ii) to join onto the applicable Mortgage as a signatory thereto (the "Joinder") for the purposes of making Tenant's beneficial estate in the Leased Premises subject to such Mortgage and the rights and remedies of Lender thereunder; provided that: (A) such Lender provides Tenant with an SNDA consistent with the provisions of Paragraph 32(a) below, (B) Tenant shall have no obligation to pay or perform any obligation of Landlord under the Mortgage, but shall be provided with notice and cure provisions customarily granted to a ground lessor that subjects its fee to the lien of a mortgage in connection with a leasehold financing, and (C) to the extent Tenant elects to pay any monthly debt service or incurs any other expense in order to cure a default by Landlord under such Mortgage that was not the result of a default by Tenant under this Lease then Tenant shall be entitled to a credit against the next monthly installment of Basic Rent due hereunder equal to the amount so paid or expended, (D) if such Loan is accelerated and Tenant elects to satisfy such Loan in full in order to cure a default by Landlord under such Mortgage that was not the result of a default by Tenant under this Lease, then Tenant shall be entitled to reduction in the amount of


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

the Option Price equal to the amount so paid or expended to satisfy such loan in full equal to the amount so paid or expended; and Landlord hereby acknowledges and agrees to such rights and remedies of Tenant hereinabove described and agrees to same, whether or not Landlord is a party to any such SNDA or other document between Tenant and Lender setting forth such rights. Further, Tenant shall execute such other documents, certificates, or agreements as such Lender reasonably requires in connection with such financing, including an SNDA consistent with the provisions of this Paragraph 31(d) and Paragraph 32(a) below. Notwithstanding the foregoing Tenant shall not be required to any enter into any such document, instrument or agreement, other than the Joinder or the SNDA, if same decreases any right, benefit or privilege of Tenant under this Lease or increase Tenant's obligations under this Lease, beyond a de minimis extent.

          32. Subordination, Non-Disturbance and Attornment; Landlord's Waiver.

               (a) This Lease and Tenant's interest hereunder shall be subordinate to any Mortgage (other than the Landlord Mortgage) hereafter placed upon the Leased Premises, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof, provided that, with respect to any such Mortgage, a separate SNDA in recordable form shall be duly executed by the holder of any such Mortgage and delivered to Tenant, which SNDA shall (i) provide for the recognition of all of the provisions this Lease and all Tenant's rights and benefits hereunder (including, without limitation, the Purchase Option and the right of first refusal in accordance with the terms and conditions of this Lease) unless and until an Event of Default exists or Landlord shall have the right to terminate this Lease pursuant to any applicable provision hereof or applicable Laws and (ii) shall provide Tenant with the rights set forth in clauses (B), (C), and (D)of Paragraph 31(d)(ii)above. Subject to the foregoing, such SNDA shall be in the applicable Lender's then customary form subject to reasonable changes consistent with then current market terms and practices then generally followed by institutional lenders and otherwise reasonably satisfactory to Lender and Tenant.

               (b) Landlord agrees that, upon the request of any Person that shall be Tenant's senior secured lender, subordinate senior lender, purchase money equipment lender or an equipment lessor of Tenant, Landlord shall execute and deliver a commercially reasonable waiver of Landlord's statutory lien rights, if any, and a consent and agreement with respect to the respective rights of Landlord and such Person regarding the security interests in, and the timing and removal of, any inventory, equipment or other collateral in which such Person has a secured interest (the "Collateral"), in form and substance reasonably acceptable to Landlord, so long as such waiver and agreement (i) provides for the indemnification of Landlord against any claims by Tenant or any Person claiming through Tenant and against any physical damage caused to the Leased Premises, in connection with the removal of any of the Collateral by such Person, (ii) expressly excludes any claim by such Person to any right, title or interest in or to any of the Equipment as defined in this Lease, (iii) provides for a reasonable, but limited, timeframe for the removal of such Collateral by such Person after the expiration of which same shall be deemed abandoned, and
(iv) provides for the per diem payment of Basic Rent due hereunder by such Person for each day following the date of the expiration or termination of this Lease thereafter that Landlord permits such Person's Collateral to remain in the Leased Premises.


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

          33. Tax Treatment; Reporting. (a) Notwithstanding any other provision of this Lease, the parties hereto hereby agree that it is the intent of the parties to create, and this Lease shall be treated as, a financing Lease in accordance with the terms of this Paragraph 33 from the Commencement Date up to the Option Lapse Date and thereafter as a true lease in accordance with the terms of this Paragraph 33. Landlord and Tenant acknowledge and agree that commencing as of the Commencement Date of this Lease and continuing until the Option Lapse Date each of Landlord and Tenant shall treat the transactions pursuant to the PSA, together with the transactions pursuant to this Lease and the Security Documents, for all accounting and federal, state and local tax purposes (including, without limitation, income taxes) as a loan by Landlord to Tenant in the amount of the Acquisition Cost, and not as a sale and leaseback of the Leased Premises. Consistent with the immediately preceding sentence, Landlord and Tenant acknowledge and agree that for all accounting and federal, state and local tax purposes (a) Tenant shall be treated as the beneficial owner of the Leased Premises and the Equipment (subject to Landlord's secured interest therein), and eligible to claim depreciation and amortization deductions with respect to the Leased Premises under Section 167 or 168 of the Internal Revenue Code of 1986, as amended (the "Code"); (b) the Basic Rent and any Supplemental Rent shall be treated as interest expense of Tenant and interest income of Landlord, (c) Landlord and Tenant shall treat the Option Price, if paid, as (i) a repayment of loan principal up to the amount of the Acquisition Cost and (ii) interest expense of Tenant and interest income of Landlord to the extent the Option Price exceeds the Acquisition Cost and such interest income and interest expense shall be accrued as original issue discount and included in income by the Landlord and as an expense by the Tenant in accordance with Code Sections 1272 et seq; and Tenant agrees to prepare the applicable Form 1099-OID reports in accordance with such OID Schedule. Landlord and Tenant agree that (x) as soon as practicable after the execution and delivery of this Lease, they shall use commercially reasonable efforts and reasonably cooperate to create and agree upon a schedule (the "OID Schedule")that will set forth in detail the amounts of accrued interest income and expense arising from the original issue discount described in the immediately preceding sentence, and (y) in the event of any dispute between the Landlord and Tenant with respect to the calculation of the amounts to be set forth in the schedule as described in clause (x) above, then an independent accounting firm engaged by the Tenant shall settle such dispute and determine such amounts and such determination of such firm shall be final and binding upon Landlord and Tenant. For the period up to the Option Lapse Date Landlord and Tenant agree to prepare all financial statements and file all federal, state and local income tax returns and reports in a manner consistent with the provisions of this Paragraph 33(a) and shall not take any position inconsistent with the provisions of this Paragraph 33(a) with any income tax or other governmental authority; provided that, nothing in this Lease shall be deemed to constitute a guaranty, warranty or representation by either Landlord or Tenant as to the proper treatment of the transactions under the PSA or this Lease for any income tax purpose or any other purpose.

               (b) From and after the Option Lapse Date, (i) the financing lease treatment of this Lease as described in Paragraph 33(a) above shall be of no further force or effect and Landlord and Tenant each expressly acknowledge and agree that effective as of the Option Lapse Date each shall treat this transaction as a true lease for all accounting and federal, state and local income tax purposes (and shall report this transaction as a lease for Federal income tax purposes) and (ii) for federal income tax purposes each shall report this Lease as a true lease with Landlord as the owner of the Leased Premises and Equipment and Tenant as the


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

lessee of such Leased Premises and Equipment including: (1) treating Landlord as the owner of the property eligible to claim depreciation deductions with respect to the Leased Premises and Equipment under the Code, (2) Tenant reporting its Rent payments as rent expense under Section 162 of the Code, and (3) Landlord reporting the Rent payments as rental income; provided that, nothing in this Lease shall be deemed to constitute a guaranty, warranty or representation by either Landlord or Tenant as to the proper treatment of this transaction for state law purposes and for federal income tax purposes.

               (c) If at any time this Lease is determined to be or is recharacterized as a true lease, irrespective of the intent of the parties hereto, by any State or local taxing authority, then to the extent any real property transfer taxes are determined by such authorities to be due, then all such transfer taxes, together with any interest and penalties thereon, shall be paid by Tenant, and if same are not timely paid, Landlord may pay same and Tenant shall reimburse Landlord for such amount, together with interest thereon at the Default Rate from the date paid by Landlord until repaid by Tenant, as Additional Rent hereunder

               (d) As more fully described in Paragraph 33(a), Landlord and Tenant acknowledge that until the Option Lapse Date the transactions under the PSA and the transactions under this Lease shall be treated for income tax purposes as a deemed loan (the "Deemed Loan") in the amount of the Acquisition Cost and that the Basic Rent, the Supplemental Rent, if any, and the excess of the Option Price over the Acquisition Cost shall be treated as interest on the Deemed Loan for income tax purposes (and such interest income and interest expense attributable to the excess of the Option Price over the Acquisition Cost shall be accrued as original issue discount and included in income by the Landlord and as an expense by the Tenant in accordance with the OID Schedule). Landlord and Tenant intend that the Deemed Loan shall not be subject to the limits (the "AHYDO Limits") on (including deferral of) the deduction of original issue discount set forth in Section 163(e)(5) of the Code, or any successor provision of similar effect. In addition to all other amounts payable by Tenant under this Lease, on each Basic Rent Payment Date Tenant shall pay a supplemental rent ("Supplemental Rent") to Landlord in the minimum amount necessary to prevent the Deemed Loan from being subject to the AHYDO Limits. Each such minimum amount of Supplemental Rent shall be determined by Tenant in accordance with the Section 163(i) of the Code, as in effect from time to time, and all authoritative interpretations thereof, including but not limited to any final, temporary and proposed Treasury Regulations, Revenue Rulings, Revenue Procedures and relevant court opinions. If Tenant determines that Tenant is required to pay Supplemental Rent (or to modify the amount or timing of any Supplemental Rent otherwise payable), Tenant shall deliver written notice of such determination to Landlord not fewer than thirty (30) days before the first Basic Rent Payment Date on which such Supplemental Rent is payable (or to which such modification applies), together with a schedule of the amount of Supplemental Rent required to be paid on such Basic Rent Payment Date and each Basic Rent Payment Date thereafter. If Tenant pays any Supplemental Rent, the Option Price shall be reduced by an amount equal to the sum of the amounts of all payments of Supplemental Rent, provided and upon condition that in no event that the Option Price be reduced below $225,000,000.

          34. Option to Purchase.


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

               (a) Landlord does hereby give and grant to Tenant the option (the "Purchase Option") to re-acquire all right, title and interest in and to the Leased Premises free of the lien of the Landlord Mortgage (i) for a purchase price (the "Purchase Price") equal to the Option Price and (ii) exercisable on a date (the "Purchase Date ") selected by Tenant that is not later than six (6) months prior to the maturity date of the Loan then encumbering the Leased Premises (as same may be extended as described in Paragraph 31(b) hereof, the "Loan Maturity Date"), provided that such Loan Maturity Date must occur sometime within a period commencing not later than three (3) months prior to the 10th anniversary of the Commencement Date and ending not later than twelve (12) months after the date of the 10th anniversary of the Commencement Date (the "Option Window"), subject to the terms below. Tenant must give irrevocable written notice (the "Option Notice") of its intention to exercise the Purchase Option not earlier than eighteen (18) months nor later than nine (9) months before the beginning of the Option Window (provided if no Loan is then in place at the time Tenant has the right to give an Option Notice, then Tenant may give such Option Notice and close on any date selected by Tenant occurring during the ninety (90) day period immediately after the date of the 10th anniversary of the Commencement Date). Landlord shall not be permitted to amend the prepayment timeframes and/or prepayment terms of any Loan in any manner that is less favorable to Tenant during the period commencing six (6) months prior to the beginning of Tenant's Option Notice period and continuing until its expiration, without Tenant's consent (not to be unreasonably withheld or delayed). If Tenant desires to close on a Purchase Date that is not at least six (6) months prior to the Loan Maturity Date (in order to leave Landlord sufficient time to refinance the Loan), then Tenant may shorten such period by up to three (3) months by depositing with an escrow agent and under escrow terms which shall each be mutually acceptable to Landlord and Tenant a non-refundable, interest-bearing deposit in an amount equal to five (5%) percent of the Option Price on or before the date that is six (6) months prior to the Loan Maturity Date. In addition, Tenant may close on any other earlier date during the Option Window (that is not subject to lockout under the terms of the applicable Loan) so long as Tenant pays any and all Prepayment Premiums that may be due. Notwithstanding anything to the contrary contained herein, Tenant shall not be permitted to deliver, and Landlord shall not be obligated to accept, an Option Notice at any time that a monetary Event of Default shall have occurred and then be continuing under this Lease, but the acceptance of such Option Notice by Landlord shall not constitute, or be deemed or construed as, a waiver by Landlord or a cure of any Event of Default under this Lease.

               (b) If Tenant shall exercise the foregoing Purchase Option, then on the later to occur of (i) the Option Purchase Date or (ii) the date when Tenant has paid the Option Price and has satisfied all other Monetary Obligations, Landlord shall convey the Leased Premises to Tenant in accordance with Paragraph 20 hereof; provided, that Landlord, shall not be obligated to honor Tenant's Purchase Option at any time after the Option Lapse Date unless Tenant has timely exercised such Purchase Option and Landlord, through no fault of Tenant has failed to convey the Leased Premises to Tenant. IF (i) THIS LEASE SHALL TERMINATE FOR ANY REASON PRIOR TO THE DATE ORIGINALLY FIXED HEREIN FOR THE EXPIRATION OF THE TERM, OR (ii) IF TENANT SHALL FAIL TO GIVE THE OPTION EXERCISE NOTICE, TIME BEING OF THE ESSENCE, OR (iii) THE TRANSACTION DOCUMENTS HAVE BEEN MODIFIED, REFORMED OR REPLACED WITHOUT THE CONSENT OF LANDLORD PURSUANT TO A PROCEEDING UNDER THE U.S. BANKRUPTCY CODE OR OTHERWISE, THEN, IN ANY SUCH EVENT, THE OPTION


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

PROVIDED IN THIS PARAGRAPH 34 AND ANY EXERCISE THEREOF BY TENANT SHALL CEASE AND TERMINATE AND SHALL BE NULL AND VOID. IN SUCH EVENT TENANT SHALL EXECUTE A QUITCLAIM DEED AND SUCH OTHER DOCUMENTS AS LANDLORD SHALL REASONABLY REQUEST EVIDENCING THE TERMINATION OF ITS OPTION. The Purchase Option shall not be transferable by Tenant to any Person independent of this Lease and the assignment and assumption of all of the obligations of Tenant hereunder to the extent permitted under Paragraph 21 hereof; provided that Tenant shall be permitted to (x) assign this Purchase Option at any time during the Option Window so long as Tenant has previously delivered the irrevocable Option Notice or (y) so long as Tenant has previously delivered the irrevocable Option Notice, designate a Person to whom Landlord shall assign all of its rights, title and interest in and to the Leased Premises at the closing of the Purchase Option on the Purchase Date. If Tenant has not satisfied all Remaining Obligations under this Lease which have arisen on or prior to the Purchase Date on the Purchase Date, then Tenant shall nevertheless be entitled to close the Purchase Option provided that Tenant satisfies all Monetary Obligations at such closing and Guarantor provides an indemnification, defense and hold harmless agreement reasonably satisfactory to Landlord from and against such other non-monetary obligations and liabilities of Tenant under the Lease.

          35. Right of First Offer.

          (a) If Landlord decides to offer the Leased Premises for sale to any third party, Landlord shall first offer by written notice (the "ROFO Offer") to sell the Leased Premises to Tenant for a specific purchase price (the "ROFO Purchase Price") and, upon such other material economic and non-economic terms and conditions as Landlord, in Landlord's sole discretion, would otherwise intend to offer to sell the Leased Premises to any third party, prior to Landlord's offering to sell the Leased Premises to any such third party; except that the terms and conditions of any such sale to Tenant shall be (i) consistent with the terms and provisions of this Paragraph 35 and (ii) the sale to Tenant shall be "AS IS", "WHERE IS", without representation or warranty by Landlord. If Landlord shall make the ROFO Offer, then, whether or not Tenant has accepted the ROFO Offer, Landlord shall have the unilateral right, in Landlord's sole discretion, to revoke the ROFO Offer if any monetary Event of Default exists under this Lease on the date on which Landlord shall give, or would otherwise be required to give, Tenant the ROFO Offer.

          (b) Tenant shall have the right to accept the ROFO Offer only by giving Landlord written notice of such acceptance (the "ROFO Notice") within fifty (50) days after delivery by Landlord to Tenant of the ROFO Offer. Time shall be of the essence with respect to said fifty (50) day period and delivery of the ROFO Notice by Tenant. Tenant shall thereafter have forty-five (45) days to arrange financing and complete due diligence, after which a non-refundable 3% good faith deposit will be posted, and the transaction must close within twenty
(20) days thereafter. If Tenant shall accept the ROFO Offer, Tenant shall execute any documentation reasonably required by Landlord to reflect Tenant's acceptance of the ROFO Offer.

          (c) If Tenant does not accept, or fails to accept, the ROFO Offer in accordance with the provisions herein, Landlord shall be under no further obligation with respect to such ROFO Offer pursuant to the terms contained herein, and except as expressly hereinafter provided below in this Paragraph 35(c), Tenant shall be deemed to have forever waived and relinquished its right to such ROFO Offer and Landlord shall thereafter be entitled to market the Leased Premises to others upon such terms and conditions as Landlord in its sole discretion may determine, subject to the following: (1) if the price (the "Third Party Price") for which Landlord intends to enter into a binding contract with a third party (a "Third Party Contract") to sell the Leased Premises is less than ninety five percent (95%) of the ROFO Purchase Price offered to Tenant or (2) Landlord does not consummate the closing of such Third Party Contract within one hundred eighty (180) days after the last day that Tenant could have timely accepted such ROFO Offer under Paragraph 35(b) above, then Landlord shall be required to again offer the Leased Premises to Tenant at the Third Party Price and Tenant shall have thirty (30) days in which to accept the Third Party Price and, if accepted, shall thereafter close in accordance with the terms of the Third Party Contract . Tenant's right under this Paragraph 35 shall apply to each subsequent decision by Landlord or any successor Landlord to sell its interest in the Leased Premises, unless Tenant had previously deliver a ROFO Notice hereunder and thereafter defaulted in its obligation to close the transaction on the applicable purchase date which default resulted in a termination by Landlord of the applicable contract.

          (d) If Tenant does not timely deliver the ROFO Notice and the Leased Premises are transferred to a third party, Tenant will attorn to such third party as Landlord so long as such third party and Landlord notify Tenant in writing of such transfer. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations of Tenant hereunder or decrease Tenant's rights and benefits hereunder. If Tenant accepts the ROFO Offer under Paragraph 35(b) or (c) above and thereafter defaults in it s obligation to close such purchase transaction, then Tenant shall be deemed to have forever waived and relinquished its right to acquire the Leased Premises under this Paragraph 35 and this Paragraph 35 shall be of no further force or effect (and Tenant shall, within ten (10) days after Landlord's request therefor, deliver an instrument in form reasonably satisfactory to Landlord confirming the aforesaid waiver and deletion of this Paragraph 35 from the Lease, but no such instrument shall be necessary to make the provisions hereof effective), and Landlord shall thereafter be entitled to market the Leased Premises to others upon such terms and conditions as Landlord in its sole discretion may determine at any time thereafter.

          (e) Notwithstanding anything to the contrary contained herein, the provisions of this Paragraph 35 shall not apply to or prohibit (i) any mortgaging, subjection to deed of trust or other collateral assignment or hypothecation of Landlord's interest in the Leased Premises, (ii) any sale of the Leased Premises pursuant to a private power of sale under or judicial foreclosure of any Mortgage to which Landlord's interest in the Leased Premises is now or hereafter subject, (iii) any transfer of Landlord's interest in the Leased Premises to a Lender, beneficiary under deed of trust or other holder of a security interest therein or their designees by deed in lieu of foreclosure,
(iv) any transfer of the Leased Premises to any governmental or quasi-governmental agency with power of condemnation, (v) any transfer of the Leased Premises or any interest therein or in Landlord to any of the following entities (each, a "CPA Entity"): Corporate Property Associates 14 Incorporated, Corporate Property Associates 15, Incorporated, Corporate Property Associates 16-Global Incorporated, Corporate Property Associates 17-Global Incorporated or CPA 17 Limited Partnership, or any combination thereof or any of their respective direct or indirect subsidiaries, or to any entity for whom W.P. Carey & Co. LLC or any of its affiliates or subsidiaries provides management or advisory services or investment advice, (vi) a transfer to any Person to whom a CPA Entity sells all or substantially all of its assets or equity interests (viii) any transfer of the Leased Premises to any of the successors or assigns of any of the Persons referred to in the foregoing clauses (i) through (iv).

          (f) If the Leased Premises is purchased by Tenant pursuant to this Paragraph 35, Landlord need not convey any better title thereto than that which was conveyed to Landlord, and Tenant shall accept such title, subject, however, to the Permitted Encumbrances and to all other liens, exceptions and restrictions on, against or relating to any of the Leased Premises and to all applicable Laws, except that Landlord shall cause to be removed of record the lien of and security interest created by any Mortgage (including the Landlord Mortgage) or assignment of leases and rents and liens, exceptions and restrictions on, against or relating to the Leased Premises which have been created by or resulted solely from acts of Landlord after the date of this Lease, unless the same are Permitted Encumbrances or customary utility easements benefiting the Leased Premises or were created with the written consent of Tenant or the Condominium Board or as a result of a default by Tenant under this Lease.

          (g) Upon the date fixed for a purchase of the Leased Premises pursuant to this Paragraph 35 (or such other date mutually acceptable to Landlord and Tenant but in no event later than the date specified in the Third Party Contract, if applicable (the "Purchase Date"), Tenant shall pay to Landlord, or to any Person to whom Landlord directs payment, the balance of the ROFO Purchase Price and all other sums payable by Tenant under the ROFO Offer, in Federal Funds, and Landlord shall execute and deliver to Tenant or its designee (i) an assignment of the Severance Lease which describe the Leased Premises being conveyed and conveys the title thereto as provided in Paragraph 35(f) above,
(ii) a termination of this Lease and a termination of the memorandum of lease in recordable form, and (iii) such other instruments as shall be necessary to transfer the Leased Premises to Tenant or its designee. If on the Purchase Date any Monetary Obligations remain outstanding Tenant shall pay to Landlord on the Purchase Date the amount of such Monetary Obligations. Upon the completion of such purchase by Tenant or its designee, this Lease and all obligations and liabilities of Tenant hereunder shall terminate, except any obligations of Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or termination of this Lease or which survive such expiration or termination by their own terms. Any prepaid Monetary Obligations paid to Landlord shall be prorated as of the Purchase Date, and the prorated unapplied balance shall be deducted from the ROFO Purchase Price due to Landlord; provided, that no apportionment of any Impositions shall be made upon any such purchase.

          (i) If the completion of the purchase by Tenant or its designee pursuant to this Paragraph 35 shall be delayed after the date scheduled for such purchase, Basic Rent and Additional Rent shall continue to be due and payable until completion of such purchase. The provisions of Paragraph 21(i) hereof regarding restrictions on a sale of the Leased Premises to a Tenant Competitor shall apply to this Paragraph 35.

          36. Miscellaneous.

               (a) The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

               (b) As used in this Lease, the singular shall include the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including without limitation"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant and/or condition"; (v) "any of the Leased Premises" shall mean "the Leased Premises or any part thereof or interest therein"; (vi) "any of the Land" shall mean "the Land or any part thereof or interest therein"; (vii) "any of the Improvements" shall mean "the Improvements or any part thereof or interest therein"; and (viii) "any of the Equipment" shall mean "the Equipment or any part thereof or interest therein".

               (c) Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Landlord shall not unreasonably withhold, delay or condition its consent whenever such consent is required under this Lease, except as otherwise specifically provided in this Lease (including, without limitation, with respect to any assignment of this Lease or subletting of the Leased Premises which shall be governed by the express terms of Paragraph 21 hereof). In any instance in which Landlord agrees not to act unreasonably, Tenant hereby waives any claim for damages against or liability of Landlord which is based upon a claim that Landlord has unreasonably withheld, delayed or conditioned any consent or approval requested by Tenant, and Tenant agrees that its sole remedy shall be an action for declaratory judgment. If with respect to any required consent or approval Landlord is required by the express provisions of this Lease not to unreasonably withhold or delay its consent or approval, and if it is determined in any such proceeding referred to in the preceding sentence that Landlord acted unreasonably, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability whatsoever to Tenant for its refusal or failure to give such consent or approval except that Landlord shall reimburse Tenant for its reasonable attorneys fees and court costs incurred in connection with such proceeding if Tenant so prevails. Tenant's sole remedy for Landlord's unreasonably withholding or delaying, consent or approval shall be as provided in this Paragraph. Notwithstanding anything to the contrary contain herein, except and only to the extent otherwise expressly provided in this Lease, in no event shall Landlord or Tenant be liable for any consequential indirect or punitive damages.

               (d) Landlord shall in no event be construed for any purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to any of the Leased Premises or otherwise in the conduct of their respective businesses.

               (e) This Lease and any documents which may be executed by Tenant on or about the effective date hereof at Landlord's request constitute the entire agreement between the parties and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Leased Premises and the transactions provided for herein. Landlord and Tenant are business entities having substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

               (f) This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

               (g) The covenants of this Lease shall run with the land and bind Landlord and Tenant, their respective successors and assigns and all present and subsequent encumbrancers and subtenants of any of the Leased Premises, and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns. If there is more than one Tenant, the obligations of each shall be joint and several.

               (h) If any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

               (i) All exhibits attached hereto are incorporated herein as if fully set forth.

               (j) This Lease shall be governed by and construed and enforced in accordance with the laws of the State.

               (k) Tenant is not, nor will Tenant become (i) a Person with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action or (ii) a Person who violates the U.S. Foreign Corrupt Practices Act 15 U.S.C. Sections 78dd-1, 78dd-2 and 78dd-3 and Tenant not will engage in any dealings or transactions or be otherwise associated with such persons or entities.

               (l) Landlord is not, nor will Landlord become (i) a Person with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action or (ii) a Person who violates the U.S. Foreign Corrupt Practices Act 15 U.S.C. Sections 78dd-1, 78dd-2 and 78dd-3 and Landlord not will engage in any dealings or transactions or be otherwise associated with such persons or entities.

               (m) This Lease may be executed in a number of counterparts and by different parties hereto in separate counterparts each of which, when so executed, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. For purposes of the consummation of this Lease and the transactions contemplated hereby, the parties hereto may execute this Lease by electronic signature, but shall promptly thereafter execute and deliver to each other fully executed "wet signature" counterpart originals.

               (n) Each of Landlord and Tenant agrees that it shall throughout the Term of this Lease maintain its status as a single purpose, bankruptcy remote entity and acknowledges and agrees that in entering into this transaction the other party hereto has relied upon such corporate separateness, and the maintenance of its single purpose, bankruptcy remote entity status.

               (o) Except as may be otherwise expressly provided to the contrary in this Lease, no failure of Landlord or Tenant (i) to insist at any time upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof ; provided that nothing herein is intended to alter, diminish or supersede any "time of the essence" provision or any forfeiture or waiver of any right of Tenant with respect to any Renewal Term, the Purchase Option or any right of first refusal contained herein. A receipt by Landlord of any sum in satisfaction of any Monetary Obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.

               (p) Tenant shall, within ten (10) days after written request, re-make, re-execute, re-deliver, and/or file or cause the same to be done, such corrected or replacement documents executed in connection with this Lease transaction ("Section 36(p) Documents"), as Landlord may deem reasonably necessary in order to give effect to the rights expressly conferred on Landlord pursuant to this Lease and the Transaction Documents such that the documents for this transaction shall be an accurate reflection of the parties' agreement hereunder provided however, under no circumstances shall Tenant's obligations and/or liabilities be increased by reason of the Section 36(p) Documents nor shall Tenant's rights and/or benefits be decreased by reason of the Section 36(p) Documents.

          37. Security Deposit.

               (a) Concurrently with the mutual execution of this Lease, Tenant shall deliver to Landlord a security deposit (the "Security Deposit") in the amount of $20,000,000.00. The Security Deposit shall be in the form an irrevocable letter of credit (the "Letter of Credit") issued by a bank acceptable to Landlord and having a long-term unsecured debt rating of not less than "A-" from Standard & Poor's Corporation or "A3" from Moody's Investor Services, Inc. (an "Acceptable Rated Bank") and in form and substance satisfactory to Landlord. The Security Deposit shall remain in full force and effect during the Term, subject to the provisions of Paragraph 37(b) as security for the payment by Tenant of the Rent and all other charges or payments to be paid hereunder and the performance of the covenants and obligations contained herein, and the Letter of Credit shall be renewed at least thirty (30) days prior to any expiration thereof. If Tenant fails to renew the Letter of Credit by such date, time being of the essence,

Landlord shall have the right at any time after the thirtieth (30th) day before such expiration date to draw on the Letter of Credit and to deposit the proceeds of the Letter of Credit as a cash security deposit in an interest bearing account for the benefit of Landlord at an Acceptable Rate Bank (such proceeds, plus any interest earned thereon, a "Cash Security Deposit"). The Cash Security Deposit shall be held in a segregated security deposit account and not be commingled with other funds of Landlord or other Persons, and upon written request of Tenant (provided that no monetary Event of Default has occurred and is then continuing) such Cash Security Deposit shall be held in short-term US Treasury instruments or a short-term US Treasury backed money market fund reasonably satisfactory to Landlord. Tenant shall have the right at any time after a Cash Security Deposit is made to replace such Cash Security Deposit with a Letter of Credit meeting the requirements of this Paragraph 37(a). Notwithstanding the foregoing, Landlord hereby approves Bank of America as the initial issuer of the Letter of Credit; provided that, if Bank of America no longer qualifies an Acceptable Rated Bank, then Landlord shall have the right to request a replacement Letter of Credit from a bank that meets the debt rating criteria for an Acceptable Rated Bank set forth above in this Paragraph 37(a).

               (b) Notwithstanding anything to the contrary set forth in this Lease, at any time after the Commencement Date, Tenant shall be entitled to a return of the Security Deposit (an "Earnout") provided that Tenant shall have met the Earnout Criteria and provided further that no Event of Default has occurred and is then continuing at the time of the proposed Earnout. If Tenant desires a return of the Security Deposit in accordance with the provisions set forth in this Paragraph 37, then on the applicable date Tenant shall provide Landlord (or Lender) with written notice requesting same (the "Earnout Notice"); provided that such Earnout Notice may not be delivered prior to the public disclosure by Guarantor of the facts constituting the Earnout Criteria in its 8K financial report to the SEC (or, as to clause (C) below only, a certificate from the Chief Financial Officer of Guarantor certifying that Guarantor is in compliance with terms of said clause (C)), and in such event Landlord shall, within ten (10) days after receipt of Tenant's written notice, return the Letter of Credit or Cash Security Deposit, as the case may be, to Tenant. As used in this Paragraph 37, the term "Earnout Criteria" shall mean the occurrence of any one of the following events: (A) sale of all or a portion of the Guarantor's interest in New England Sports Ventures LLC for a purchase price of not less than $100,000,000.00, (B) the refinancing of the Guarantor's Revolving Credit Agreement maturing June, 2011, for a minimum of a three (3) year term with an unused capacity of not less than $100,000,000.00, or (C) Guarantor having an invested cash balance of $100,000,000 or more as of July 30, 2011; provided that such invested cash is not the result of any borrowing under any indebtedness maturing prior to March 31, 2014 or the refinancing of any existing indebtedness with a maturity date prior to March 31, 2014.

               (c) If at any time an Event of Default shall have occurred and be continuing, Landlord shall be entitled, at its sole discretion, to draw on the Letter of Credit or to withdraw the Cash Security Deposit from the above-described account and to apply the proceeds in payment of (i) any Rent or other charges for the payment of which Tenant shall be in arrears beyond the expiration of any applicable notice cure period, (ii) any expense incurred by Landlord in curing any Event of Default of Tenant, and/or (iii) any other sums due to Landlord in connection with any Event of Default or the curing thereof, and (iv) if this Lease is terminated or Landlord has commenced any other remedies under Paragraph 23 hereof, any damages to which Landlord is entitled, in the exercise of its rights and remedies under said Paragraph 23, or to do any combination of the foregoing, all in such order or priority as Landlord shall so determine in its sole discretion and Tenant acknowledges and agrees that such proceeds shall not constitute assets or funds of Tenant or its estate, or be deemed to be held in trust for Tenant, but shall be, for all purposes, the property of Landlord (or Lender, to the extent assigned). Tenant further acknowledges and agrees that (1) Landlord's application of the proceeds of the Letter of Credit or Cash Security Deposit towards the payment of Basic Rent, Additional Rent or the reduction of any damages due Landlord in accordance with Paragraph 23 of this Lease, constitutes a fair and reasonable use of such proceeds, and (2) the application of such proceeds by Landlord towards the payment of Basic Rent, Additional Rent or any other sums due under this Lease shall not constitute a cure by Tenant of the applicable default provided that an Event of Default shall not exist if Tenant restores the Security Deposit to its full amount within five (5) business days and in accordance with the requirements of this Paragraph 37, so that the original amount of the Security Deposit shall be again on deposit with Landlord.

               (d) At the expiration or earlier termination of the Term (other than a default termination) and so long as no Event of Default then exists, the Letter of Credit (or the Cash Security Deposit that replaces the Letter of Credit, as the case may be), shall be returned to Tenant within ten (10) days after such expiration or earlier termination of the Term.

               (e) Landlord shall have the right to designate Lender or any other holder of a Mortgage as the beneficiary of the Security Deposit during the term of the applicable Loan, and such Lender or other holder of a Mortgage shall have all of the rights of Landlord under this Paragraph 37; provided that, such Lender (and any subsequent assignee or holder of the Security Deposit ) agrees in writing with or for the benefit of Tenant that Lender's rights in and to such Security Deposit are subject to the terms and provisions of this Paragraph 37. Tenant covenants and agrees to execute such consent or other transfer document, if any, as may be reasonably requested by Landlord from time to time solely for the purpose of changing the holder of the Security Deposit as hereinabove provided.

                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

               IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

                                        LANDLORD:


                                        620 EIGHTH NYT (NY) LIMITED
                                        PARTNERSHIP, a Delaware limited
                                        partnership


                                        By: 620 EIGHTH GP NYT (NY) LLC, a
                                        Delaware limited liability company,
                                        its general partner


                                        By: CPA:17 LIMITED PARTNERSHIP, a
                                        Delaware limited partnership,
                                        its sole member


                                        By: CORPORATE PROPERTY
                                        ASSOCIATES 17 - GLOBAL INCORPORATED,
                                        a Maryland corporation,
                                        its general partner


                                        By: /s/ Jason E. Fox
                                            ------------------------------------
                                        Name: Jason E. Fox
                                        Title: Executive Director

WITNESS:                                TENANT:

                                        NYT REAL ESTATE COMPANY, LLC,
                                        a New York limited liability company,


By: /s/ Alaina Marie Guglielmo          By: /s/ Kenneth A. Richieri
    --------------------------------        ------------------------------------
Name: Alaina Marie Guglielmo            Name: Kenneth A. Richieri
      ------------------------------    Title: Manager
Title: Witness
       -----------------------------

              SIGNATURE PAGE TO LEASE AGREEMENT FOR NEW YORK TIMES

                                                                       EXHIBIT A

                                    PREMISES

The Condominium Units (in the BUILDING located at and known as THE NEW YORK TIMES BUILDING CONDOMINIUM and by Street Number 620-628 8TH AVENUE, NEW YORK, NEW YORK), designated and described as Units (SEE SCHEDULE ANNEXED) (hereinafter called the "UNITS") in the Declaration Establishing a Plan of Leasehold Condominium Ownership of Premises made by The New York Times Building LLC, as Declarant, under the Condominium Act of The State of New York (Article 9-B of the Real Property Law of the State of New York), dated as of August 4, 2006 and recorded August 15, 2006 in the Office of the Register The City of New York (the "REGISTER"), as CRFN 2006000460293, as amended by First Amendment to Declaration dated January 29, 2007 and recorded as CRFN 2007000075106, and Second Amendment to Declaration dated October 11, 2007 and recorded as CRFN 2008000008734, and Third Amendment to Declaration dated March 6, 2009 and to be recorded with the Register (which Declaration, and any further amendments thereto, are hereinafter collectively called the "DECLARATION"), establishing a plan for leasehold condominium ownership of said Building and the land upon which the same is erected (hereinafter sometimes collectively called the "PROPERTY") and also designated and described as Tax Lots No. (SEE SCHEDULE ANNEXED), Block 1012
Section 4, Borough of MANHATTAN on the Tax Map of the Real Property Assessment Department of the City of New York and on the floor plans of said Building certified by Daniel Kaplan, approved by the Real Property Assessment Bureau on August 13, 2006 and filed as Condominium Plan No. 1595 on August 15, 2006 in the aforesaid Register's Office.

The land upon which the Building containing the Units is erected as follows:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly line of West 40th Street with the easterly line of 8th Avenue,

RUNNING THENCE northerly along said easterly line of 8th Avenue, 197 feet 6 inches to the corner formed by the intersection of the easterly side of 8th Avenue with the southerly line of West 41st Street;

THENCE easterly along said southerly line of West 41st Street, 400 feet;

THENCE southerly and parallel to said easterly line of 8th Avenue, 197 feet 6 inches to the northerly line of West 40th Street;

THENCE westerly along said northerly line of West 40th Street, 400 feet to the point or place of BEGINNING,

TOGETHER with an undivided percentage interest (SEE SCHEDULE ANNEXED) in the Common Elements and the NYTC Limited Common Elements (as such terms are defined in the

                 EXHIBIT A TO LEASE AGREEMENT FOR NEW YORK TIMES

Declaration) of the New York Times Building Condominium, recorded as CRFN 2006000460293 as amended.

                                SCHEDULE OF UNITS

                             PERCENTAGE INTEREST
UNIT DESIGNATION   TAX LOT   IN COMMON ELEMENTS
----------------   -------   -------------------
0-A                  1001          0.6627%
1-A                  1003          2.0132%
1-E                  1007          0.0691%
2-A                  1009          4.7805%
3-A                  1010          4.7579%
4-A                  1011          4.5636%
5-A                  1012          1.6352%
6-A                  1013          1.7325%
7-A                  1014          1.7325%
8-A                  1015          1.7325%
9-A                  1016          1.7325%
10-A                 1017          1.7325%
11-A                 1018          1.7325%
12-A                 1019          1.7325%
13-A                 1020          1.7325%
14-A                 1021          1.7440%
15-A                 1022          1.3998%
16-A                 1023          1.7484%
17-A                 1024          1.7207%
18-A                 1025          1.7711%
19-A                 1026          1.7711%
20-A                 1027          1.7711%
28-A                 1035          0.4446%

                                                                       EXHIBIT B

                             MACHINERY AND EQUIPMENT

All fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever now or hereafter affixed or attached to or installed in any of the Leased Premises (except as hereafter provided), including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, cleaning, fire prevention, fire extinguishing, security, and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger and freight elevators, overhead cranes and garage units, together with all additions thereto, substitutions therefor and replacements thereof required or permitted by this Lease, but excluding Tenant's Personal Property and all other personal property and all trade fixtures, machinery, office, manufacturing and warehouse equipment which are not necessary to the operation of the Building which constitutes part of the Leased Premises for the uses permitted under Paragraph 4(a) of this Lease.


               EXHIBIT B TO LEASE AGREEMENT FOR NEW YORK TIMES - 1

                                                                       EXHIBIT C

                             PERMITTED ENCUMBRANCES

1. Local real estate taxes, PILOT and assessments, not yet due and payable.

2. State of facts as shown on survey by Earl B. Lovell- S.P. Belcher, Inc., dated 9/15/2007 and brought to date by visual examination by Roland K. Link, Land Surveyor, on 12/11/2008.

3. Terms, Provisions, Covenants and Restrictions in Declaration of Covenants and Restrictions made by New York State Urban Development Corporation dated as of 6/21/1988 and recorded 4/20/1990 in Reel 1686, Page 1.

          a) Amendment to the Declaration of Covenants and Restrictions made by New York State Urban Development Corporation d/b/a Empire State Development Corporation dated as of 7/10/1996 and recorded 8/8/1996 in Reel 2354 Page 437.

          b) Unrecorded Amendment dated as of 12/13/1996.

          c) Second Amendment to the Declaration of Covenants and Restrictions made by New York State Urban Development Corporation d/b/a Empire State Development Corporation dated as of 6/30/1998 and recorded 11/4/1998 in Reel 2744 Page 241.

          d) Third Amendment to the Declaration of Covenants and Restrictions made by New York State Urban Development Corporation d/b/a Empire State Development Corporation dated as of 12/1/2000, recorded 3/13/2001 in Reel 3250 Page 1618.

          e) Fourth Amendment to the Declaration of Covenants and Restrictions made by New York State Urban Development Corporation d/b/a Empire State Development Corporation dated as of 12/1/2000, recorded 3/13/2001 in Reel 3250 Page 1752.

4. Terms, Provisions, Covenants and Restrictions in Declaration of Covenants and Restrictions made by NEW YORK STATE URBAN DEVELOPMENT CORPORATION dated of June 21, 1988, recorded April 20, 1990 in Reel 1686 Page 383 (benefits premises described herein and other premises not a part of the transaction).

5. Terms and conditions of Site 8 South Land Acquisition and Development Agreement by and among NEW YORK STATE URBAN DEVELOPMENT CORPORATION d/b/a EMPIRE STATE DEVELOPMENT CORPORATION, 42ND ST. DEVELOPMENT PROJECT, INC. and THE NEW YORK TIMES BUILDING LLC ("LADA"), recorded 10/24/2003 as CRFN 2003000433119 as amended by CRFN 2003000433120.

6. Terms and conditions of Site 8 South Declaration of Design, Use and Operation by NEW YORK STATE URBAN DEVELOPMENT CORPORATION, d/b/a EMPIRE STATE DEVELOPMENT CORPORATION and 42ND ST. DEVELOPMENT PROJECT, INC. ("DUO"), recorded 10/24/2003 as CRFN 2003000433121.


               EXHIBIT C TO LEASE AGREEMENT FOR NEW YORK TIMES- 1

7. Terms and conditions of Site 8 South Project Agreement by and among NEW YORK STATE URBAN DEVELOPMENT CORPORATION d/b/a EMPIRE STATE DEVELOPMENT CORPORATION, 42ND ST. DEVELOPMENT PROJECT, INC., THE NEW YORK TIMES BUILDING LLC, NYT REAL ESTATE COMPANY LLC and FC LION LLC ("Project Agreement"), recorded 10/24/2003 as CRFN 2003000433116.

          (a) Unrecorded Agreement dated as of 6/21/88 recited in Article I. Sec. 1.01.

8. Terms, Covenants, Conditions and Reversionary Rights contained in Deeds dated 9/8/2003 and recorded 10/24/2003 as CRFN 2003000433117 and CRFN 2003000433118.

9. Terms, Conditions and Provisions in Lease, as evidenced by Memorandum of Agreement of Lease, including an Option to Purchase, between 42ND ST. DEVELOPMENT PROJECT, INC. and THE NEW YORK TIMES BUILDING LLC, dated 12/12/2001, recorded 10/24/2003 as CRFN 2003000433122.

          a) Letter Agreement dated 4/8/2004 (as cited in Lease Assignment made by and between The New York Times Building LLC and 42nd St. Development Project, Inc. under CRFN 2006000644732).

          b) Lease Assignment (Assignment and Assumption Agreement) made by and between The New York Times Building LLC (assignor) and 42nd St. Development Project, Inc.(assignee) dated as of 8/15/2006, recorded 11/20/2006 as CRFN 2006000644732.

          c) Amended and Restated Agreement of Lease by and between 42nd St. Development Project, Inc. (landlord) and 42nd St. Development Project, Inc. (tenant) dated as of 8/15/2006, 11/20/2006 as CRFN 2006000644736 and further amended by CRFN 2007000100154.

10. Terms, Conditions and Provisions in Sublease, as evidenced by Memorandum of Agreement of Sublease between THE NEW YORK TIMES BUILDING LLC and NYT REAL ESTATE COMPANY LLC dated 12/12/2001, recorded 10/24/2003 as CRFN 2003000433125.

          a) Lease Assignment (Assignment and Assumption Agreement ) made by and between THE NEW YORK TIMES BUILDING LLC (ASSIGNOR) and 42ND ST. DEVELOPMENT PROJECT, INC. (assignee) dated as of 8/15/2006, recorded 11/20/2006 as CRFN 2006000644732, WHICH ASSIGNS Landlord's Interest in Lease.

          b) First Amendment to Agreement of Sublease (NYT) by and between 42ND ST.. DEVEOPMENT PROJECT, INC. (landlord) and NYT REAL ESTATE COMPANY LLC (Tenant) dated as of 8/15/2006, recorded 11/20/2006 as CRFN 2006000644735, as further amended by Second Amendment to Agreement of Sublease (NYT) by and between 42ND ST. DEVELOPMENT PROJECT, INC. (landlord) and NYT REAL ESTATE COMPANY LLC (Tenant) dated as of 1/29/2007, recorded 2/22/2007 as CRFN 2007000100157, and by Third Amendment to Agreement of Sublease (NYT) by and between 42ND ST.


               EXHIBIT C TO LEASE AGREEMENT FOR NEW YORK TIMES- 2

     DEVELOPMENT PROJECT, INC. (landlord) and NYT REAL ESTATE COMPANY LLC (tenant) dated as of March 6, 2009, to be recorded.

11. Easement Agreement between THE NEW YORK TIMES BUILDING LLC, THE NEW YORK CITY TRANSIT AUTHORITY, 42ND ST. DEVELOPMENT PROJECT, INC. and THE CITY OF NEW YORK dated 12/12/2001, recorded 10/24/2003 as CRFN 2003000433126, which relates to among other things the Subway Entrance as shown on Survey aforementioned.

12. Terms, provisions, covenants, restrictions, conditions and options contained in and rights and easements established by Declaration of Leasehold Condominium and By-Laws dated 8/4/2006, recorded 8/15/2006 as CRFN 2006000460293, as amended by First Amendment to Declaration dated 1/29/07 and recorded 2/8/07 as CRFN 2007000025106, Second amendment to Declaration dated 10/11/07 and recorded 1/8/08 as CRFN 2008000008234, Third Amendment to Declaration date 3/6/09 and to be recorded with the Register, and Fourth Amendment to Declaration dated as of 3/6/09 and to be recorded with the Register.


               EXHIBIT C TO LEASE AGREEMENT FOR NEW YORK TIMES- 3

                                                                       EXHIBIT D

                               BASIC RENT PAYMENTS

     1. Basic Rent.

          (a) Initial Term. Subject to the adjustments provided for in Paragraph 2 below, Basic Rent payable in respect of the Term shall be at the per annum rate set forth on Schedule "D-1" annexed hereto corresponding to the applicable Lease Year set forth thereon, payable monthly in advance, on each Basic Rent Payment Date, in equal installments as per said Schedule "D-1" annexed hereto. Pro rata Basic Rent for the period from the date hereof through the last calendar day of March, 2009 shall be paid on the date hereof.

          (b) Renewal Term. During any Renewal Term, Annual Basic Rent for each applicable Renewal Term shall be an amount equal to the greater of (x) 95% of FMRV as of the first day of the applicable Renewal Term, as determined in accordance with Paragraph 29 of this Lease, and (y) the Basic Rent then in effect for the immediately preceding Lease Year, shall be payable in equal monthly installments in advance. Only if the Basic Rent for any Renewal Term is determined to be the Basic Rent under clause (y) hereinabove ("Escalated Basic Rent"), then same shall be subject to the annual adjustments provided for in Paragraph 2, below. In the event of any extension of the Term of this Lease with respect to only a portion of the Leased Premises under Paragraph 5(c) of this Lease (the "Retained Floors"), Basic Rent shall be based upon the same formula as hereinabove provided (i. e., the greater of (x) or (y)) but shall be pro rated at the same Basic Rent per rentable square foot multiplied by the percentage that the rentable square footage of the Retained Floors bear to the rentable square footage of the entire Leased Premises (including the Retained Floors but exclusive of the Cellar Space) as same is set forth in Paragraph 1 of this Lease.

     2. Adjustments to Basic Rent. With respect to any Renewal Term, Escalated Basic Rent shall not be adjusted until the April 1st first occurring after the first anniversary of the applicable Renewal Term. As of such April 1st date and thereafter on each succeeding April 1st during the applicable Renewal Term, Escalated Basic Rent shall be increased by 2.25% over the Basic Rent in effect for the most recent one (1) year period immediately preceding each of the foregoing dates (each such date being hereinafter referred to as the "Basic Rent Adjustment Date").

     3. Effective as of a given Basic Rent Adjustment Date, Basic Rent payable under this Lease until the next succeeding Basic Rent Adjustment Date shall be the Basic Rent in effect after the adjustment provided for as of such Basic Rent Adjustment Date. Notice of the new annual Basic Rent shall be delivered to Tenant on or before the tenth (10th) day preceding each Basic Rent Adjustment Date, but any failure to do so by Landlord shall not be or be deemed to be a waiver by Landlord of Landlord's rights to collect such sums. Tenant shall pay to Landlord, within ten (10) days after a notice of the new annual Basic Rent is delivered to Tenant, all amounts due from Tenant, but unpaid, because the stated amount as set forth above was not delivered to Tenant at least ten (10) business days preceding the Basic Rent Adjustment Date in question.


                 EXHIBIT D TO LEASE AGREEMENT FOR NEW YORK TIMES

                                  SCHEDULE D-1

                               Basic Rent Schedule

LEASE YEAR     ANNUAL RENT     MONTHLY RENT
----------   --------------   -------------
     1       $24,187,500.00   $2,015,625.00
     2       $24,550,312.50   $2,045,859.38
     3       $24,918,567.19   $2,076,547.27
     4       $25,292,345.70   $2,107,695.47
     5       $25,671,730.88   $2,139,310.91
     6       $26,056,806.84   $2,171,400.57
     7       $26,447,658.95   $2,203,971.58
     8       $26,844,373.83   $2,237,031.15
     9       $27,247,039.44   $2,270,586.62
    10       $27,655,745.03   $2,304,645.42
    11       $27,966,541.71   $2,330,545.14
    12       $28,595,788.90   $2,382,982.41
    13       $29,239,194.15   $2,436,599.51
    14       $29,897,076.02   $2,491,423.00
    15       $30,569,760.23   $2,547,480.02

               SCHEDULE D-1 TO LEASE AGREEMENT FOR NEW YORK TIMES

                                                                       EXHIBIT E

                       DEFAULT TERMINATION YIELD SCHEDULE

   Month         Amount
   -----     ------------
  3/2009     $227,536,973
  4/2009     $230,125,742
  5/2009     $232,767,365
  6/2009     $235,462,921
  7/2009     $238,213,512
  8/2009     $241,020,261
  9/2009     $243,884,314
  10/2009    $246,806,841
  11/2009    $249,789,037
  12/2009    $252,832,119
  1/2010     $255,937,331
  2/2010     $259,105,940
  3/2010     $262,308,391
  4/2010     $265,576,225
  5/2010     $268,910,777
  6/2010     $272,313,410
  7/2010     $275,785,513
  8/2010     $279,328,505
  9/2010     $282,943,833
  10/2010    $286,632,974
  11/2010    $290,397,435
  12/2010    $294,238,753
  1/2011     $298,158,499
  2/2011     $302,158,272
  3/2011     $306,208,394
  4/2011     $310,341,205
  5/2011     $314,558,395
  6/2011     $318,763,327
  7/2011     $318,280,596
  8/2011     $317,795,452
  9/2011     $317,307,882
  10/2011    $316,817,874
  11/2011    $316,325,416
  12/2011    $315,830,496
  1/2012     $315,333,101
  2/2012     $314,833,219
  3/2012     $314,299,690
  4/2012     $313,763,493
  5/2012     $313,224,615
  6/2012     $312,683,042
  7/2012     $312,138,762
  8/2012     $311,591,760
  9/2012     $311,042,024
  10/2012    $310,489,538
  11/2012    $309,934,291
  12/2012    $309,376,267
  1/2013     $308,815,453
  2/2013     $308,251,834
  3/2013     $307,653,783
  4/2013     $307,052,741
  5/2013     $306,448,693
  6/2013     $305,841,626
  7/2013     $305,231,523
  8/2013     $304,618,370
  9/2013     $304,002,151
  10/2013    $303,382,851
  11/2013    $302,760,454
  12/2013    $302,134,945
  1/2014     $301,506,309
  2/2014     $300,874,530
  3/2014     $300,207,502
  4/2014     $299,537,139
  5/2014     $298,863,424
  6/2014     $298,186,341
  7/2014     $297,505,872
  8/2014     $296,822,000
  9/2014     $296,134,710
  10/2014    $295,443,983
  11/2014    $294,749,802
  12/2014    $294,052,151
  1/2015     $293,351,011
  2/2015     $292,646,365
  3/2015     $291,905,626
  4/2015     $291,161,182
  5/2015     $290,413,016
  6/2015     $289,661,110
  7/2015     $288,905,444
  8/2015     $288,146,000
  9/2015     $287,382,758
  10/2015    $286,615,700
  11/2015    $285,844,807
  12/2015    $285,070,060
  1/2016     $284,291,438
  2/2016     $283,508,924
  3/2016     $282,689,437
  4/2016     $281,865,853
  5/2016     $281,038,151
  6/2016     $280,206,311
  7/2016     $279,370,311
  8/2016     $278,530,132
  9/2016     $277,685,751
  10/2016    $276,837,149
  11/2016    $275,984,304
  12/2016    $275,127,194
  1/2017     $274,265,799
  2/2017     $273,400,097
  3/2017     $272,496,510
  4/2017     $271,588,406
  5/2017     $270,675,762
  6/2017     $269,758,554
  7/2017     $268,836,760
  8/2017     $267,910,357
  9/2017     $266,979,323
  10/2017    $266,043,633
  11/2017    $265,103,264
  12/2017    $264,158,194
  1/2018     $263,208,398
  2/2018     $262,253,853
  3/2018     $261,260,477
  4/2018     $260,262,134
  5/2018     $259,258,800
  6/2018     $258,250,448
  7/2018     $257,237,055
  8/2018     $256,218,595
  9/2018     $255,195,042
  10/2018    $254,166,372
  11/2018    $253,132,559
  12/2018    $252,093,576
  1/2019     $251,049,398
  2/2019     $251,049,398
Thereafter   $250,000,000

                 EXHIBIT E TO LEASE AGREEMENT FOR NEW YORK TIMES

                                                                       EXHIBIT F

                    FORM OF NOTICE OF ELECTION TO EXTEND TERM

                                  [TENANT NAME]
                                [Tenant address]

[Landlord Name]                                              _____________, 20__
[Landlord notice address(es) per Paragraph 24 of Lease]

     NOTICE is hereby given to the above named Landlord that _____________________, a ___________________, having an office at
____________________, as Tenant under that certain Lease Agreement, made as of February __, 2009, between [620 Eighth NYT (NY) Limited Partnership], a Delaware limited partnership, as landlord, and NYT Real Estate Company, LLC, a New York limited liability company, as tenant, a memorandum of which Lease Agreement was recorded in the Office of the Register of the City of New York on _______, 20__ as CRFN: __________ (the "Lease"), hereby elects, pursuant to Paragraph 5(b) of the Lease, to extend the Term of the Lease with respect to [the entirety][floor(s) ___] [DELETE AND COMPLETE AS APPLICABLE] of the Leased Premises as of [INSERT RENEWAL DATE] for a Renewal Term of [INSERT NUMBER OF YEARS OF APPLICABLE RENEWAL TERM] years commencing on such Renewal Date.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.

                                        TENANT

                                        a _________________________


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


               EXHIBIT F TO LEASE AGREEMENT FOR NEW YORK TIMES - 1

County of New York    )
                      )ss.:
State of New York     )

     On the_________________day of__________________________________in the
year_________________________before me, the undersigned, a notary public in and for said state, personally appeared _____________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                        Notary Public


               EXHIBIT F TO LEASE AGREEMENT FOR NEW YORK TIMES - 2

                                                                       EXHIBIT G

                  FORM OF LANDLORD'S NON-DISTURBANCE AGREEMENT
                       SUBORDINATION, NON-DISTURBANCE AND
                              ATTORNMENT AGREEMENT

          THIS AGREEMENT, made as of the ___ day of ________, 20__ (this "Agreement") among __________________, a ________________, having an office at
_______________ ("Landlord"), _____________________, a ___________________,
having an office at ________________________ ("Tenant") and ________________, a
________________________, having an office at _______________ ("Subtenant").

                                   WITNESSETH:

          WHEREAS, Landlord is the present owner and holder of the lessee's interest under a certain lease more particularly described in Exhibit "A-1", including an interest in certain leasehold condominium units in The New York Times Building Condominium more particularly described on Exhibit "A-2", located in the building having a street address of 620 Eighth Avenue, New York, New York (hereinafter all or any portion of the foregoing leasehold interest subject to the lien of the Mortgage shall be referred to as the "Property"); and

          WHEREAS, Tenant is the holder of a subleasehold estate in the Property (the "Premises") under and pursuant to the provisions of a certain Lease Agreement dated as of March ___, 2009, between Landlord and Tenant (such Lease Agreement, including all exhibits and schedules attached thereto, as the same may be amended, modified, extended, renewed, supplemented or replaced, being hereinafter referred to as the "Overlease"); and

          WHEREAS, Subtenant is the subtenant under that certain sublease (the "Sublease") dated ________________________, between Tenant and Subtenant covering ________________________ (the "Subleased Premises"):

          WHEREAS, Subtenant has requested that Landlord agree not to terminate the Sublease nor disturb Subtenant's occupancy under the Sublease in the event the Overlease shall terminate or be terminated by reason of Tenant's default; and

          WHEREAS, Landlord is willing to enter into such an agreement on the terms and conditions contained herein;

          NOW, THEREFORE, in consideration of Ten Dollars and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Landlord and Subtenant agree as follows:

          1. Subordination. Subtenant agrees that the Sublease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Subtenant thereunder are and shall at all times continue to be fully subject and subordinate in all respects to the Overlease and any Mortgage (as such term is defined in the Overlease), and to all advances heretofore made, and hereafter to be made, pursuant thereto, as the same may be renewed, amended, supplemented, extended or replaced. This provision shall be self-operative and no further instrument shall be required to confirm or perfect such subordination. However, at the request of Landlord, Subtenant shall, at its own expense, execute and deliver such other documents and take such other action as Landlord reasonably requests to perfect, confirm or effectuate such subordination.

          2. Nondisturbance. Landlord agrees that (a) neither the rights, possession nor enjoyment of Subtenant under, and in accordance with the terms of, the Sublease shall be terminated or disturbed by Landlord by reason of the termination of the Overlease or any termination action or proceeding instituted by the Landlord under or in connection with the Overlease (each, an "Attornment Event"), and (b) Subtenant shall not be named or joined as a party therein, and the exercise by Landlord of any such Attornemnt Event shall be made subject to all rights of Subtenant under the Sublease, provided that (i) at the time of the commencement of any Attornment Event or at the time of the conclusion of any such Attornment Event, (x) the Sublease shall be in full force and effect and
(y) Subtenant shall not be in default (after all applicable notices have been given and all applicable grace periods have expired in accordance with the terms of the Sublease) under any of the terms, covenants or conditions of the Sublease, and (ii) Subtenant may be so named or joined in any such Attornment Event if required by law, so long as (1) in connection with such naming and joining of Subtenant, Landlord will not seek to terminate or extinguish Subtenant's rights under this Agreement or the Sublease, except as specifically set forth elsewhere in this Agreement, and (2) none of Subtenant's rights under this Agreement or the Sublease shall be impaired or otherwise affected by such naming or joining of Subtenant in any material respect. The immediately preceding sentence shall in no way be deemed a waiver of Landlord's rights to enforce any default or remedy against Tenant under the Overlease pursuant to the terms of the Overlease.

          3. Non-Liability. Upon the occurrence of an Attornment Event and the termination or surrender of the Overlease, the Sublease shall, notwithstanding any provision to the contrary therein contained, continue in full force and effect as a direct lease between Landlord and Subtenant, provided that in no event shall Landlord or its successors or assigns be:

          (a) liable for any previous act, omission, or negligence of Tenant as sublandlord or any prior sublandlord or the failure or default of any prior sublandlord (including, without limitation, Tenant) to comply with any of its obligations under the Sublease except to the extent such act, omission, negligence, failure or default occurs after the date that Landlord succeeds to the interest of Tenant under the Sublease and Landlord shall have received written notice of such act, omission, negligence, failure or default and has had a reasonable opportunity to cure the same, all subject to the terms and conditions of the Sublease;

          (b) subject to any defenses, offsets or counterclaims that Subtenant may have against any prior sublandlord (including, without limitation, Tenant) which accrued prior to the date upon which Landlord succeeds to the interest of Tenant under the Sublease in connection with a default by Tenant thereunder;

          (c) bound by any action listed in Section 4 below made without Landlord's prior written consent

          (d) bound by any prepayment of base rent, additional rent, operating expenses or any other charges due under the Sublease more than one (1) month in advance of the due date therefor except for prepayments expressly approved in writing by the Landlord;

          (e) liable for any free rent or any any brokerage commissions or costs, expenses or liabilities in connection therewith; or

          (f) liable for any monies owing by or on deposit with Tenant to the credit of Subtenant except to the extent received by the Landlord; or

          (g) liable for the performance of any work or installations, or for any contribution, free rent or allowance for the same, required to be performed or made available by Tenant or any other prior sublandlord under the Sublease.

          4. No Changes to Sublease. The Sublease constitutes an inducement to Landlord to enter into this Agreement. Consequently, Subtenant shall not, without obtaining the prior written consent of Landlord, (i) enter into any agreement modifying, amending, extending, renewing, terminating or surrendering the Sublease, (ii) prepay any of the base rent, additional rent, operating expenses or any other charges due under the Sublease for more than one (1) month in advance of the due dates thereof, (iii) voluntarily surrender the premises demised under the Sublease, in whole or in part, or cancel or terminate the Sublease, (iv) assign the Sublease or sublet the Subleased Premises or any part thereof or (v) subordinate or permit the subordination of the Sublease to any lien other than the Mortgage; and any such amendment, modification, termination, cancellation, prepayment, voluntary surrender, assignment or subletting, without Landlord's prior consent, shall not be binding upon Landlord.

          5. Attornment Upon the occurrence of an Attornment Event and the termination or surrender of the Overlease, Subtenant shall be bound to Landlord under all of the terms, covenants and conditions of the Sublease (except as set forth in paragraph 3) for the balance of the term thereof and of any extensions or renewals thereof that are effected in accordance with the Sublease, with the same effect as if Landlord were the sublandlord under the Sublease, such attornment to be effective as of the date such Attornment Event and the termination or surrender of the Overlease occurs, without the execution of any further agreement. However, Subtenant agrees, at its own expense, to execute and deliver, at any time and from time to time upon request of Landlord, any agreement that may reasonably be necessary or appropriate to evidence such attornment and the modification of the Sublease pursuant to paragraph 3 hereof, or, at Landlord's election, a direct lease with Landlord upon all of the terms of the Sublease as modified pursuant to paragraph 3 hereof. Failure of Subtenant to so execute any such an agreement shall not vitiate such attornment. Subtenant waives the provisions of any statute or rule of law now or hereafter in effect that may give it any right or election to terminate or otherwise adversely affect the Sublease or the obligations of Subtenant thereunder by reason of any proceeding in connection with such Attornment Event or the termination or surrender of the Overlease.

          6. Notice of Default.

          (a) Subtenant will promptly deliver to Landlord notice of any default of Tenant or other circumstance that would entitle Subtenant to cancel the Sublease or to abate the rent or additional rent or any other amounts payable thereunder, and agrees that notwithstanding any provision of the Sublease, no cancellation thereof or abatement shall be effective unless Subtenant shall have sent Landlord a notice in the manner herein provided and Landlord has failed to cure the default giving rise to such right to cancellation or abatement within the time period as Tenant may be entitled to under the Sublease plus thirty (30) days after receipt of such notice or if such default cannot be cured within that time, then such additional time as may be necessary if, within such thirty (30) days, Landlord has notified Tenant of its intention to cure such default and has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, commencement of foreclosure proceedings or eviction proceedings, if necessary, to effect such cure). No cure of Tenant's default by Landlord shall be deemed an assumption of Tenant's other obligations under the Sublease and no right of Landlord hereunder to receive any notice or to cure any default shall be deemed to impose any obligation on Landlord to cure (or attempt to cure) any such default.

          (b) Subtenant agrees, from time to time, to state in writing to Landlord, upon request whether or not, to the best of Subtenant's actual knowledge, any default on the part of Tenant exists under the Sublease and the nature of any such default.

          7. Notices. All notices, consents, approvals, demands and other communications ("notices") hereunder shall be in writing and shall be delivered in person, sent by Federal Express or overnight courier or sent by registered or certified mail, return receipt requested, to any party hereto at its address below stated or at such other address and to such other persons (but not more than three at any one time) of which it shall have notified the party giving such notice in writing. Notices to Landlord shall be addressed to Landlord at ____________________________, with a copy to ____________________________, and a copy of all notices given to Landlord shall simultaneously be sent to its counsel, ____________________________. Notices to Tenant shall be addressed to Tenant at _______________________________, and a copy of all notices given to Tenant shall simultaneously be sent to its counsel, __________________________. Notices to Subtenant shall be addressed to Subtenant at ______________________________, and a copy of all notices given to Subtenant shall simultaneously be sent to its counsel, __________________________. Any notice sent by such registered or certified mail shall be deemed to have been served when the addressee either actually receives such notice or refuses to accept delivery thereof. Any notice sent by Federal Express or overnight courier shall be deemed to have been served two (2) business days after the date it is sent. Any notice sent by personal delivery shall be deemed to have been served on the date of such delivery. Any notice shall be deemed effective and deemed given by Landlord or Tenant, as the case may be, if signed and sent by its respective counsel. Subtenant shall promptly send Landlord copies of any termination or default notice given by Subtenant under the Sublease.

          8. Payment of Rent After Attornment Event Upon the giving by Landlord to Subtenant of written notice stating that an Event of Default has occurred under the Overlease and requesting direct payment of rent, Subtenant shall thereafter pay to Landlord, or as otherwise directed by Landlord, all rent and other charges coming due under the Sublease. Tenant agrees that Subtenant shall have the right to rely upon such notice and request from Landlord without any obligation to inquire as whether an Event of Default actually has occurred and notwithstanding any notice from or claim of Tenant to the contrary, and Tenant shall have no right or claim against Subtenant for any such amounts so paid by Subtenant to Landlord after such notice to Subtenant. Subtenant further agrees that Landlord shall not, by reason of the acceptance of any rent under this
Section 8, be subject to any obligation, duty or liability under the Sublease, except to the extent applicable in this Agreement.

          9. Limitations on Landlord's Liability. In no event shall the Landlord, nor any heir, legal representative, successor, or assignee of the Landlord have any personal liability for the obligations of Landlord under the Overlease and should the Landlord succeed to the interests of the Tenant under the Sublease, Subtenant shall look only to the estate and property of Landlord in the Subleased Premises for the satisfaction of Subtenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Landlord as sublandlord under the Sublease, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Subtenant's remedies under or with respect to the Sublease.

          10. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto and may not be modified or terminated orally. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the law of the State of New York. This Agreement may be signed in counterparts.

          11. Entire Agreement. This Agreement constitutes the final expression of the entire agreement of the parties with respect to the subject matter hereof.

          12. WAIVER OF TRIAL BY JURY. LANDLORD, TENANT AND SUBTENANT HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT.

          13. Representations. Subtenant represents and warrants to Landlord that as of the date hereof (i) Subtenant is the owner and holder of the subtenant's interest under the Sublease; (ii) the Sublease (including exhibits and schedules thereto) is a complete statement of the agreement between Subtenant and Tenant with respect to the subleasing of the Subleased Premises, has not been modified or amended; (iii) the Sublease is in full force and effect; (iv) to the best of Subtenant's actual knowledge, neither Tenant nor Subtenant is in default under any of the terms, covenants or provisions of the Sublease; (v) no rents, additional rents or other sums payable under the Sublease have been paid for more than one (1) month in advance of the due dates thereof; (vi) to the best of Subtenant's actual knowledge, there are no present offsets or defenses to the payment of the rents, additional rents, or other sums payable under the Sublease; and (vii) there is no work to be performed by Tenant in the Subleased Premises and thee in are no construction allowances, free rent period or other contribution to be made by the Tenant under the terms of the Sublease.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        LANDLORD:


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        SUBTENANT


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        TENANT


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

County of New York   )
                     )ss.:
State of New York    )

     On the_________________day of__________________________________in the
year_________________________before me, the undersigned, a notary public in and for said state, personally appeared __________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                        Notary Public

County of New York   )
                     )ss.:
State of New York    )

     On the_________________day of__________________________________in the
year_________________________before me, the undersigned, a notary public in and for said state, personally appeared __________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signatures) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                        Notary Public

County of New York   )
                     )ss.:
State of New York    )

     On the_________________day of__________________________________in the year.
before me, the undersigned, a - notary public in and for said state, personally appeared __________________________, personally . known to me or proved to me on the basis of satisfactory evidence to be the individuals) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature) on the instrument, the individuals), or die person upon behalf of which the individual(s) acted, executed the instrument.

                                        Notary Public

                EXHIBIT G TO LEASE AGREEMENT FOR NEW YORK TIMES

                                   EXHIBIT A-1

                                 SEVERANCE LEASE

Agreement of Sublease dated as of December 12, 2001 between The New York Times Building LLC, a New York limited liability company ("NYTB"), as landlord, and NYT Real Estate Company LLC, a New York limited liability company, a memorandum of which was recorded in the Office of the City Register of the City of New York on October 24, 2003 as CRFN 2003000433125, as amended by NYTB's interest in which Agreement of Sublease as landlord was assigned by Assignment and Assumption Agreement dated as of August 15, 2006 to 42nd St. Development Project, Inc. ("42DP"), as landlord, and recorded in the Office of the City Register of the City of New York on November 20, 2006 as CRFN 2006000644732, which Agreement of Sublease was amended pursuant to First Amendment to Agreement of Sublease (NYT) dated as of August 15, 2006 between 42DP and Mortgagor and recorded in the Office of the City Register of the City of New York on November 20, 2006 as CRFN 2006000644735 and by Second Amendment to Agreement of Sublease
(NYT) dated as of January 29, 2007 between 42DP and Mortgagor and recorded in the Office of the City Register of the City of New York on February 22, 2007 as CRFN 2007000100157 and by Third Amendment to Agreement of Sublease (NYT) dated on or about the date of this Mortgage between 42DP and Mortgagor and intended to be recorded in the Office of the City Register of the City of New York (such Agreement of Sublease, as so assigned and amended, the "Severance Lease").

                                   EXHIBIT A-2

                                LEGAL DESCRIPTION

The Condominium Units (in the BUILDING located at and known as THE NEW YORK TIMES BUILDING CONDOMINIUM and by Street Number 620-628 8TH AVENUE, NEW YORK, NEW YORK), designated and described as Units (SEE SCHEDULE ANNEXED) (hereinafter called the "UNITS") in the Declaration Establishing a Plan of Leasehold Condominium Ownership of Premises made by The New York Times Building LLC, as Declarant, under the Condominium Act of The State of New York (Article 9-B of the Real Property Law of the State of New York), dated as of August 4, 2006 and recorded August 15, 2006 in the Office of the Register The City of New York (the "REGISTER"), as CRFN 2006000460293, as amended by First Amendment to Declaration dated January 29, 2007 and recorded as CRFN 2007000075106, and Second Amendment to Declaration dated October 11, 2007 and recorded as CRFN 2008000008734, and Third Amendment to Declaration dated March 6, 2009 and recorded as CRFN 2009000072453, and Fourth Amendment to Declaration dated March 6, 2009 to be recorded with the Register (which Declaration, and any further amendments thereto, are hereinafter collectively called the "DECLARATION"), establishing a plan for leasehold condominium ownership of said Building and the land upon which the same is erected (hereinafter sometimes collectively called the "PROPERTY") and also designated and described as Tax Lots No. (SEE SCHEDULE ANNEXED), Block 1012 Section 4, Borough of MANHATTAN on the Tax Map of the Real Property Assessment Department of the City of New York and on the floor plans of said Building certified by Daniel Kaplan, approved by the Real Property Assessment Bureau on August 13, 2006 and filed as Condominium Plan No. 1595 on August 15, 2006 in the aforesaid Register's Office.

The land upon which the Building containing the Units is erected as follows:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly line of West 40th Street with the easterly line of 8th Avenue,

RUNNING THENCE northerly along said easterly line of 8th Avenue, 197 feet 6 inches to the corner formed by the intersection of the easterly side of 8th Avenue with the southerly line of West 41st Street;

THENCE easterly along said southerly line of West 41st Street, 400 feet;

THENCE southerly and parallel to said easterly line of 8th Avenue, 197 feet 6 inches to the northerly line of West 40th Street;

THENCE westerly along said northerly line of West 40th Street, 400 feet to the point or place of BEGINNING,

TOGETHER with an undivided percentage interest (SEE SCHEDULE ANNEXED) in the Common Elements and the NYTC Limited Common Elements (as such terms are defined in the Declaration) of the New York Times Building Condominium, recorded as CRFN 2006000460293 as amended.

                                SCHEDULE OF UNITS

                             PERCENTAGE INTEREST
UNIT DESIGNATION   TAX LOT    IN COMMON ELEMENTS
----------------   -------   -------------------
0-A                  1001          0.6726%
1- A                 1003          2.0809%
2-A                  1009          4.7683%
3-A                  1010          4.7719%
4-A                  1011          4.2717%
5-A                  1012          1.6453%
6-A                  1013          1.7431%
7-A                  1014          1.7431%
8-A                  1015          1.7431%
9-A                  1016          1.7431%
10-A                 1017          1.7431%
11-A                 1018          1.7431%
12-A                 1019          1.7431%
13-A                 1020          1.7431%
14-A                 1021          1.7546%
15-A                 1022          1.3954%
16-A                 1023          1.7591%
17-A                 1024          1.7312%
18-A                 1025          1.7819%
19-A                 1026          1.7819%
20-A                 1027          1.7819%
28-A                 1035          0.4470%

                                                                       EXHIBIT H

                              INTENTIONALLY OMITTED

                                                                       EXHIBIT I

                          FORM OF BENEFICIAL ASSIGNMENT

                      ASSIGNMENT AND ASSUMPTION OF SUBLEASE

     This ASSIGNMENT AND ASSUMPTION OF SEVERANCE LEASE (the "Assignment") dated as of ___________ ___, 20__ (the "Effective Date"), by and between NYT REAL ESTATE COMPANY LLC, a New York limited liability company ("Assignor"), having an office address at c/o The New York Times Company, 620 Eighth Avenue, New York, New York, 10018, and 620 EIGHTH NYT (NY) LIMITED PARTNERSHIP, a Delaware limited partnership ("Assignee"), having an office address at c/o W.P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, New York, 10020.

                                   WITNESSETH:

     WHEREAS, The New York Times Building LLC, a New York limited liability company ("NYTB"), and 42nd St. Development Project, Inc. ("42DP") entered into that certain Agreement of Lease dated December 12, 2001, as tenant and landlord, respectively, (the "Ground Lease"), with respect to that certain real property located at 620 Eighth Avenue, New York, New York, 10018, as more particularly described in Exhibit A attached hereto and made a part hereof and all improvements then or thereafter located thereon (collectively, the "Property");

     WHEREAS, NYTB and Assignor entered into that certain Agreement of Sublease dated December 12, 2001, as landlord and tenant, respectively, (the "Original NYT Severance Lease"), a memorandum of which was recorded on October 24, 2003, in the Office of the City Register, New York County, as CRFN # ___________, which Original NYT Severance Lease was amended pursuant to First Amendment to Agreement of Sublease (NYT) dated August 15, 2006, between Landlord and Tenant and recorded in the Office of the City Register of the City of New York on November 20, 2006, as CRFN # 2006000644735 and by Second Amendment to Agreement of Sublease (NYT) dated January 29, 2007, between Landlord and Tenant and recorded in the Office of the City Register of the City of New York on February 22, 2007, as CRFN # 2007000100157 and by Third Amendment to Agreement of Sublease (NYT) dated as of March ___, 2009, between Landlord and Tenant and recorded in the Office of the City Register of the City of New York on March ___, 2009, as CRFN # _ (Original NYT Severance Lease, as so amended, the "NYT Sublease");

     WHEREAS, NYTB submitted the Ground Lease to a leasehold condominium structure pursuant to Article 9-B of the Real Property Law of the State of New York and the NYT Sublease covers the condominium units more particularly described on Exhibit B attached hereto and made a part hereof;

     WHEREAS, pursuant to NYTB's submission of the Ground Lease to a leasehold condominium structure, NYTB entered into that certain Assignment and Assumption Agreement with 42DP dated August 15, 2006, whereby NYTB assigned all of its right, title and interest in and to the Ground Lease (as lessee) and the NYT Sublease (as lessor) to 42DP;

     WHEREAS, Assignor and Assignee entered into a financing lease transaction pursuant to that certain Lease Agreement by and between Assignor, as tenant, and Assignee, as landlord, dated March __, 2009, for the Property, which contained a purchase option for $250,000,000.00 ("Purchase Option"), exercisable on the tenth (10th) anniversary of the commencement date thereof ("WPC Lease");

     WHEREAS, pursuant to such financing lease transaction, Assignor and Assignee entered into that certain Assignment and Assumption of Sublease dated March ___, 2009 ("Original Assignment"), which served as collateral security for Assignor's obligations under the WPC Lease;

     WHEREAS, Assignor failed to exercise timely the Purchase Option and the Option Lapse Date has occurred under the WPC Lease;

     WHEREAS, pursuant to the terms of the WPC Lease, upon the occurrence of the Option Lapse Date, Assignor is obligated to deliver the Beneficial Transfer Documents to Assignee, of which this Assignment constitutes a part;

     WHEREAS, in conformity with the terms of the WPC Lease, Assignor now desires to make a present and absolute assignment of all of its right, title and beneficial interest in and to the NYT Sublease to Assignee, and not merely as part of a financing lease transaction; and

     WHEREAS, Assignee desires to assume and accept all such right, title and beneficial interest.

     NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby covenant and agree as follows:

     1. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the WPC Lease. References herein to any document or instrument shall refer to the same as it may be amended, modified, supplemented, extended, renewed or assigned from time to time.

     2. Assignor hereby presently assigns, grants, bargains, sells and transfers all of its right, title and beneficial interest in and to the NYT Sublease, together with any and all amendments, extensions and renewals thereof, and together with all rights and obligations accrued or to accrue under said NYT Sublease on and after the Effective Date, to Assignee and its successors and assigns, TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from the Effective Date, for all the rest of the respective term of the NYT Sublease.

     3. Assignee hereby assumes the duties and obligations and agrees to perform and comply with all of the covenants and conditions of the NYT Sublease to be performed or complied with by the tenant thereunder on and after the Effective Date, as if Assignee originally had executed the NYT Sublease as the tenant thereunder; provided that, as between Assignor and Assignee, nothing herein shall limit or alter Assignor's obligation to continue to perform such obligations pursuant to the terms of the WPC Lease and the Condominium Documents.

     4. Assignor hereby waives any right of redemption by Assignor with respect to the Property and, to the fullest extent permitted by applicable law, waives all rights, claims or defenses available to a mortgagor under the any applicable law of the State of New York, including any right to assert that the WPC Lease continues to constitute a financing lease from and after the Effective Date.

     5. Assignor hereby acknowledges and agrees that, from and after the Effective Date, the WPC Lease constitutes for all purposes a true lease for the balance of the term of the WPC Lease and Assignor agrees to treat the WPC Lease as such for all federal, state and local tax and accounting purposes in accordance with Paragraph 33(b) of the WPC Lease.

     6. Assignor, concurrently with the execution and delivery of this Assignment, has delivered to Assignee: (i) a certified check in an amount equal to the amount of all New York State and New York City transfer taxes due in connection with the recording of this Assignment, made payable to or at the direction of Assignee, (ii) a certified check in an amount equal to all Costs incurred by Assignee in connection with the transactions contemplated by the Beneficial Transfer Documents, and (iii) a certified check in an amount equal to the actual costs to obtain a Leasehold Owners ALTA Policy of Title Insurance in favor of Assignee with respect to the Property effective as of the date of the transfer of beneficial title contemplated hereby, subject only to the Permitted Exceptions and otherwise reasonably satisfactory to Assignee, together with such other customary affidavits or certificates requested by the applicable land title insurance company to issue such policy.

     7. Assignor indemnifies Assignee from any and all loss, cost, damage, liability or expense (including, without limitation, reasonable attorneys' fees, court costs and disbursements) that may be imposed on the Assignee by reason of any failure by Assignor to perform any of the obligations under the NYT Sublease arising prior to the Effective Date.

     8. Assignee indemnifies Assignor from any and all loss, cost, damage, liability or expense (including, without limitation, reasonable attorneys' fees, court costs and disbursements) that may be imposed on the Assignor by reason of any failure by Assignee to perform any of the obligations under the NYT Sublease arising from and after the Effective Date; provided that, as between Assignor and Assignee, nothing herein shall limit or alter Assignor's obligation to continue to perform such obligations pursuant to the terms of the WPC Lease and the Condominium Documents.

     9. Promptly upon request of the other party, Assignor and Assignee shall each execute, acknowledge (as appropriate) and deliver to the other such other assurances and take such other actions as may be reasonably required to carry out the intent and purpose of this Assignment, provided that neither party shall incur any material additional cost, expense or obligation in connection with any act that the other party may request.

     10. This Assignment shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

     11. Nothing expressed or implied in this Assignment is intended, or will be construed, to confer upon or give any Person other than the parties hereto, and their successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Assignment, or result in such Person being deemed a third-party beneficiary of this Assignment.

     12. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.

     13. This Assignment may be executed in counterparts, each of which shall be an original and all of which together shall constitute but one (1) and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                        ASSIGNOR:

                                        NYT REAL ESTATE COMPANY LLC, a New
                                        York limited liability company


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        ASSIGNEE:


                                        620 EIGHTH NYT (NY) LIMITED
                                            PARTNERSHIP, a Delaware limited
                                            partnership


                                            By: 620 EIGHTH GP NYT (NY) LLC, a
                                            Delaware limited liability company,
                                            its general partner


                                            By: CPA:17 LIMITED PARTNERSHIP, a
                                            Delaware limited partnership,
                                            its sole member


                                            By: CORPORATE PROPERTY
                                            ASSOCIATES 17 - GLOBAL INCORPORATED,
                                            a Maryland corporation, its general
                                            partner


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

STATE OF NEW YORK    )
                     )ss.:
COUNTY OF NEW YORK   )

On the ____ day of ____________ in the year 2009, before me, the undersigned, a Notary Public in and for said state, personally appeared ___________________ personally known to me or proved to me on the basis or satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                                        ----------------------------------------
                                                      Notary Public

STATE OF NEW YORK    )
                     )ss.:
COUNTY OF NEW YORK   )

On the ____ day of ____________ in the year 2009, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________ personally known to me or proved to me on the basis or satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                                        ----------------------------------------
                                                      Notary Public

                                    EXHIBIT A

                                LEGAL DESCRIPTION

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly line of West 40th Street with the easterly line of 8th Avenue;

RUNNING THENCE northerly along said easterly line of 8th Avenue, 197 feet 6 inches to the corner formed by the intersection of the easterly side of 8th Avenue with the southerly line of West 41st Street;

THENCE easterly along said southerly line of West 41st Street, 400 feet;

THENCE southerly and parallel to said easterly line of 8th Avenue, 197 feet 6 inches to the northerly line of West 40th Street;

THENCE westerly along said northerly line of West 40th Street, 400 feet to the point or place of BEGINNING.

                                    EXHIBIT B

                                LEGAL DESCRIPTION

The Condominium Units (in the BUILDING located at and known as THE NEW YORK TIMES BUILDING CONDOMINIUM and by Street Number 620-628 8TH AVENUE, NEW YORK, NEW YORK), designated and described as Units (SEE SCHEDULE ANNEXED) (hereinafter called the "UNITS") in the Declaration Establishing a Plan of Leasehold Condominium Ownership of Premises made by The New York Times Building LLC, as Declarant, under the Condominium Act of The State of New York (Article 9-B of the Real Property Law of the State of New York), dated as of August 4, 2006 and recorded August 15, 2006 in the Office of the Register The City of New York (the "REGISTER"), as CRFN 2006000460293, as amended by First Amendment to Declaration dated January 29, 2007 and recorded as CRFN 2007000075106, and Second Amendment to Declaration dated October 11, 2007 and recorded as CRFN 2008000008734, and Third Amendment to Declaration dated March 6, 2009 and recorded as CRFN 2009000072453, and Fourth Amendment to Declaration dated March 6, 2009 to be recorded with the Register (which Declaration, and any further amendments thereto, are hereinafter collectively called the "DECLARATION"), establishing a plan for leasehold condominium ownership of said Building and the land upon which the same is erected (hereinafter sometimes collectively called the "PROPERTY") and also designated and described as Tax Lots No. (SEE SCHEDULE ANNEXED), Block 1012 Section 4, Borough of MANHATTAN on the Tax Map of the Real Property Assessment Department of the City of New York and on the floor plans of said Building certified by Daniel Kaplan, approved by the Real Property Assessment Bureau on August 13, 2006 and filed as Condominium Plan No. 1595 on August 15, 2006 in the aforesaid Register's Office.

The land upon which the Building containing the Units is erected as follows:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly line of West 40th Street with the easterly line of 8th Avenue,

RUNNING THENCE northerly along said easterly line of 8th Avenue, 197 feet 6 inches to the corner formed by the intersection of the easterly side of 8th Avenue with the southerly line of West 41st Street;

THENCE easterly along said southerly line of West 41st Street, 400 feet;

THENCE southerly and parallel to said easterly line of 8th Avenue, 197 feet 6 inches to the northerly line of West 40th Street;

THENCE westerly along said northerly line of West 40th Street, 400 feet to the point or place of BEGINNING,

TOGETHER with an undivided percentage interest (SEE SCHEDULE ANNEXED) in the Common Elements and the NYTC Limited Common Elements (as such terms are defined in the Declaration) of the New York Times Building Condominium, recorded as CRFN 2006000460293 as amended.

                                SCHEDULE OF UNITS

                             PERCENTAGE INTEREST
UNIT DESIGNATION   TAX LOT    IN COMMON ELEMENTS
----------------   -------   -------------------
0-A                  1001          0.6726%
1-A                  1003          2.0809%
2-A                  1009          4.7683%
3-A                  1010          4.7719%
4-A                  1011          4.2717%
5-A                  1012          1.6453%
6-A                  1013          1.7431%
7-A                  1014          1.7431%
8-A                  1015          1.7431%
9-A                  1016          1.7431%
10-A                 1017          1.7431%
11-A                 1018          1.7431%
12-A                 1019          1.7431%
13-A                 1020          1.7431%
14-A                 1021          1.7546%
15-A                 1022          1.3954%
16-A                 1023          1.7591%
17-A                 1024          1.7312%
18-A                 1025          1.7819%
19-A                 1026          1.7819%
20-A                 1027          1.7819%
28-A                 1035          0.4470%

                 EXHIBIT H TO LEASE AGREEMENT FOR NEW YORK TIMES